REGISTRATION STATEMENT FILE NO. 333-265199

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 3
ON FORM S-3 TO FORM S-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
BRIGHTHOUSE LIFE INSURANCE COMPANY OF NY
(Exact name of registrant as specified in its charter)
New York
(State or other jurisdiction of incorporation or organization)
6311
(Primary Standard Industrial Classification Code Number)
13-3690700
(I.R.S. Employer Identification Number)
285 Madison Avenue, New York, NY 10017
(980) 365-7100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Brighthouse Life Insurance Company of NY
c/o C T Corporation System
28 Liberty Street
New York, NY 10005
(800) 448-5350
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Dodie Kent
Eversheds Sutherland (US) LLP
1114 Avenue of the Americas, 40th Floor
New York, NY 10036
As soon as practicable following the effectiveness of the registration statement
(Approximate date of commencement of proposed sale to the public)
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to
Rule 415 under the Securities Act of 1933, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer filer ☐	Accelerated filer filer ☐
Non-accelerated filer ☒	Smaller reporting company filer ☐
Emerging growth company filer ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

Explanatory Note
Brighthouse Life Insurance Company of NY (“BLNY”) is changing the registration form for the Contracts from Form S-3 to Form S-1 to facilitate BLNY’s intended reliance on Rule 12h-7 under the Securities Exchange Act of 1934 (the “1934 Act”). Rule 12h-7 exempts insurance companies from the 1934 Act’s periodic and current reporting requirements with respect to non-variable insurance products that are registered under the Securities Act of 1933, provided that certain conditions are satisfied. While registration on Form S-1 is not an express condition of Rule 12h-7, the eligibility requirements of Form S-3 require a registrant to file 1934 reports, making reliance on Rule 12h-7 and registration on Form S-3 generally incompatible.
BLNY decided to register the Contracts on Form S-3 in order to realize the benefits associated with that registration form (e.g., shorter-form prospectus and forward incorporated by reference). In light of certain business decisions, BLNY has decided that suspending 1934 Act reporting (by relying on Rule 12h-7) outweighs the benefits associated with Form S-3. Accordingly, BLNY is taking the necessary step of registering the Contracts on Form S-1.

BRIGHTHOUSE SHIELD® LEVEL SELECT 6-YEAR ANNUITY
Brighthouse Shield® Level Select 6-Year Annuity is an individual single premium deferred index-linked separate account annuity contract (the “Contract”) issued by Brighthouse Life Insurance Company of NY (“BLNY,” “we”, “our” or “us”).
This Contract is available for use in connection with Non-Qualified Plans, Traditional IRAs and Roth IRAs. This version of the Contract is only available in New York state.
BLNY is located at 285 Madison Avenue, New York, NY 10017. The telephone number is 1-888-243-1932. Brighthouse Securities, LLC, 11225 North Community House Road, Charlotte, NC 28277, is the principal underwriter and distributor of the Contracts.
The Risk Factors for this Contract appear on Page 13.
Please read the prospectus carefully before investing and keep it for future reference. This prospectus includes important information including a description of all material features, rights and obligations of the Contract. BLNY’s obligations under the Contract are subject to our financial strength and claims-paying ability. The Contract offers various Shield Options which provide certain protections in that the Company will absorb specified levels of negative indexed returns. Index-linked annuity contracts are complex insurance and investment vehicles. Before you invest, be sure to ask your financial representative about the Contract’s features, benefits, risks and fees, and whether the Contract is appropriate for you based upon your financial situation and objectives.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or the adequacy of this prospectus. Any representation to the contrary is a criminal offense. Mutual funds, annuities and insurance products are not deposits of any bank, and are not insured or guaranteed by the Federal Deposit Insurance Corporation (the “FDIC”) or any other government agency. You may lose money invested in the Contract.
The Contracts may be distributed through broker-dealers that have relationships with banks or other financial institutions or by employees of such banks. However, the Contracts are not deposits or obligations of, or guaranteed by such institutions or any Federal regulatory agency. Investment in the Contracts involves investment risks, including possible loss of principal.
The principal underwriter of the Contract is Brighthouse Securities, LLC. The offering of the Contract is intended to be continuous.
Prospectus dated November 10, 2022

AVAILABLE INFORMATION AND INCORPORATION BY REFERENCE
Incorporation by Reference
Under the Securities Act of 1933, BLNY has filed with the SEC a registration statement (the “Registration Statement”) relating to the Contracts offered by this prospectus. This prospectus has been filed as a part of the Registration Statement and does not contain all of the information set forth in the Registration Statement and the exhibits and reference is hereby made to such Registration Statement and exhibits for further information relating to BLNY and the Contracts.
This prospectus incorporates by reference the following documents:
  (i) BLNY’s Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the SEC on March 3, 2022 via EDGAR File No. 000-55705;
  (ii) BLNY’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, as filed with the SEC on May 12, 2022 via EDGAR File No. 000-55705; and
  (iii) BLNY’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, as filed with the SEC on August 9, 2022 via EDGAR File No. 000-55705.
The Annual Report contains additional information about BLNY, including audited financial statements for BLNY’s latest fiscal year. If requested, BLNY will furnish to each person to whom a copy of this prospectus has been delivered, without charge, a copy of any document referred to above which has been incorporated by reference into this prospectus but has not been delivered with this prospectus, including any exhibits that are specifically incorporated by reference in them. You may direct your requests for copies to BLNY at, 285 Madison Avenue, New York, NY 10017. The telephone number is 1-888-243-1932. You may also access the incorporated reports and other documents at www.brighthousefinancial.com.
The SEC maintains an internet site that contains reports, proxy statements, and other information regarding issuers that file electronically with the SEC (http://www.sec.gov).
STATUS PURSUANT TO SECURITIES EXCHANGE ACT OF 1934
As of the date of this prospectus, BLNY relies on the exemptions provided by Rule 12h-7 under the Securities Act of 1934 from the requirement to file reports pursuant to Section 15(d) of that Act.

Special Terms
In this prospectus, the following capitalized terms have the indicated meanings:
Account Value. The total of the Fixed Account Value and the value of the Shield Option(s) under the Contract during the Accumulation Period.
Accrued Cap Rate. The portion of the Cap Rate that has accrued from the Term Start Date to any day within the Term. This is the maximum Index Performance that may be applied in calculating the Interim Value on any day prior to the Term End Date if Index Performance is greater than zero. The Accrued Cap Rate is equal to the Cap Rate multiplied by the number of days elapsed since the Term Start Date, divided by the total number of days in the Term.
Accrued Shield Rate. The portion of the Shield Rate that has accrued from the Term Start Date to any day within the Term. This is the amount that will be applied in calculating the Interim Value on any day prior to the Term End Date if Index Performance is less than zero. The Accrued Shield Rate is equal to the Shield Rate multiplied by the number of days elapsed since the Term Start Date, divided by the total number of days in the Term.
Accrued Step Rate. The portion of the Step Rate that has accrued from the Term Start Date to any day within the Term. This is the rate that will be applied in calculating the Interim Value on any day prior to the Term End Date if Index Performance is equal to or greater than zero. The Accrued Step Rate is equal to the Step Rate multiplied by the number of days elapsed since the Term Start Date, divided by the total number of days in the Term.
Accumulation Period. The period prior to the Annuity Date.
Annuitant. The natural person(s) listed on the Contract Schedule on whose life Income Payments are based. Any reference to Annuitant will also include any Joint Annuitant under an Annuity Option.
Annuity Date. A date on which you choose to begin receiving Income Payments. If we agree, you may change the Annuity Date, subject to certain requirements. If you do not choose an Annuity Date, the Annuity Date will be the Annuity Date indicated on the Contract Schedule.
Annuity Service Office. The office indicated on the Contract Schedule to which notices and requests must be sent, or as otherwise changed by Notice from us.
BLNY (“we,” “us,” “our”).    Brighthouse Life Insurance Company of NY.
Beneficiary. The person(s) or entity(ies) you name to receive a death benefit payable under the Contract upon the death of the Owner or a Joint Owner, or in certain circumstances, an Annuitant.
Brighthouse Securities. Brighthouse Securities, LLC.
Business Day. Our “business day” is generally any day the NYSE is open for regular trading. For purposes of administrative requests and transactions, a Business Day ends at 4:00 PM Eastern Standard Time. If the SEC determines the existence of emergency conditions on any day, and consequently, the NYSE does not open, then that day is not a Business Day.
Cap Rate.    The maximum rate that may be credited at the Term End Date based on Index Performance. The Cap Rate may vary between Shield Options and it is not an annual rate.
Code. The Internal Revenue Code of 1986, as amended, and all related laws and regulations, which are in effect during the term of the Contract.
Contract. The legal agreement between you and BLNY. It contains relevant provisions of your deferred annuity.
Contract Anniversary. An anniversary of the Issue Date of the Contract.
Contract Schedule. The schedule attached to your Contract.
Contract Year. A one-year period starting on the Issue Date and on each Contract Anniversary thereafter.
Death Benefit Amount.    For Owners age 76 or older at the Issue Date of the Contract, the standard death benefit is the Account Value. For Owners age 75 or younger at the Issue Date of the Contract, the standard death benefit (known as the Return of Premium death benefit) is the greater of the Account Value or your Purchase Payment (reduced proportionally by the percentage reduction in Account Value of the Shield Option(s) and the Fixed Account for each partial withdrawal (including any applicable Withdrawal Charge)). The Death Benefit Amount is determined as of the end of the Business Day on which we have received Notice of due proof of death and an acceptable election for the payment method.
ERISA.    Employee Retirement Income Security Act of 1974, as amended.
Exchange Act. Securities Exchange Act of 1934, as amended.

FDIC. Federal Deposit Insurance Corporation.
FINRA. Financial Industry Regulatory Authority.
Fixed Account. An account, if available, that consists of all of the assets under the Contract other than those in the Separate Account. You may allocate your Purchase Payment or transfer your Investment Amount to the Fixed Account. The Fixed Account is part of the General Account assets of BLNY.
Fixed Account Value.    The initial Fixed Account Value is the amount of your Purchase Payment initially allocated to the Fixed Account. Thereafter, the Fixed Account Value equals: (a) the initial Fixed Account Value or the Fixed Account Value on the most recent Contract Anniversary, including any transfers, whichever is applicable; plus (b) any interest credited by us; less (c) the amount of any withdrawals including any Withdrawal Charges; and less (d) any Premium or Other Taxes, if applicable.
Free Look.    If you change your mind about owning the Contract, you can cancel it within 10 days after receiving it. This is known as a “Free Look.”  We ask that you submit your request to cancel in writing, signed by you, to us (e.g., the Annuity Service Office) or to the financial representative who sold it. When you cancel the Contract within this Free Look period, we will not assess a Withdrawal Charge. You will receive (i) whatever your Contract is worth on the day that we receive your cancellation request, plus (ii) the sum of all fees, taxes and charges deducted from the Purchase Payment during the Free Look period. The amount you receive may be more or less than your Purchase Payment depending upon the Shield Options you allocated your Purchase Payment to during the Free Look period. This means that you bear the risk of any decline in the Account Value of your Contract during the Free Look period.
Free Withdrawal Amount.    The Free Withdrawal Amount in the first Contract Year is zero. Thereafter, the Free Withdrawal Amount each Contract Year is equal to 10% of your Account Value as of the prior Contract Anniversary, less the total amount withdrawn from the Account Value in the current Contract Year. The Free Withdrawal Amount is non-cumulative and is not carried over to other Contract Years.
General Account. Comprised of BLNY’s assets, other than assets in any separate accounts it may maintain.
Good Order. A request or transaction generally is considered in “Good Order” if it complies with our administrative procedures and the required information is complete and accurate. A request or transaction may be rejected or delayed if not in Good Order. Good Order generally means the actual receipt by us of the instructions relating to the requested transaction in writing (or, when permitted, by telephone) along with all forms, information and supporting legal documentation necessary to effect the transaction. This information and documentation generally includes to the extent applicable to the transaction: your completed application; your contract number; the transaction amount (in dollars or percentage terms); the names and allocations to and/or from the Shield Options, or the Fixed Account if applicable, affected by the requested transaction; the signatures of all Contract Owners (exactly as indicated on the contract), if necessary; Social Security Number or Tax I.D.; and any other information or supporting documentation that we may require, including any spousal or Joint Owner’s consents. With respect to purchase payments, Good Order also generally includes receipt by us of sufficient funds to effect the purchase. We may, in our sole discretion, determine whether any particular transaction request is in Good Order, and we reserve the right to change or waive any Good Order requirement at any time. If you have any questions, you should contact us or your financial representative before submitting the form or request.
Income Payments. A series of payments made by us during the Income Period, which we guarantee as to dollar amount.
Income Period. A period starting on the Annuity Date during which Income Payments are payable.
Index (Indices).    We currently offer Shield Options with indices based on the performance of securities. In the future we may offer Shield Options based on other types of Indices. We may also add other indices for new Contracts at our discretion.
Index Performance. The percentage change in the Index Value measured from the Term Start Date to any day, including the Term End Date, within the Term. Index Performance can be positive, zero or negative.
Index Value. The Index Value of an Index, on a Business Day, is the published closing value of the Index on that Business Day. The Index Value on any day that is not a Business Day is the value as of the prior Business Day.
Interest Rate Term.  The length of time over which the current Fixed Account interest rate is guaranteed. No Interest Rate Term will extend beyond the Annuity Date. The minimum Interest Rate Term depends on the date your Contract is issued but will not be less than one (1) year.
Interest Rate Term End Date. The Contract Anniversary on which an Interest Rate Term ends.
Interest Rate Term Start Date. The Contract Anniversary on which an Interest Rate Term is established. If chosen at issue, the initial Interest Rate Term Start Date begins on the Issue Date or otherwise it will begin on the first Contract Anniversary in which you allocate to the Fixed Account.

Interim Value. For each Shield Option, the value we assign on any Business Day prior to the Term End Date. During the Transfer Period, the Interim Value of each Shield Option will equal the Investment Amount in that Shield Option. After the Transfer Period, the Interim Value of that Shield Option is equal to the Investment Amount in the Shield Option, adjusted for the Index Performance of the associated Index and subject to the applicable Accrued Shield Rate, Accrued Cap Rate or Accrued Step Rate. The Interim Value is the amount that is available for annuitization, death benefits, withdrawals and Surrenders.
Investment Amount. The Investment Amount, for each Shield Option, is the amount that is allocated to the Shield Option and subsequently reflects all withdrawals and adjustments at the Term End Date. The Investment Amount will be reduced for any withdrawal by the same percentage that the withdrawal reduces the Interim Value attributable to that Shield Option.
Issue Date.    The date the Contract is issued.
Joint Annuitant. If there is more than one Annuitant, each Annuitant will be a Joint Annuitant of the Contract.
Joint Owner. If there is more than one Owner, each Owner will be a Joint Owner of the Contract. Joint Owners are limited to natural persons.
Maturity Date. The Maturity Date is specified in your Contract and is the first day of the calendar month following the Annuitant’s 90th birthday or 10 years from the date we issue your Contract, whichever is later. The Contract will be annuitized at the Maturity Date.
Minimum Account Value.     $2,000. If your Account Value falls below the Minimum Account Value as a result of a withdrawal we will treat the withdrawal request as a request for a full withdrawal.
Minimum Guaranteed Cap Rate.    The actual Minimum Guaranteed Cap Rate for your Contract is the amount shown on your Contract Schedule but will not be less than 2% for Shield Options with a 1-Year Term, 6% for Shield Options with a 3-Year Term and 8% for Shield Options with a 6-Year Term.
Minimum Guaranteed Interest Rate. The current Minimum Guaranteed Interest Rate will not be less than 1%. This interest rate is guaranteed to be a rate not less than the minimum interest rate allowed by state law—see Appendix D. The actual Minimum Guaranteed Interest Rate for your Contract is the amount shown on your Contract Schedule and applies only to amounts in the Fixed Account.
Minimum Guaranteed Step Rate. The actual Minimum Guaranteed Step Rate for your Contract is the amount shown on your Contract Schedule but will not be less than 1.5%.
Notice. Any form of communication providing information we need, either in a signed writing or another manner that we approve in advance. All Notices to us must be sent to our Annuity Service Office and received in Good Order. To be effective for a Business Day, a Notice must be received in Good Order prior to the end of that Business Day.
NYSE. New York Stock Exchange.
Owner (“you”, “yours”). The person(s) entitled to the ownership rights under the Contract. Subject to our administrative procedures, we may also permit ownership by a corporation (a type of non-natural person) or certain other legal entities. If Joint Owners are named, all references to Owner shall mean Joint Owners.
Performance Rate. The rate credited at the Term End Date. The Performance Rate is based on the Index Performance, adjusted for the applicable Shield Rate, Cap Rate or Step Rate. The Performance Rate can be positive, zero or negative. At the end of the Term, any increase or reduction in the Investment Amount in a particular Shield Option is determined by multiplying the Performance Rate by the Investment Amount of the Shield Option on the last day of the Term.
Performance Rate Adjustment. The adjustment made to the Investment Amount for each Shield Option on any day during the Term, up to, and including, the Term End Date. Prior to the Term End Date, this adjustment is based on the Index Performance of the associated Index for a particular Term, subject to any applicable Accrued Shield Rate, Accrued Cap Rate or Accrued Step Rate. On the Term End Date, this adjustment is based on the Performance Rate. This adjustment can be positive, zero or negative. When the Performance Rate Adjustment is positive we may also refer to this adjustment as “earnings.” When the Performance Rate Adjustment is negative we may also refer to this adjustment as “losses.”
Premium Tax.    The amount of tax, if any, charged by the state or municipality. New York state does not currently assess Premium Taxes on Purchase Payments.
Purchase Payment. The amount paid to us under the Contract as consideration for the benefits it provides.
Rate Crediting Type. Either the Cap Rate or the Step Rate.
RMD. Required Minimum Distribution.

SEC. Securities and Exchange Commission.
Separate Account.    The separate account is Brighthouse Separate Account SA II.
Shield 10. The Contract provides downside protection through the Shield 10, which is a Shield Rate where negative Index Performance of up to 10% of your Investment Amount is absorbed by us at the Term End Date, which would leave you to absorb any remaining negative Index Performance of up to 90% of your Investment Amount.
Shield 15.    The Contract provides downside protection through the Shield 15, which is a Shield Rate where negative Index Performance of up to 15% of your Investment Amount is absorbed by us at the Term End Date, which would leave you to absorb any remaining negative Index Performance of up to 85% of your Investment Amount.
Shield 25.    The Contract provides downside protection through the Shield 25, which is a Shield Rate where negative Index Performance of up to 25% of your Investment Amount is absorbed by us at the Term End Date, which would leave you to absorb any remaining negative Index Performance of up to 75% of your Investment Amount.
Shield Rate.    The amount of any negative Index Performance that is absorbed by us at the Term End Date. Any negative Index Performance beyond the Shield Rate will reduce the Investment Amount associated with the Shield Option. The Shield Rate may vary between Shield Options and it is not an annual rate. We currently offer the following Shield Rates: Shield 10, Shield 15 and Shield 25.
Shield Option.    You may allocate your Purchase Payment or transfer your Investment Amount to one or more of the available Shield Options. Each Shield Option offered through this Contract has an associated Term, Index, Shield Rate and either a Cap Rate or Step Rate.
Step Rate.    The rate credited at the Term End Date if the Index Performance is equal to or greater than zero. The Step Rate may vary between Shield Options and it is not an annual rate.
Surrender. A full withdrawal of your Account Value.
Term.    The Term is the number of years that the Shield Option is in effect. We currently offer Terms of 1 year, 3 years or 6 years. The Initial Term(s) begin on the Issue Date.
Term End Date. The Contract Anniversary on which a Shield Option ends.
Term Start Date.    The Contract Anniversary on which a Shield Option is established. The initial Term Start Date(s) begins on the Issue Date, and thereafter, will be the Contract Anniversary coinciding with the duration of the current Term you have selected.
Transfer Period. The five (5) calendar days following the Contract Anniversary coinciding with the Term End Date for each applicable Shield Option and/or the Interest Rate Term End Date for the Fixed Account, during the Accumulation Period.
Withdrawal Charge.    A charge applied to the percentage of the amount withdrawn from your Account Value in a Contract Year in excess of the Free Withdrawal Amount.

Summary
The Brighthouse Shield® Level Select 6-Year Annuity is an individual single premium deferred index-linked separate account annuity contract (the “Contract”) issued by BLNY, that provides for the potential accumulation of retirement savings. The Contract is intended for retirement or other long term investment purposes.
This version of the Contract is only available in New York state.
The Contract offers various Shield Options, which permit Owners to potentially receive interest equal to the percentage returns of certain indices, up to a Cap Rate or Step Rate, with guarantees against a specified level of negative returns—guarantees we call “Shield Rates.” We currently offer Shield Options based on indices. Additionally, each Shield Option has a Term of 1, 3 or 6 years in length, a Shield Rate (Shield 10, Shield 15 or Shield 25) and Rate Crediting Type (Cap Rate or Step Rate). For each Shield Option, you select the Term, the Shield Rate and which Index you want the performance of your Contract to be based on. If you select a Shield 10 with a 1-Year Term, you may also select whether you want your Contract performance based on the Cap Rate or Step Rate. A Fixed Account that guarantees a fixed rate of interest may also be available. Unless you allocate your Purchase Payment to the Fixed Account, you may lose money by investing in the Contract.
The Cap Rate and Step Rate (each, a “Rate Crediting Type”) are the two ways we offer that you can potentially receive interest based on the upside performance of an Index. The Cap Rate is the maximum rate that may be credited at the Term End Date based on Index Performance and the Step Rate is the rate credited at the Term End Date if the Index Performance is equal to or greater than zero. The protections specified by the Shield Rate and the level of positive investment experience that can be credited to Account Value allowed by the Cap Rate or specified by the Step Rate are only fully available for amounts held until the end of the Term.
New Cap Rates and Step Rates are declared for each subsequent Term. There are two ways you may find out what the renewal Cap Rates and Step Rates will be for a subsequent Term. Thirty (30) days before the current Term expires we will mail you a Notice indicating your maturing Shield Options and how you can obtain the new Cap Rates and Step Rates. You may also access the Company’s website at https://www.brighthousefinancial.com/products/annuities/shield-annuities/shield-rates/ where at least two months of renewal Cap Rates and Step Rates are posted – i.e., for the current month and the following month. See “RATE CREDITING TYPES.”
You may withdraw a portion or all of your Account Value at any time until you commence receiving Income Payments, subject to an adjustment to the Investment Amounts. Depending on the performance of the Indices you choose, this adjustment may be substantial. Withdrawal Charges may also apply. The protections offered by the Shield Rate as to amounts withdrawn when there has been adverse investment experience to date is reduced based on the length of time remaining in the Term when the withdrawal is made. In addition, the Step Rate and the upper limit specified by the Cap Rate are reduced as to amounts withdrawn before the end of the Term based on the length of time remaining in the Term when the withdrawal is made.
When you purchase the Contract, if you are age 76 or older at the Issue Date of the Contract, the standard death benefit is the Account Value. For Owners age 75 or younger at the Issue Date of the Contract, the standard death benefit (known as the Return of Premium death benefit) will be the greater of your (i) Account Value or (ii) Purchase Payment, reduced proportionally by the percentage reduction in Account Value of the Shield Option(s) and the Fixed Account for each partial withdrawal (including any applicable Withdrawal Charge).
Like all annuity contracts the Contract offers a range of annuity options, which provide Income Payments for your lifetime.
We have the right to substitute a comparable index prior to the Term End Date if any Index is discontinued or, at our sole discretion, we determine that our use of such Index should be discontinued, or if the calculation of an Index is substantially changed. See “An Index may be Substituted.”
See “SPECIAL TERMS” in this prospectus for more detailed explanations of the terms associated with the Shield Options.
The following chart describes the key features of the Contract. Please read this prospectus for more detailed information about the Contract.
Key Features of the Contract
Contract	Individual single premium deferred index-linked separate account annuity contract.

Purchase Payment	The minimum Purchase Payment: $25,000. Prior approval required for a Purchase Payment of less than $25,000 or $1,000,000 or more.
Owner and Annuitant Issue Ages	0-85
Contract Periods	The Contract has two periods: •The Accumulation Period, the period prior to the Annuity Date; and •The Income Period, which begins on the Annuity Date and during which Income Payments are provided.
Account Value	The total of the Fixed Account Value and the value of the Shield Option(s) under the Contract during the Accumulation Period.
Shield Option	Each Shield Option has an associated Term, Index, Shield Rate and Rate Crediting Type.
Term	The Term may be 1, 3, or 6 years in length.
Index	The current Indices are as follows: •S&P 500® Index (Price Return Index); •Russell 2000® Index (Price Return Index); and •MSCI EAFE Index (Price Return Index).
Shield Rate
We currently offer different levels of protection:
Shield 10 — A Shield Rate where negative Index Performance of up to 10% of your Investment Amount is absorbed by us at the Term End Date, which would leave you to absorb any remaining negative Index Performance of up to 90% of your Investment Amount.
Shield 15 — A Shield Rate where negative Index Performance of up to 15% of your Investment Amount is absorbed by us at the Term End Date, which would leave you to absorb any remaining negative Index Performance of up to 85% of your Investment Amount.
Shield 25 — A Shield Rate where negative Index Performance of up to 25% of your Investment Amount is absorbed by us at the Term End Date, which would leave you to absorb any remaining negative Index Performance of up to 75% of your Investment Amount.

Rate Crediting Type	A Shield Option can only have one associated Rate Crediting Type: either a Cap Rate or a Step Rate.
Interim Value
For each Shield Option, the value we assign on any Business Day prior to the
Term End Date. The Interim Value of a Shield Option is equal to the Investment
Amount in the Shield Option, adjusted for the Index Performance of the associated Index and subject to the applicable Accrued Shield Rate, Accrued
Cap Rate or Accrued Step Rate.

Transfers
During the Accumulation Period you may make transfers to the Fixed Account and/or to new Shield Option(s) during the Transfer Period. The effective date of such transfer is the first day of the Interest Rate Term and/or a Term(s) in which the transfer is made.

Fixed Account	See Appendix D.
Access to Your Money
You may withdraw some or all of your money at any time prior to the Annuity
Date. For any withdrawal, a Performance Rate Adjustment, as of the date of the withdrawal, will apply and may be substantial. In addition, a withdrawal taken in excess of the Free Withdrawal Amount may be subject to a Withdrawal
Charge.

Withdrawal Charge
A percentage charge applied to withdrawals in excess of the Free Withdrawal
Amount.The Free Withdrawal Amount is 0% in the first Contract Year, and 10%
of Account Value in each subsequent Contract Year to the extent that amount has not already been withdrawn that Contract Year.The Withdrawal Charge is calculated at the time of each withdrawal in accordance with the following:

Number of Complete Contract Years since Issue Date	Withdrawal Charge percentage
0	7%
1	7%
2	6%
3	5%
4	4%
5	3%
6 or more	0%
See “WITHDRAWAL PROVISIONS — When No Withdrawal Charge Applies” for a list of Withdrawal Charge waivers.

Systematic Withdrawal Program
You may elect the Systematic Withdrawal Program to provide automated processing of amounts withdrawn from your Contract, subject to program terms. We do not assess a charge for the program and you may terminate your participation in the program at any time. Withdrawals under the Systematic
Withdrawal Program are subject to the same Withdrawal Charge provisions and risks as any other withdrawals under the Contract. Moreover, since Withdrawal
Amounts from a Shield Option will reduce the Investment Amount for that
Shield Option by the percentage reduction in the Interim Value of that Shield
Option, a withdrawal when Index Performance is negative will cause a greater percentage reduction in the Investment Amount relative to the percentage reduction for the same Withdrawal Amount when Index Performance is positive.
Since withdrawals under the Systematic Withdrawal Program are automatic, you will have no control over the timing of those withdrawals. See
“WITHDRAWAL PROVISIONS – Systematic Withdrawal Program” for availability and other restrictions.

Death Benefit
For Owners age 76 or older at the Issue Date of the Contract, the standard death benefit is the Account Value. For Owners age 75 or younger at the Issue
Date of the Contract, the standard death benefit (known as the Return of
Premium death benefit) is the greater of the Account Value or your Purchase
Payment (reduced proportionally by the percentage reduction in Account Value of the Shield Option(s) and the Fixed Account for each partial withdrawal
(including any applicable Withdrawal Charge)). The Death Benefit Amount is determined as of the end of the Business Day on which we receive Notice of due proof of death and an acceptable election for the payment method.

Annuity Options
You can choose an Annuity Option. After Income Payments begin, you cannot change the Annuity Option. You can choose one of the following Annuity Options on a fixed payment basis or any other Annuity Option acceptable to us:
(i)Life Annuity;
(ii)Life Annuity with 10 Years of Income Payments Guaranteed;
(iii)Joint and Last Survivor Annuity; and
(iv)Joint and Last Survivor Annuity with 10 Years of Income Payments
Guaranteed.
The Annuity Options may be limited due to the requirements of the Code.

Charges and Expenses	You will bear the following charges and expenses: (i)Withdrawal Charges; and (ii)Premium and Other Taxes.

Your Right to Cancel
You may cancel the Contract within 10 days after receiving it by mailing or delivering the Contract to either us or the financial representative who sold it.
This is known as a “Free Look.” You will receive (i) whatever your Contract is worth, plus (ii) the sum of all fees, taxes and charges deducted from the
Purchase Payment during the Free Look period, as of the effective date of the
Free Look, on the Business Day we receive your Contract and we will not deduct a Withdrawal Charge. The amount you receive may be more or less than your Purchase Payment depending on the Shield Options you allocated your
Purchase Payment to during the Free Look period.

Risk Factors
The purchase of the Contract involves certain risks. You should carefully consider the following factors, in addition to the matters set forth elsewhere in the prospectus, prior to purchasing the Contract.
Risk of loss
There is a risk of substantial loss of your principal (unless you allocated your Purchase Payment to the Fixed Account) because you agree to absorb all losses that exceed the Shield Rate for the Shield Options you select under the Contract. This means that if a negative Index Performance for a Shield Option you select exceeds the corresponding Shield Rate at the Term End Date, you will bear the portion of the loss that exceeds the Shield Rate.
No ownership of the underlying securities
When you purchase the Contract and allocate your Purchase Payment to a Shield Option(s), you will not be investing in the Index for the Shield Options you select or in a mutual fund or exchange traded fund that also tracks the Index. Your Performance Rate Adjustment for a Shield Option is limited by a Cap Rate or Step Rate, which means your Investment Amount will be lower than if you had invested in a mutual fund or exchange traded fund designed to track the performance of the applicable Index and the performance is greater than your Cap Rate or Step Rate.
Withdrawal Charges
You may withdraw some or all of your money at any time prior to the Annuity Date; however, any applicable Withdrawal Charge is calculated as a percentage of the amount withdrawn. After the first Contract Year, the Contract provides for a limited free access to your money, called the Free Withdrawal Amount. If you withdraw an amount that is greater than the Free Withdrawal Amount for your Contract, you may be subject to a Withdrawal Charge which will reduce the amount that is payable to you. For example, assume you make a $100,000 Purchase Payment at Contract issue. If your Account Value is $80,000 in the beginning of the sixth (6th) Contract Year and you take a full withdrawal from your Contract, the Free Withdrawal Amount is $8,000 (10% of $80,000) and a Withdrawal Charge percentage of 3% is applied to the remaining amount. This is a 3% reduction of your Account Value, less the Free Withdrawal Amount ($72,000 = $80,000 – $8,000). The Withdrawal Charge would be $2,160 (3% of $72,000). This results in a cash value of $77,840 paid to you ($77,840 = $80,000 – $2,160). If you make a withdrawal before a Term End Date, a Performance Rate Adjustment, as of the date of the withdrawal, will apply. A Performance Rate Adjustment may result in a loss that is greater than the Accrued Shield Rate when Index Performance is negative on the date of the withdrawal. Performance Rate Adjustments, at the time of the withdrawal, may decrease the amount that is payable to you.
Effect of Withdrawals, Surrender, Annuitization or Death
The method we use in calculating your Interim Value may result in an amount that is less than the amount you would receive had you held the investment until the Term End Date. If you take a withdrawal when Index Performance is negative, your remaining Investment Amount may be significantly less than if you waited to take the withdrawal when Index Performance was positive.
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If you take a withdrawal, including RMDs, your Account Value will be reduced by the amount withdrawn proportionally from your Shield Options and Fixed Account unless you tell us from which options, in which you currently have any Account Value, where the withdrawal should be taken.
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If you die (unless your Contract was issued with the Return of Premium death benefit), make a withdrawal or Surrender your Contract prior to the Term End Date, we will pay the Interim Value, which may be less than if you held the Contract until all of your Shield Options reached their Term End Dates.

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If your Contract is annuitized prior to a Term End Date, we will use the Interim Value to calculate the Income Payments you will receive based on the applicable Annuity Option. In deciding on an Annuity Date, you should take into consideration the Term End Dates of your Shield Options relative to the Annuity Date you have chosen.
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The calculation of the Interim Value will be based on Index Performance and the applicable Accrued Shield Rate, Accrued Cap Rate or Accrued Step Rate as of the date of the calculation. The Shield Rates, Cap Rates and Step Rates accrue during the Term and only reach full accrual on the last day of a Term. If negative Index Performance is constant during the Term, the Interim Value will be lower the earlier a withdrawal is made during the Term because the Shield Rate is accruing during this period. Also, withdrawals prior to the Term End Date, when Index Performance is positive, are subject to an Accrued Cap Rate or Accrued Step Rate based on the period those amounts were invested in the Shield Option. This means the earlier you take a withdrawal the lesser extent to which any positive Index Performance is reflected in your Account Value due to the accruing of the Cap Rate or Step Rate.
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If your Account Value falls below the Minimum Account Value as a result of a withdrawal, we may terminate your Contract.
Limitations on Transfers
You may make transfers between the Fixed Account and the Shield Option(s) only during the Transfer Period. You cannot make transfers outside the Transfer Period, you cannot transfer out of a current Shield Option to another Shield Option or the Fixed Account until the Term End Date of the current Shield Option and you cannot transfer out of the Fixed Account to a Shield Option until the Interest Rate Term End Date (which will not be less than one (1) year). In both cases, the amount transferred can only be transferred to new Shield Options or the Fixed Account. This may limit your ability to react to market conditions.
In addition, you should understand that for renewals into the same Shield Option, a new Cap Rate or Step Rate, as applicable, will be declared and will go into effect on the Contract Anniversary that coincides with the beginning of the new Shield Option.
Moreover, at the Term End Date, the Investment Amount allocated to the Shield Option that has reached its Term End Date will be automatically renewed into the same Shield Option unless you instruct us to transfer such amount into a different Shield Option(s) or the Fixed Account. You have the Transfer Period to notify us that you want to transfer some or all of your Investment Amount to a new Shield Option(s) or the Fixed Account. Thus, failure to provide such instructions during the Transfer Period will result in an automatic renewal for a period of at least one (1) year.
Availability of Shield Options
Your selling firm may limit the Shield Options available through that firm when your Contract is issued or at Term End Date. Additionally, we may stop selling certain Shield Options. After the Contract is issued, there will always be at least one Shield Option available. Consequently, a particular Shield Option may not be available for you to transfer your Investment Amount or Fixed Account Value into after a Term End Date or the Interest Rate Term End Date. If the same Shield Option is no longer available at the Term End Date, the Investment Amount in the applicable Shield Option(s) will automatically transfer into the Fixed Account at the Term End Date, unless you instruct us otherwise. The amounts transferred to the Fixed Account must remain in the Fixed Account until the Interest Rate Term End Date (which, currently, will not be less than one (1) year). The Investment Amount held in the Fixed Account may earn a return that is less than the return you might have earned if those amounts were held in a Shield Option. If we exercise this right, your ability to increase your Account Value and, consequently, increase your death benefit will be limited. If the Fixed Account is not available, the Investment Amount will automatically transfer into the Shield Option with, in order of priority, the shortest Term, the highest Shield Rate and the lowest Cap Rate from the Shield Options available at the Term End Date, unless you instruct us otherwise. A 3-Year Term will be available for at least the first six (6) Contract Years, subject to the transfer requirements.
Risks Associated with the Referenced Indices
Because the S&P 500® Index (Price Return Index), the Russell 2000® Index (Price Return Index) and the MSCI EAFE Index (Price Return Index) are each comprised of a collection of equity securities, in each case the value of the component securities is subject to market risk, or the risk that market fluctuations may cause the value of the component securities to go up or down, sometimes rapidly and unpredictably. In addition, the value of equity securities may increase or decline for reasons directly related to the issuers of the securities. (See “INDICES” and “SHIELD RATES.”)

An Index may be Substituted
We have the right to substitute a comparable index prior to the Term End Date if any Index is discontinued or, at our sole discretion, we determine that our use of such Index should be discontinued, or if the calculation of an Index is substantially changed. We would attempt to choose a substitute index that has a similar investment objective and risk profile to the replaced index. Upon substitution of an Index, we will calculate your Index Performance on the replaced Index up until the date of substitution and the substitute Index from the date of substitution to the Term End Date. An Index substitution will not change the Shield Rate, Cap Rate or Step Rate for an existing Shield Option. The performance of the new Index may not be as good as the one that it substituted and as a result your Index Performance may have been better if there had been no substitution.
Issuing Company
No company other than BLNY has any legal responsibility to pay amounts that BLNY owes under the Contract. An Owner should look to the financial strength of BLNY for its claims-paying ability.
Cybersecurity and Certain Business Continuity Risks
Our business is largely conducted through complex digital communications and data storage networks and systems operated by us and our service providers or other business partners (e.g., the firms involved in the distribution and sale of our products). For example, many routine operations, such as processing your requests and elections and day-to-day record keeping, are all executed through computer networks and systems. We have established administrative and technical controls and business continuity and resilience plans to protect our operations against attempts by unauthorized third parties to improperly access, modify, disrupt the operation of, or prevent access to critical networks or systems or data within them (a “cyber-attack”). Despite these protocols, a cyber-attack could have a material, negative impact on BLNY, as well as individual Owners and their Contracts. Our operations also could be negatively affected by a cyber-attack at a third party, such as a service provider, business partner, another participant in the financial markets or a governmental or regulatory authority. Cyber-attacks can occur through unauthorized access to computer systems, networks or devices; infection from computer viruses or other malicious software code; phishing attacks; account takeover attempts; or attacks that shut down, disable, slow or otherwise disrupt operations, business processes or website access or functionality. There may be an increased risk of cyber-attacks during periods of geo-political or military conflict. Disruptions or failures may also result from unintentional causes, such as market events that trigger a surge of activity that overloads current information technology and communication systems. Other disruptive events, including (but not limited to) natural disasters, military actions, and public health crises, may adversely affect our ability to conduct business, in particular if our employees or the employees of our service providers are unable or unwilling to perform their responsibilities as a result of any such event. Cyber-attacks, disruptions or failures to our business operations can interfere with our processing of Contract transactions, including the processing of transfer orders from our website; impact our ability to calculate values; cause the release and/or possible loss, misappropriation or corruption of confidential Owner or business information; or impede order processing or cause other operational issues. There can be no assurance that we or our service providers will avoid losses affecting your Contract due to cyber-attacks, disruptions or failures in the future. Although we continually make efforts to identify and reduce our exposure to cybersecurity risk, there is no guarantee that we will be able to successfully manage and mitigate this risk at all times. Furthermore, we cannot control the cybersecurity plans and systems implemented by third parties, including service providers.
COVID-19 and Market Conditions Risks
The COVID-19 pandemic has at times resulted in or contributed to significant financial market volatility, travel restrictions and disruptions, quarantines, an uncertain interest rate environment, elevated inflation, global business, supply chain, and employment disruptions affecting companies across various industries, and government and central bank interventions, wide-ranging changes in consumer behavior, as well as general concern and uncertainty that has negatively affected the economic environment. At this time, it continues to not be possible to estimate (i) the severity or duration of the pandemic, including the severity, duration and frequency of any additional “waves” or emerging variants of COVID-19, or (ii) the efficacy or utilization of any therapeutic treatments and vaccines for COVID-19 or variants thereof. It likewise remains not possible to predict or estimate the longer-term effects of the pandemic, or any actions taken to contain or address the pandemic, on our business and financial condition, the financial markets, and the economy at large. BLNY has implemented risk management and contingency plans and continues to closely monitor this evolving situation, including the impact on services provided by third-party vendors. However, there can be no assurance that any future impact from the COVID-19 pandemic will not be material to BLNY and/or with respect to the services BLNY or its customers receive from third-party vendors. Significant market volatility and negative investment returns in the financial markets resulting from the COVID-19 pandemic and market conditions could have a negative impact on the performance of the Indices. Depending on market conditions and your individual circumstances (e.g., your selected Shield Option and the timing of any Purchase Payments, transfers, or withdrawals), you may experience (perhaps significant) negative returns under the Contract. You should consult with your financial representative about how the COVID-19 pandemic and the recent market conditions may impact your future investment decisions related to the contract, such as purchasing the contract, transfers, or withdrawals, based on your individual circumstances.
THE ANNUITY CONTRACT
This prospectus describes the Brighthouse Shield® Level Select 6-Year Annuity issued by us and describes all the material features of the Contract. The Brighthouse Shield® Level Select 6-Year Annuity is a contract between you as the Owner, and us, the insurance company, where you agree to make a Purchase Payment to us and we agree to make a series of payments at a later date you select (the “Annuity Date”).
The Contract, like all deferred annuity contracts, has two periods: the Accumulation Period and the Income Period. During the Accumulation Period, Account Value accumulates on a tax-deferred basis and is taxed as income when you make a withdrawal. If you make a withdrawal during the Accumulation Period, we may assess a Withdrawal Charge of up to 7%. Withdrawals, depending on the amount and timing, may negatively impact the benefits and guarantees provided by your Contract. You should carefully consider whether a withdrawal under a particular circumstance will have any negative impact to your benefits or guarantees. The Income Period occurs when you or a designated payee begin receiving regular Income Payments from your Contract.
The maximum issue age for this Contract is 85.
When you purchase the Contract, you can choose one or more of the available Shield Options and the Fixed Account. A Purchase Payment applied to the Shield Options is allocated to the Separate Account. You do not share in the investment performance of assets allocated to the Separate Account. We are obligated to pay all money we owe under the Contract, including death benefits and Income Payments. Any such amount that exceeds the assets in the Separate Account is paid from our General Account, subject to our financial strength and claims-paying ability and our long-term ability to make such payments, and is not guaranteed by any other party. (See “THE SEPARATE ACCOUNT.”)
The Contract is intended for retirement savings or other long-term investment purposes. The Contract has features and benefits that may be appropriate for you based on your financial situation and objectives, but we are not a fiduciary and do not provide investment advice or make recommendations regarding insurance or investment products, or any securities transactions or investment strategies involving securities. You should ask your financial representative for guidance as to whether this contract may be appropriate for you. Please bear in mind that your financial representative, or any financial firm or financial professional with whom you consult for advice, acts on your behalf, not ours. We are not party to any agreement between you and your financial professional. See “DISTRIBUTION OF THE CONTRACTS” for information on firms that sell the Contract.
The Contract benefits from tax deferral. Tax deferral means that you are not taxed on Account Value or appreciation on the assets in your Contract until you take money out of your Contract. Non-qualified annuity Contracts (which are not retirement plans) owned by a non-natural person such as a corporation or certain other legal entities (other than a trust that holds the Contract as an agent for a natural person), do not receive tax deferral on earnings. In addition, for any tax qualified account (e.g., an IRA), the tax deferred accrual feature is provided by the tax qualified retirement plan. Therefore, there should be reasons other than tax deferral for acquiring the Contract by a corporation, certain legal entities or within a qualified plan. (See “FEDERAL TAX CONSIDERATIONS.”)
Currently, a Fixed Account is available. However, the Fixed Account may not always be available.  You should consult your financial representative for information regarding the Fixed Account, if available.  See Appendix D for certain information regarding the Fixed Account.  The Fixed Account offers an interest rate that is guaranteed by us. The minimum interest rate depends on the date your Contract is issued and will not be less than 1% annually. Your financial representative can tell you the current and minimum interest rates that apply. If you select the Fixed Account, your money will be placed with our other General Account assets, and the amount of money you are able to accumulate in your Contract during the Accumulation Period depends upon the total interest credited to your Contract. The Fixed Account is part of our General Account. Our General Account consists of all assets owned by us other than those in the Separate Account and our other separate accounts. We have sole discretion over the investment of assets in the General Account and the Separate Account. If you select an Annuity Option during the Income Period, payments are made from our General Account assets.
The amount of the Income Payments you receive during the Income Period from an Income Payment option will remain level for the entire Income Period, subject to the payout chosen. (See “INCOME PAYMENTS (THE INCOME PERIOD)” for more information.)

As Owner, you exercise all interests and rights under the Contract. You can change the Owner at any time, subject to our underwriting requirements. The Contract may be owned generally by Joint Owners (limited to natural persons). (See “OWNERSHIP PROVISIONS.”)
Any Internal Revenue Code reference to “spouse” includes those persons who are married spouses under state law, regardless of sex.
Replacement of Contracts
Exchanges.  Generally you can exchange one non-qualified annuity contract for another in a tax-free exchange under Section 1035 of the Code. Before making an exchange, you should compare both annuities carefully. If you exchange another annuity for the one described in this prospectus, you might have to pay a withdrawal charge on your old annuity, and there will be a new Withdrawal Charge period for the Contract. Other charges may be higher (or lower) and the benefits may be different. Also, because we will not issue the Contract until we have received the initial premium from your existing insurance company, the issuance of the Contract may be delayed. Generally, it is not advisable to purchase a Contract as a replacement for an existing annuity contract. Before you exchange another annuity for our Contract, ask your financial representative whether the exchange would be advantageous, given the Contract features, benefits and charges.
Exchange Programs. From time to time we may make available programs under which certain annuity contracts previously issued by us or one of our affiliates may be exchanged for the Contracts offered by this prospectus.  Currently, with respect to exchanges from certain of our annuity contracts to the Contract, an existing contract is eligible for exchange if a surrender of the existing contract would not trigger a withdrawal charge.  You should carefully consider whether an exchange is appropriate for you by comparing the benefits and other guarantees provided by the contract you currently own to the benefits and guarantees that would be provided by the new Contract offered by this prospectus. Then, you should compare the fees and charges of your current contract to the fees and charges of the new Contract, which may be higher than your current contract. The programs we offer will be made available on terms and conditions determined by us, and any such programs will comply with applicable law. We believe the exchanges will be tax free for Federal income tax purposes; however, you should consult your tax advisor before making any such exchange.
PURCHASE
The Contract may not be available for purchase through your broker dealer (“selling firm”) during certain periods. There are a number of reasons why the Contract periodically may not be available, including that the insurance company wants to limit the volume of sales of the Contract. You may wish to speak to your financial representative about how this may affect your purchase. For example, you may be required to submit your purchase application in Good Order prior to or on a stipulated date in order to purchase a Contract, and a delay in such process could result in your not being able to purchase a Contract. Your selling firm may offer the Contract with a lower maximum issue age for the Contract compared to what other selling firms may offer. Your selling firm may limit the Shield Options available through that firm when your Contract is issued or at the Term End Date. However, at the end of your initial Shield Option(s), you may transfer into any Shield Option(s) available under the Contract, subject to any transfer restrictions (see “TRANSFERS”). Please be aware that your financial representative may not be able to provide you information or answer questions you may have with regard to those Shield Options that your selling firm does not make available. Therefore, you may contact us directly at (888) 243-1932 or in writing at Brighthouse Life Insurance Company of NY, Annuity Service Office, P.O. Box 305075, Nashville, TN, 37230-5075.
We offer other individual single premium deferred indexed-linked separate account contracts.  However, not every contract we issue is available through every selling firm.  In addition, these other contracts may have different Shield Options, Shield Rates, Cap Rates and Step Rates.
Purchase Payment
A Purchase Payment is the total amount of money you give us to invest in the Contract. The Purchase Payment is due on the date the Contract is issued.
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The minimum Purchase Payment we will accept is $25,000.
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If you want to make a Purchase Payment of less than $25,000 or $1,000,000 or more, you will need our prior approval.
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We reserve the right to refuse a Purchase Payment made via a personal check in excess of $100,000. A Purchase Payment over $100,000 may be accepted in other forms, including, but not limited to, EFT/wire transfers, certified checks, corporate checks, and checks written on financial institutions.

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We will not accept a Purchase Payment made with cash, money orders, or travelers checks.
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Corporations and other legal entities we approve, may purchase the Contract; however, we will not accept a Purchase Payment made by a corporation or other legal entity (other than a trust that holds the Contract as agent for a natural person) to fund any type of qualified or non-qualified retirement plan.
We reserve the right to reject any application.
Allocation of the Purchase Payment
You may allocate your Purchase Payment to one or more of the available Shield Options or into the Fixed Account. On your Issue Date, your Purchase Payment is allocated to the Shield Option(s) and/or the Fixed Account, as you specified on the application, unless we receive Notice of any changes from you before we have issued your Contract. All allocations must be in whole percentages that total 100% or in whole dollars. Once your Purchase Payment is allocated to the Shield Options and/or the Fixed Account, they become part of your Account Value.
SHIELD OPTIONS
The Brighthouse Shield® Level Select 6-Year Annuity is not a variable annuity where your account value varies based on the investment performance of the underlying portfolios you choose, rather the Shield Options offer potential interest based upon index performance. This potential interest—the Performance Rate Adjustment—may be a positive or negative percentage or zero. You may allocate your Purchase Payment to one or more of the available Shield Options and the Fixed Account. Based upon the Index Performance of the Index associated with the Shield Option, a Performance Rate Adjustment will be applied to the Investment Amount in that Shield Option on any day during the Term that you make a withdrawal from the Shield Option, Surrender your Contract, annuitize your Contract, a Death Benefit is paid or the Term ends. Given that Index Performance may be positive, zero or negative, your Performance Rate Adjustment may be positive, zero or negative. It is possible for you to lose a portion of the Purchase Payment and any earnings invested in the Contract. The Performance Rate Adjustment is based on a certain amount of protection against decreases in an Index Value and a limitation on potential interest based on an Index Value. The extent of the downside protection varies by the Shield Rate you select. If you access amounts in the Shield Options before the Term End Date, we will instead calculate an Interim Value on each Business Day between the Term Start Date and the Term End Date. (See “Interim Value Calculation.”)
You have the opportunity to allocate your Investment Amount to any of the Shield Options described below, subject to the requirements, limitations and procedures disclosed in the prospectus. We are not obligated to offer any one particular Shield Option and your selling firm may limit the Shield Options available through that firm when your Contract is issued. After the Contract is issued, there will always be at least one Shield Option available. Each Shield Option has an associated (i) Term, (ii) Index, (iii) Shield Rate and (iv) Rate Crediting Type you select.

The following chart lists the Shield Options (each of which is issued with a Cap Rate unless otherwise noted) currently available:
SHIELD OPTIONS
TERM	INDEX
SHIELD 25 (up to 25% downside protection)
6 Year	S&P 500® Index Russell 2000® Index MSCI EAFE Index
SHIELD 15 (up to 15% downside protection)
3 Year	S&P 500® Index Russell 2000® Index MSCI EAFE Index
6 Year	S&P 500® Index Russell 2000® Index MSCI EAFE Index
SHIELD 10 (up to 10% downside protection)
1 Year	S&P 500® Index S&P 500® Index Step Rate Russell 2000® Index Russell 2000® Index Step Rate MSCI EAFE Index MSCI EAFE Index Step Rate
3 Year	S&P 500® Index Russell 2000® Index MSCI EAFE Index
6 Year	S&P 500® Index Russell 2000® Index MSCI EAFE Index
The Indices are described in more detail below, under the heading “Indices.” For each new Shield Option we declare a new Cap Rate or a new Step Rate, as applicable, for each Term. The initial Cap Rate or Step Rate, as applicable, for each Shield Option is declared on the Issue Date. Thereafter the Cap Rate or Step Rate, as applicable, for each subsequent Shield Option is declared for each subsequent Term. See “Cap Rate” and “Step Rate”.
Please note, Shield Options with higher Shield Rates tend to have lower Cap Rates and Step Rates, as applicable, than other Shield Options that use the same Index and Term but provide lower Shield Rates. For example, a S&P 500® Index with a 3-Year Term and a Shield 15 will tend to have a Cap Rate that is lower than a S&P 500® Index with a 3-Year Term and a Shield 10.
A Shield Option will always be available; however, we reserve the right to change the duration of any new Shield Options, stop offering any of the Shield Options or suspend offering any of the Shield Options. We may also add Shield Options in the future.
TERM
The Term is the number of years that a Shield Option is in effect. For specific Shield Options we currently offer Terms of 1 year, 3 years or 6 years. An initial Term(s) begins on the Issue Date. A Term ends and a subsequent Term begins on the Contract Anniversary coinciding with the duration of the then current Term for the Shield Option you have selected.
Term Start Date
Each Shield Option will have a Term Start Date, which is the Contract Anniversary on which a Shield Option is established. The initial Term Start Date(s) begins on the Issue Date, and thereafter, will be the Contract Anniversary coinciding with the duration of the Term for the Shield Option completed.

Term End Date
Each Shield Option will have a Term End Date, which is the Contract Anniversary on which a Shield Option ends. We will send you written Notice thirty (30) days in advance of the maturing Shield Options in which you are currently invested. At the Term End Date, the Investment Amount allocated to the Shield Option that has reached its Term End Date will automatically be renewed into the same Shield Option unless you instruct us to transfer such amount into a different Shield Option(s) or the Fixed Account. If the same Shield Option is no longer available at the Term End Date, the Investment Amount will automatically transfer into the Fixed Account at the Term End Date, unless you instruct us otherwise. The amounts transferred to the Fixed Account must remain in the Fixed Account until the Interest Rate Term End Date (which, currently, will not be less than one (1) year). If the Fixed Account is not available, the Investment Amount will automatically transfer into the Shield Option with, in order of priority, the shortest Term, the highest Shield Rate and the lowest Cap Rate from the Shield Options available at the Term End Date, unless you instruct us otherwise. You have the Transfer Period to notify us that you want to transfer some or all of your Investment Amount to a new Shield Option(s) or the Fixed Account. For renewals into the same Shield Option, a new Cap Rate or Step Rate, as applicable, will be declared and will go into effect on the Contract Anniversary that coincides with the beginning of the new Term in the Shield Option that just ended. The amount transferred to the new Shield Option is the Investment Amount as of the Contract Anniversary.
INDICES
The Performance Rate of a Shield Option is based on the performance of the associated Index. We currently offer Shield Options with indices based on the performance of securities. In the future we may offer Shield Options based on other types of indices. We may also add or remove indices for new Contracts at our discretion.
The following Indices are currently available:
S&P 500® Index (Price Return Index). The S&P 500® Index includes 500 large cap stocks from leading companies in leading industries of the U.S. economy, capturing approximately 80% coverage of U.S. equities by market capitalization. The S&P 500® Index does not include dividends declared by any of the companies in this Index.
Russell 2000® Index (Price Return Index). The Russell 2000® Index measures the performance of the small-cap segment of the U.S. equity universe. The Russell 2000 is a subset of the Russell 3000® Index representing approximately 10% of the total market capitalization of that index. It includes approximately 2000 of the smallest securities based on a combination of their market cap and current index membership. The Russell 2000® Index does not include dividends declared by any of the companies in this Index.
MSCI EAFE Index (Price Return Index). The MSCI EAFE Index (Europe, Australasia, Far East) is a free float-adjusted market capitalization index that is designed to measure the equity market performance of developed markets, excluding the US & Canada. As of the date of this prospectus the MSCI EAFE Index consists of the following 21 developed market country indices: Australia, Austria, Belgium, Denmark, Finland, France, Germany, Hong Kong, Ireland, Israel, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, and the United Kingdom. The MSCI EAFE Index does not include dividends declared by any of the companies in this Index. Index Value and Index Performance will be calculated without any exchange rate adjustment.
See Appendix A for important information regarding the publishers of the Indices.
Discontinuation or Substantial Change to an Index. If any Index is discontinued or, we determine that our use of such Index should be discontinued, or if the calculation of an Index is substantially changed, we may substitute a comparable index with a similar investment objective and risk profile. We will send you (i) written Notice thirty (30) days in advance of such substitution if we determine such Index should be discontinued and (ii) reasonable written Notice relative to the notice we receive under our license agreements with the publishers of the Indices if an Index is discontinued. Upon substitution of an Index, we will calculate your Index Performance on the existing Index up until the date of substitution and the substitute Index from the date of substitution to the Term End Date. The Index Performance as of the Term End Date will be equal to the return from having invested in the initial Index up to the substitution date and then investing in the substitute Index from the date of substitution to the Term End Date assuming no withdrawals or transfers based on the following formula: (initial Index at Index substitution date ÷ initial Index at Term Start Date) x (substituted Index at Term End Date ÷ substituted Index at substitution date) – 1. An Index substitution will not change the Term, Shield Rate, Cap Rate or Step Rate for an existing Shield Option.
See Appendix B for an Index substitution Investment Amount example.

Index Value
The Index Value of an Index, on a Business Day, is the published closing value of the Index on that Business Day. The Index Value on any day that is not a Business Day is the value as of the prior Business Day. We will use consistent sources to obtain Index Values. If these sources are no longer available for specific indices, we will select an alternative published source(s) for these Index Values.
Index Performance
The Performance Rate of a Shield Option is based on the performance of an Index. Index Performance is the percentage change in an Index Value measured from the Term Start Date to any day, including the Term End Date, within the Term. The Index Performance can be positive, zero or negative.
SHIELD RATES
The Shield Rate is accrued from the Term Start Date to the Term End Date, and the full Shield Rate only applies if you hold the Shield Option until the Term End Date. The Shield Rate for each Shield Option is the amount of any negative Index Performance that is absorbed by us at the Term End Date. Any negative Index Performance beyond the Shield Rate will reduce the Investment Amount. You should also keep in mind that if Index Performance is negative, the Performance Rate can never be greater than zero.
We currently offer the following Shield Rates—Shield 10, Shield 15 and Shield 25:
Shield Rate	Downside Protection
Shield 10	up to 10%
Shield 15	up to 15%
Shield 25	up to 25%
For example, a -15% Index Performance with a 10% Shield Rate will result in a -5% Performance Rate; or, a -10% Index Performance with a 25% Shield Rate will result in a 0% Performance Rate. The Shield Rate may vary between Shield Options and it is not an annual rate.
In deciding whether to choose a Shield Option with a higher Shield Rate, you should consider that Shield Options with higher Shield Rates tend to have lower Cap Rates and Step Rates, as applicable, than Shield Options with lower Shield Rates that have the same index and term.
RATE CREDITING TYPES
Cap Rate
The Cap Rate is the maximum rate that may be credited at the Term End Date based on Index Performance. For example, a 15% Index Performance with a 10% Cap Rate will result in a 10% Performance Rate; or, a 5% Index Performance with a 10% Cap Rate will result in a 5% Performance Rate. The Cap Rate may vary between Shield Options and it is not an annual rate. The Cap Rate is measured from the Term Start Date to the Term End Date, and the full Cap Rate only applies if you hold the Shield Option until the Term End Date. For renewals into the same Shield Option a new Cap Rate is declared for each subsequent Term, and such rate will not be less than the Minimum Guaranteed Cap Rate stated in your Contract, but will not be less than 2% for Shield Options with a 1-Year Term, 6% for Shield Options with a 3-Year Term and 8% for Shield Options with a 6-Year Term. A thirty (30) day advance written Notice will be mailed to you indicating your maturing Shield Options and how you can obtain the new Cap Rates and Step Rates for the available Shield Options and the interest rate for the Fixed Account.
There are two ways you may find out what the renewal Cap Rates will be for a subsequent Term. Thirty (30) days before the current Term expires, we will mail you a Notice indicating your maturing Shield Options and how you can obtain the new Cap Rates and Step Rates. You may also access the Company’s website at https://www.brighthousefinancial.com/products/annuities/shield-annuities/shield-rates/ where at least two months of renewal Cap Rates and Step Rates are posted – i.e., for the current month and the following month. At the Term End Date, the Investment Amount will automatically be renewed into the same Shield Option, with the new Cap Rate, unless you elect to transfer such amount into a different Shield Option(s) or the Fixed Account. See “TRANSFERS.”

Step Rate
The Step Rate is the rate credited at the Term End Date if the Index Performance is equal to or greater than zero. For example, a 15% Index Performance with a 8% Step Rate will result in a 8% Performance Rate; or, a 5% Index Performance with a 8% Step Rate will result in a 8% Performance Rate. The Step Rate is measured from the Term Start Date to the Term End Date, and the full Step Rate only applies if you hold the Shield Option until the Term End Date. The Step Rate may vary between Shield Options and it is not an annual rate. For renewals into the same Shield Option a new Step Rate is declared for each subsequent Term, and such rate will not be less than the Minimum Guaranteed Step Rate stated in your Contract, but will not be less than 1.5%.
There are two ways you may find out what the renewal Step Rates will be for a subsequent Term. Thirty (30) days before the current Term expires, we will mail you a Notice indicating your maturing Shield Options and how you can obtain the new Cap Rates and Step Rates. You may also access the Company’s website at https://www.brighthousefinancial.com/products/annuities/shield-annuities/shield-rates/ where at least two months of renewal Cap Rates and Step Rates are posted – i.e., for the current month and the following month. At the Term End Date, the Investment Amount will automatically be renewed into the same Shield Option, with the new Step Rate, unless you elect to transfer such amount into a different Shield Option(s) or the Fixed Account. See “TRANSFERS.”
In deciding whether to purchase a Shield Option with a Cap Rate or a Step Rate, you should consider that Step Rates are generally lower than Cap Rates. If Index Performance is equal to or greater than zero but less than the Step Rate, and you chose a Cap Rate for your Shield Option, your Performance Rate Adjustment will be lower than it otherwise would be had you chosen a Step Rate. Alternatively, if the Index Performance is positive and exceeds the Step Rate, and you chose a Step Rate for your Shield Option, your Performance Rate Adjustment will be lower than it would otherwise be had you chosen a Cap Rate. For example, if you chose a Shield Option with a 10% Cap Rate and there is a 15% Index Performance, your Performance Rate is 10%; however, if instead you were to choose a Shield Option with an 8% Step Rate, your Performance Rate would instead be 8%. Alternatively, if you chose a Shield Option with a 10% Cap Rate and there is a 0% Index Performance, your Performance Rate is 0%; however, if instead you were to choose a Shield Option with an 8% Step Rate, your Performance Rate would be 8%.
Addition or Discontinuance of a Shield Option
A Shield Option will always be available; however, we can add or discontinue any Shield Option. When a change is made to a Shield Option or an Index, or changed subsequent to the Issue Date, we will send a notification describing any changes to the Shield Option, as required by law. This change will take effect under your Contract as of the next Contract Anniversary for any allowable transfers into the Shield Option(s). If you are currently allocated in a Shield Option which is no longer available, you will remain in that Shield Option until the Term End Date, but that Shield Option will no longer be available following the Term End Date. For more on transfers and renewals, see “TRANSFERS.”
Investment Amount
The Investment Amount, for each Shield Option, is the amount that is allocated to the Shield Option and subsequently reflects all withdrawals and adjustments at the Term End Date. The Investment Amount will be reduced for any withdrawal by the same percentage that the withdrawal reduces the Interim Value attributable to that Shield Option.

Calculating your Investment Amount on a Term End Date
On the Term End Date, we apply the Performance Rate Adjustment to your Investment Amount. The Performance Rate Adjustment is based on the Performance Rate, which is the rate credited at the Term End Date. The Performance Rate is determined by the Index Performance adjusted for the applicable Shield Rate, Cap Rate or Step Rate. The Performance Rate can be positive, zero or negative and is determined as follows:
Shield Option type:	If Index Performance (can be positive, zero or negative) is:	Performance Rate will equal:
Shield Options with a Cap Rate	less than or equal to zero
the lesser of: zero or the Index
Performance increased by the Shield
Rate (For example: a -15% Index
Performance with a Shield 10 will
result in a -5% Performance Rate. The
Performance Rate can never be
greater than zero if the Index
Performance is negative.)

	greater than zero and less than the Cap Rate	the Index Performance
	greater than zero and equals or exceeds the Cap Rate	the Cap Rate
Shield Options with a Step Rate	less than zero
the lesser of: zero or the Index
Performance increased by the Shield
Rate (For example: a -15% Index
Performance with a Shield 10 will
result in a -5% Performance Rate. The
Performance Rate can never be
greater than zero if the Index
Performance is negative.)

	equal to or greater than zero	the Step Rate
EXAMPLES
Example 1 set forth below, as well as Examples 2-4 found throughout this prospectus, are intended to illustrate how various features of your Contract work.
Example 1—Calculating your Investment Amount on a Term End Date (See below.)
Example 2—Calculating your Interim Value (See “INTERIM VALUE CALCULATION.”)
Example 3—Withdrawals (See “WITHDRAWAL PROVISIONS.”)
Example 4—Transfers (See “TRANSFERS.”)
These examples should not be considered a representation of past or future performance for any Shield Option. Actual performance may be greater or less than those shown in the examples. Similarly, the Index Values in the examples are not an estimate or guarantee of future Index Performance.
The rates for the Rate Crediting Types shown in the following examples are for illustrative purposes only and may not reflect actual declared rates.
Values are rounded for display purposes only.
Example 1—Calculating your Investment Amount on a Term End Date
Examples 1A and 1B are intended to show how the Investment Amount on a Term End Date is calculated. In both examples assume Owner 1 allocates her $50,000 Purchase Payment into a 1-Year Term / Shield 10 / S&P 500® Index and she allows her allocation to renew year to year for five years. In Example 1A she has selected the Shield 10 S&P 500® Index with a Cap Rate of 10%. In Example 1B she has selected the Shield 10 S&P 500® Index with a Step Rate of 8%. For purposes of both examples, assume no withdrawals are made during the five year example period, the Example 1A Cap Rate stays at 10% for all five years and the Example 1B Step Rate stays at 8% for all five years. If a withdrawal were made, a Withdrawal Charge during all 5 Contract Years as well as an Interim Value calculation may apply; and consequently the Investment Amount for the Term would be adjusted accordingly.

Example 1A—Shield Option with Cap Rate:
Owner 1 allocates her $50,000 Purchase Payment into a 1-Year Term / Shield 10 / S&P 500® Index with a Cap Rate of 10% and lets it renew year after year for five years. The following example illustrates how her initial $50,000 Purchase Payment could perform over a five-year period given fluctuating Index Values. For renewals into the same Shield Option a new Cap Rate would be declared and go into effect on the Contract Anniversary that coincides with the beginning of the new Shield Option.

Contract Year	1	2	3	4	5
Term Start Date
Investment Amount(1)	$50,000	$55,000	$57,750	$57,750	$57,750
Index Value	1,000	1,200	1,260	1,260	1,197
Term End Date
Index Value	1,200	1,260	1,260	1,197	1,017
Index Performance(2)	20%	5%	0%	-5%	-15%
Cap Rate	10%	10%	10%	10%	10%
Shield Rate	10%	10%	10%	10%	10%
Performance Rate (one year)(3)	10%	5%	0%	0%	-5%
Performance Rate Adjustment(4)	$5,000	$2,750	$0	$0	-$2,888
Investment Amount(5)	$55,000	$57,750	$57,750	$57,750	$54,862

Notes to the table above:
(1)
Investment Amount at Term Start Date in year one is the $50,000 Purchase Payment. In years two through five, the Investment Amount at Term Start Date would be $55,000, $57,750, $57,750 and $57,750, respectively, which was the Investment Amount at Term End Date for the prior year.
(2)
Index Performance is equal to the percentage change in the Index Value measured from the Term Start Date to the Term End Date. For example, in year one, Index Performance is calculated as follows:
(1,200 [Index Value at Term End Date] — 1,000 [Index Value at Term Start Date]) ÷ 1,000 [Index
Value at Term Start Date] = 20%
(3)
In year one, Index Performance exceeds the Cap Rate and therefore the Performance Rate is equal to the Cap Rate. In years two and three the Performance Rate is equal to the Index Performance because the Index Performance is not negative and does not exceed the Cap Rate. In year four the Performance Rate is 0% because the Index Performance is –5% and the Shield 10 absorbs up to 10% of the negative Index Performance. In year five, the Performance Rate is –5% because the Index Performance is –15% and the Shield 10 absorbs up to 10% of negative Index Performance.
(4)
The Performance Rate Adjustment is equal to the product of the Investment Amount at the Term Start Date adjusted for any withdrawals (there are no withdrawals in the example) multiplied by the Performance Rate. For example, in year one the Performance Rate Adjustment is calculated as follows:
$50,000 [Investment Amount at Term Start Date] x 10% [Performance Rate] = $5,000

(5)
The Investment Amount at the Term End Date is equal to the Investment Amount at Term Start Date adjusted for any withdrawals (there are no withdrawals in the example) plus the Performance Rate Adjustment. For example, in year one the Investment Amount at the Term End Date is calculated as follows:
$50,000 [Investment Amount at Term Start Date] + $5,000 [Performance Rate Adjustment] = $55,000
Example 1B—Shield Option with Step Rate:
Owner 1 allocates her $50,000 Purchase Payment into a 1-Year Term / Shield 10 / S&P 500® Index with a Step Rate of 8% and lets it renew year after year for five years. The following example illustrates how her initial $50,000 Purchase Payment could perform over a five-year period given fluctuating Index Values. For renewals into the same Shield Option a new Step Rate would be declared and go into effect on the Contract Anniversary that coincides with the beginning of the new Shield Option.

Contract Year	1	2	3	4	5
Term Start Date
Investment Amount(1)	$50,000	$54,000	$58,320	$62,986	$62,986
Index Value	1,000	1,050	1,260	1,260	1,134
Term End Date
Index Value	1,050	1,260	1,260	1,134	964
Index Performance(2)	5%	20%	0%	-10%	-15%
Step Rate	8%	8%	8%	8%	8%
Shield Rate	10%	10%	10%	10%	10%
Performance Rate (one year)(3)	8%	8%	8%	0%	-5%
Performance Rate Adjustment(4)	$4,000	$4,320	$4,666	$0	-$3,149
Investment Amount(5)	$54,000	$58,320	$62,986	$62,986	$59,837

Notes to the table above:
(1)
Investment Amount at Term Start Date in year one is the $50,000 Purchase Payment. In years two through five, the Investment Amount at the Term Start Date would be $54,000, $58,320, $62,986 and $62,986, respectively, which was the Investment Amount at the Term End Date for the prior year.
(2)
Index Performance is equal to the percentage change in the Index Value measured from the Term Start Date to the Term End Date. For example, in year one, Index Performance is calculated as follows:
(1,050 [Index Value at Term End Date] — 1,000 [Index Value at Term Start Date]) ÷ 1,000 [Index
Value at Term Start Date]) = 5%
(3)
In years one, two and three the Performance Rate is equal to the Step Rate because the Index Performance is positive or zero. It should be noted that although Index Performance was 20% in year two, the Performance Rate is capped at 8% by the Step Rate. In year four the Performance Rate is 0% because the Index Performance is –10% and the Shield 10 absorbs up to 10% of the negative Index Performance. In year five, the Performance Rate is –5% because the Index Performance is –15% and the Shield 10 absorbs up to 10% of the negative Index Performance.
(4)
The Performance Rate Adjustment is equal to the product of the Investment Amount at the Term Start Date adjusted for any withdrawals (there are no withdrawals in the example) multiplied by the Performance Rate. For example, in year one the Performance Rate Adjustment is calculated as follows:
$50,000 [Investment Amount at Term Start Date] x 8% [Performance Rate] = $4,000
(5)
The Investment Amount at the Term End Date is equal to the Investment Amount at Term Start Date adjusted for any withdrawals (there are no withdrawals in the example) plus the Performance Rate Adjustment. For example, in year one the Investment Amount at the Term End Date is calculated as follows:
$50,000 [Investment Amount at Term Start Date] + $4,000 [Performance Rate Adjustment] = $54,000
Interim Value Calculation
Your Investment Amount in each Shield Option on the Term End Date is calculated as described above under “Calculating your Investment Amount on a Term End Date”. In setting the various rates we use in calculating the Investment Amount, we assume that you are going to hold a Shield Option until the Term End Date. Nevertheless, you have the right under the Contract to make withdrawals, Surrender the Contract or annuitize before the Term End Date. Therefore, we calculate an Interim Value on each Business Day between the Term Start Date and prior to the Term End Date that you make a withdrawal, Surrender the Contract, annuitize or we pay a death benefit. It is equal to the Investment Amount at the Term Start Date, adjusted for any withdrawals , in the Shield Option, adjusted for the Index Performance of the associated Index and subject to the applicable Accrued Shield Rate, Accrued Cap Rate or Accrued Step Rate. A withdrawal from a Shield Option will reduce your Interim Value by the amount withdrawn on the date of withdrawal. The Interim Value calculation is different than the calculation we use to calculate the Investment Amount for a Shield Option on the Term End Date. Prior to the Term End Date, we use the Interim Value to calculate the amount that is available for (1) annuitizations; (2) death benefits; (3) withdrawals; or (4) Surrenders.
Accrued Shield Rate for Interim Value Calculation
The Accrued Shield Rate is the portion of the Shield Rate that has accrued from the Term Start Date to any day within the Term. This is the amount that will be applied in calculating the Interim Value on any day prior to the Term End Date if Index Performance is less than zero. The Accrued Shield Rate is equal to the Shield Rate multiplied by the number of days elapsed since the Term Start Date, divided by the total number of days in the Term. You get more of the Shield Rate the closer you are to the Term End Date.
Accrued Cap Rate for Interim Value Calculation
The Accrued Cap Rate is the portion of the Cap Rate that has accrued from the Term Start Date to any day within the Term. This is the maximum Index Performance that may be applied in calculating the Interim Value on any day prior to the Term End Date if Index Performance is greater than zero. The Accrued Cap Rate is equal to the Cap Rate multiplied by the number of days elapsed since the Term Start Date, divided by the total number of days in the Term.
Accrued Step Rate for Interim Value Calculation
The Accrued Step Rate is the portion of the Step Rate that has accrued from the Term Start Date to any day within the Term. This is the rate that will be applied in calculating the Interim Value on any day prior to the Term End Date if Index Performance is equal to or greater than zero. The Accrued Step Rate is equal to the Step Rate multiplied by the number of days elapsed since the Term Start Date, divided by the total number of days in the Term.
For purposes of determining the Accrued Shield Rate, Accrued Cap Rate and Accrued Step Rate, the total number of days in each calendar year of a Term is 365.
Performance Rate for Determination of Interim Value. The Performance Rate during a particular Term is the Index Performance, adjusted for the applicable Accrued Shield Rate, Accrued Cap Rate or Accrued Step Rate.
As noted above, the Interim Value is calculated using accrued values for the Shield Rate, Cap Rate and Step Rate. So if you annuitize, die, make a withdrawal or Surrender your Contract before the Term End Date, you will not receive the full benefit of the Shield Rate, Cap Rate or Step Rate but instead will receive the accrued percentage to the date of the annuitization, date of the payment of the death benefit, withdrawal or Surrender. In addition, a withdrawal from a Shield Option will reduce your Interim Value by the amount withdrawn on the date of the withdrawal. For example if you have a

Shield Option with a 1-Year Term, a Shield 10 and a 10% Cap Rate and you make a withdrawal halfway through your Term, the Interim Value will be calculated using your Accrued Shield Rate and Accrued Cap Rate. That means your Accrued Shield Rate will be 5% and your Accrued Cap Rate will be 5%.
The accrued rates are calculated as follows:
The Shield Rate (10%) is multiplied by the number of days elapsed since the Term Start Date (183) and divided by the total number of days in the Term (365), so the Accrued Shield Rate is 5%.
The Cap Rate (10%) is multiplied by the number of days elapsed since the Term Start Date (183) and divided by the total number of days in the Term (365), so the Accrued Cap Rate is 5%.
An Accrued Step Rate is calculated in the same manner—the Step Rate is multiplied by the number of days elapsed since the Term Start Date and divided by the total number of days in the Term. For example, if the Step Rate is 8% and the total number of days in the Term is 365 and 183 days have elapsed, then the Step Rate (8%) is multiplied by 183 and divided by 365 to arrive at an Accrued Step Rate of 4%.
Example 2—Calculating your Interim Value
Examples 2A and 2B are intended to show how an Interim Value is calculated. An Interim Value Calculation will be made if you annuitize, die, make a withdrawal or Surrender your Contract before the Term End Date. In both examples, assume Owner 1 allocates her $50,000 Purchase Payment to a 1-Year Term / Shield 10 / S&P 500® Index with a Cap Rate of 10%. Example 2A will illustrate an Interim Value calculation with positive Index Performance and Example 2B will illustrate an Interim Value calculation with negative Index Performance. For purposes of these examples, assume the activity that triggers the Interim Value calculation occurs exactly halfway through the Term and that there are no withdrawals made as of the date the Interim Value is calculated.
Example 2A—Positive Index Performance:
Term Start Date
Investment Amount	$50,000
Shield Rate	Shield 10
Cap Rate	10%
Index Value	500
Interim Value Calculation Halfway Through Term
Index Value	600
Index Performance(1)	20%
Accrued Cap Rate(2)	5%
Performance Rate(3)	5%
Performance Rate Adjustment(4)	$2,500
Interim Value(5)	$52,500

Notes to the table above:
(1)
Index Performance is equal to the percentage change in the Index Value measured from the Term Start Date to the date of the Interim Value calculation. Index Performance is calculated as follows:
(600 [Index Value on date of Interim Value calculation] — 500 [Index Value at Term Start Date]) ÷ 500 [Index
Value at Term Start Date] = 20%
(2)
The Accrued Cap Rate is equal to the Cap Rate multiplied by the number of days elapsed since the Term Start Date divided by the total number of days in the Term. The Accrued Cap Rate is calculated as follows:
10% [Cap Rate] x 183 [number of days elapsed since the Term Start Date] ÷ 365 [total number of days in the Term] = 5%
(3)
The Performance Rate is equal to the Accrued Cap Rate because it cannot exceed the Accrued Cap Rate even though the Index Performance was at 20%.
(4)
The Performance Rate Adjustment is equal to the product of the Investment Amount at the Term Start Date adjusted for any withdrawals (there are no withdrawals in the example) multiplied by the Performance Rate. The Performance Rate Adjustment is calculated as follows:
$50,000 [Investment Amount at Term Start Date] x 5% [Performance Rate] = $2,500

(5)
The Interim Value is equal to the Investment Amount at the Term Start Date adjusted for any withdrawals (there are no withdrawals in the example) plus the Performance Rate Adjustment. The Interim Value is calculated as follows:
$50,000 [Investment Amount at Term Start Date] + $2,500 [Performance Rate Adjustment] = $52,500
Example 2B—Negative Index Performance:
Term Start Date
Investment Amount	$50,000
Shield Rate	Shield 10
Cap Rate	10%
Index Value	500
Interim Value Calculation Halfway Through Term
Index Value	400
Index Performance(1)	–20%
Accrued Shield Rate(2)	5%
Performance Rate(3)	–15%
Performance Rate Adjustment(4)	–$7,500
Interim Value(5)	$42,500

Notes to the table above:
(1)
Index Performance is equal to the percentage change in the Index Value measured from the Term Start Date to the date of the Interim Value calculation. Therefore the Index Performance is calculated as follows:
(400 [Index Value on date of Interim Value calculation] — 500 [Index Value at Term Start Date]) ÷ 500 [Index
Value at Term Start Date]) = –20%
(2)
The Accrued Shield Rate is equal to the Shield Rate multiplied by the number of days elapsed since the Term Start Date divided by the total number of days in the Term. The Accrued Shield Rate is calculated as follows:
10% [Shield Rate] x 183 [number of days elapsed since the Term Start Date] ÷ 365 [total number of days in the Term] = 5%
(3)
The Performance Rate is –15% because the Index Performance is –20% and the Accrued Shield Rate of 5% absorbs up to 5% of the negative Index Performance.
(4)
The Performance Rate Adjustment is equal to the product of the Investment Amount at the Term Start Date adjusted for any withdrawals (there are no withdrawals in the example) multiplied by the Performance Rate. The Performance Rate Adjustment is calculated as follows:
$50,000 [Investment Amount at Term Start Date] x –15% [Performance Rate] = –$7,500
(5)
The Interim Value is equal to the Investment Amount at the Term Start Date adjusted for any withdrawals (there are no withdrawals in the example) plus the Performance Rate Adjustment. The Interim Value is calculated as follows:
$50,000 [Investment Amount at Term Start Date] + –$7,500 [Performance Rate Adjustment] = $42,500
Your Account Value
Your Account Value is the total of the Fixed Account Value and the value of the Shield Option(s) under your Contract during the Accumulation Period.
Withdrawal Provisions
Prior to the Annuity Date, you may, upon Notice to us, request a full or a partial withdrawal and we will withdraw that amount from your Account Value (the “Withdrawal Amount”). A withdrawal will result in a reduction to the Investment Amount in each Shield Option and the Fixed Account in the ratio that each Shield Option and the Fixed Account bears to the total Account Value, unless you instruct us otherwise. The amount payable to you will be a net amount equal to the Withdrawal Amount adjusted for any applicable Withdrawal Charge and Premium and Other Taxes. If applicable, the Withdrawal Charge is applied to the Withdrawal Amount that is in excess of the applicable Free Withdrawal Amount.

The total Withdrawal Amount from the Account Value must not be less than $500, which is the minimum partial withdrawal amount. If the withdrawal would result in the Account Value being less than the Minimum Account Value ($2,000), we will treat the withdrawal request as a request for a full withdrawal. We will not terminate any Contract if at the time the termination would otherwise occur the guaranteed amount under any death benefit is greater than the Account Value.
If you request a full or partial withdrawal, the Withdrawal Amount after adjustments for any Withdrawal Charge will result in our paying you a net amount. The net amount payable to you is equal to (a)-(b)-(c), where:
  (a)
is the amount withdrawn from the Account Value, and
  (b)
is the Withdrawal Charge, and
  (c)
is the Premium and Other Taxes, if any.
The Withdrawal Amount will reduce the Investment Amount for each Shield Option by the percentage reduction in the Interim Value of such Shield Option (i.e., a proportional reduction). Accordingly, when negative performance has caused the Interim Value to be less than the Investment Amount, the reduction to the Shield Option is on more than dollar for dollar basis. On the other hand, when positive performance has caused the Interim Value to be greater than the Investment Amount, the reduction to the Shield Option is on a less than dollar for dollar basis.
For example, assume Owner 1 makes a $100,000 Purchase Payment at Contract issue and allocates the Purchase Payment equally to two Shield Options so that each starts with $50,000. This amount is the initial Investment Amount. Assume in 6 months Shield Option A has an Interim Value of $65,000 and Shield Option B has an Interim Value of $45,000. Assume at this time Owner 1 decides to make a withdrawal of $20,000. If the withdrawal is taken completely from Shield Option A, the reduction in the Interim Value is 30.77% ($20,000 ÷ $65,000). The Investment Amount for Shield Option A would then be reduced to $34,615.38 ($50,000 x (1-30.77%)). The total Investment Amount is then $84,615.38 ($34,615.38 + $50,000). If the entire withdrawal is taken from Shield Option B, the reduction in the Interim Value is 44.44% ($20,000 ÷ $45,000). The Investment Amount for Shield Option B would be reduced to $27,777.78 ($50,000 x (1-44.44%)). The total Investment Amount is then $77,777.78 ($50,000 + $27,777.78).
The remaining Investment Amount after a withdrawal will be used as the new Investment Amount for the Term until the Term End Date for that Shield Option. A partial withdrawal from a Shield Option does not affect the Cap Rate or Step Rate, as applicable, and the Shield Rate that will apply to the remaining Investment Amounts that are held in the Shield Option through the Term End Date.
After receipt of a Notice of withdrawal from you, we reserve the right to defer payment for a withdrawal for the period permitted by applicable law but not more than six (6) months.
We will pay interest on any delayed withdrawal payment paid ten (10) Business Days or later after receipt by us of any Notice to complete the transaction.  Interest will be paid in accordance with the laws and regulations in effect in the state of New York.
Divorce. A withdrawal made pursuant to a divorce or separation agreement is subject to the same Withdrawal Charge provisions described in this section, if permissible under tax law. In addition, the withdrawal will reduce the Account Value and the death benefit. The withdrawal could have a significant negative impact on the death benefit.
Withdrawal Charge
We impose a Withdrawal Charge to reimburse us for contract sales expenses, including commissions and other distribution, promotion, and acquisition expenses. During the Accumulation Period, you can make a partial or complete withdrawal from your Contract.
The Withdrawal Charge is the percentage of the amount withdrawn from the Account Value in a Contract Year in excess of the Free Withdrawal Amount.

The Withdrawal Charge is calculated at the time of each withdrawal in accordance with the following:
Number of Complete Contract Years since Issue Date	Withdrawal Charge percentage
0	7%
1	7%
2	6%
3	5%
4	4%
5	3%
6 or more	0%
Note: For tax purposes, earnings from Non-Qualified Contracts are generally considered to come out first.
When No Withdrawal Charge Applies
In some cases we will not charge you the Withdrawal Charge when you make a withdrawal. We may, however, ask you to prove that you meet any of the following conditions:
  (i)
Maturity of the Contract;
  (ii)
Payment of the death benefit;
  (iii)
Application of your Account Value to an Annuity Option;
  (iv)If the withdrawal is to avoid required Federal income tax penalties or to satisfy Federal income tax rules concerning minimum distribution requirements that apply to your Contract, except for RMDs on a decedent Roth IRA. For purposes of this exception, we assume that the Contract is the only contract or funding vehicle from which distributions are required to be taken and we will ignore all other Account Values;
  (v)If you properly “recharacterize” as permitted under Federal tax law your Traditional IRA Contract or Roth IRA Contract issued by us;
  (vi)If we agree in writing that none will apply. For example, if you transfer your Account Value to another approved annuity contract issued by us or one of our affiliates;
  (vii)
Withdrawals pursuant to either the Nursing Home Exception or the Terminal Illness Exception (see below); or
  (viii)
Withdrawals up to the Free Withdrawal Amount.
Nursing Home Exception/Terminal Illness Exception. After the first Contract Year, a Withdrawal Charge which would otherwise apply to a withdrawal will be waived, if you, or your Joint Owner:
•
(Nursing Home Exception) Has been a resident of certain nursing home facilities or a hospital for a minimum of 90 consecutive days or for a minimum total of 90 days where there is no more than a 6-month break in that residency and the residencies are for related causes, where you have exercised this right no later than 90 days after exiting the nursing home facility or hospital. The confinement must be prescribed by a physician and be medically necessary; or
•
(Terminal Illness Exception) Is diagnosed with a terminal illness and not expected to live more than 12 months (a physician certifies to your illness and life expectancy) and you were not diagnosed with the terminal illness as of the date we issued your Contract.
These Contract features are only available if you are less than 80 years old on the Contract Issue Date and terminate on the Annuity Date. These Contract features are free of charge. Additional conditions and requirements apply and are specified in the rider(s) that are part of your Contract.
Free Withdrawal Amount. After the first Contract Year, you may withdraw a portion of your Account Value free from any Withdrawal Charge. The Free Withdrawal Amount each Contract Year is equal to 10% of your Account Value as of the prior Contract Anniversary, less the total amount withdrawn from the Account Value in the current Contract Year. The Free Withdrawal Amount is non-cumulative and is not carried over to other Contract Years.
Systematic Withdrawal Program
For automated processing of RMD amounts withdrawn from an IRA Contract or qualified annuity Contract, you may elect this program in any Contract year. However, for automated processing of amounts withdrawn for purposes other than RMDs, you may elect this program after the first Contract Year for up to 10% of your Account Value as of the prior Contract

Anniversary. We do not assess a charge for this program. You can receive payments monthly, quarterly, or annually provided that each payment must amount to at least $100 (a minimum of $500 must be distributed per Contract Year). We reserve the right to change the required minimum or the availability of this program. If the New York Stock Exchange is closed on a day when the withdrawal is to be made, we will process the withdrawal on the next Business Day. While the Systematic Withdrawal Program is in effect, you can make additional withdrawals. However, such withdrawals, in addition to the systematic withdrawals, will be considered when determining the applicability of any Withdrawal Charge.
Withdrawals under the Systematic Withdrawal Program may either be drawn proportionally from all Shield Options and the Fixed Account to which you are allocated, or you can designate specific Shield Option(s) and/or the Fixed Account from which the withdrawal will be drawn.
Each withdrawal, systematic or otherwise, reduces the Investment Amount for each Shield Option by the same percentage that the withdrawal reduces the Interim Value for that Shield Option. Each withdrawal from the Fixed Account reduces the value of that account by the amount of the withdrawal (dollar for dollar).
If you choose proportional withdrawals, all withdrawals are drawn from the Shield Options and Fixed Account in the ratio that each Shield Option(s) and/or the Fixed Account bears to your Account Value.
If you choose withdrawals from specific Shield Option(s) and/or the Fixed Account, all withdrawals are drawn from the specified Shield Option(s) and/or Fixed Account in an amount you determine. If there are insufficient funds in the specified Shield Options or the Fixed Account to cover the amount of the withdrawal, the withdrawal will be processed to take the amount in that Shield Option or Fixed Account to $0, and the remaining amount of the withdrawal will default to proportional from all Shield Options and the Fixed Account to which you are allocated. Future withdrawals under the Systematic Withdrawal Program will continue to be drawn proportionally, unless you instruct us otherwise.
You may terminate your participation in the Systematic Withdrawal Program at any time. We will terminate your participation in the Systematic Withdrawal Program when we receive notification of your death.
Income taxes, tax penalties, and certain restrictions may apply to withdrawals under the Systematic Withdrawal Program. Withdrawals under the Systematic Withdrawal Program are subject to the same Withdrawal Charge provisions and risks as any other withdrawals under the Contract. Among other things, this means that Withdrawal Amounts in excess of the Free Withdrawal Amount are subject to a Withdrawal Charge. Moreover, since Withdrawal Amounts from a Shield Option will reduce the Investment Amount for that Shield Option by the percentage reduction in the Interim Value of that Shield Option, a withdrawal when Index Performance is negative will cause a greater percentage reduction in the Investment Amount relative to the percentage reduction for the same Withdrawal Amount when Index Performance is positive. Since withdrawals under the Systematic Withdrawal Program are automatic, you will have no control over the timing of those withdrawals.
Example 3—Withdrawals
Examples 3A and 3B are intended to show how withdrawals work. In both examples assume that Owner 1 allocates her $50,000 Purchase Payment to the 1-Year Term / Shield 10 / S&P 500® Index with a Cap Rate of 10%. Example 3A will illustrate a withdrawal when Index Performance is positive and assumes no Withdrawal Charge applies due to a Withdrawal Charge waiver. Example 3B will illustrate a withdrawal when Index Performance is negative and a 7% Withdrawal Charge is applied. In both examples, Owner 1 takes only one $20,000 withdrawal exactly halfway through the Term. The remaining Investment Amount after a withdrawal will be used as the new Investment Amount for the Term until the Term End Date for that Shield Option (assuming no additional withdrawals).

Example 3A—Positive Index Performance and no Withdrawal Charge:
Term Start Date
Investment Amount	$50,000
Shield Rate	Shield 10
Cap Rate	10%
Index Value	500
Interim Value Calculation Halfway Through Term
Index Value	600
Index Performance(1)	20%
Accrued Cap Rate(2)	5%
Performance Rate(3)	5%
Performance Rate Adjustment(4)	$2,500
Interim Value(5)	$52,500
Withdrawal Amount taken	$20,000
Investment Amount adjusted for any withdrawals(6)	$30,952
Net Proceeds from withdrawal paid to Contract Owner(7)	$20,000
Term End Date
Index Value	700
Index Performance(8)	40%
Performance Rate(9)	10%
Performance Rate Adjustment(10)	$3,095
Investment Amount(11)	$34,047

Notes to the table above:
(1)
Index Performance is equal to the percentage change in the Index Value measured from the Term Start Date to the date of the Interim Value calculation. Index Performance is calculated as follows:
(600 [Index Value on date of Interim Value calculation] — 500 [Index Value at Term Start Date]) ÷ 500 [Index
Value at Term Start Date]) = 20%
(2)
The Accrued Cap Rate is equal to the Cap Rate multiplied by the number of days elapsed since the Term Start Date divided by the total number of days in the Term. The Accrued Cap Rate is calculated as follows:
10% [Cap rate] x 183 [number of days elapsed since Term Start Date] ÷ 365 [total number of days in the Term] = 5%
(3)
The Performance Rate is equal to the Accrued Cap Rate because it cannot exceed the Accrued Cap Rate even though Index Performance was at 20%.
(4)
The Performance Rate Adjustment is equal to the product of the Investment Amount at the Term Start Date adjusted for any withdrawals (no withdrawals have been taken so far) multiplied by the Performance Rate. The Performance Rate Adjustment is calculated as follows:
$50,000 [Investment Amount at Term Start Date] x 5% [Performance Rate] = $2,500
(5)
The Interim Value is equal to the Investment Amount at the Term Start Date adjusted for any withdrawals plus the Performance Rate Adjustment.  This is the amount in the Shield Option selected that would be available if you annuitize, die, make a withdrawal or Surrender your Contract on that date.  The Interim Value is calculated as follows:
$50,000 [Investment Amount at Term Start Date] + $2,500 [Performance Rate Adjustment] = $52,500
(6)
The Investment Amount is reduced proportionally by the withdrawal taken based on the reduction in Interim Value. Therefore, the Investment Amount adjusted for any withdrawals is calculated as follows:
$50,000 [Investment Amount on Term Start Date] x (1-$20,000 [gross withdrawal amount halfway through the Term] ÷
$52,500 [Interim Value on date of withdrawal]) = $30,952
The proportionally reduced Investment Amount is used as the new Investment Amount for the Term until the Term End Date for this Shield Option (assuming no additional withdrawals.)
(7)
The net amount payable to the Contract Owner is equal to the amount withdrawn minus the Withdrawal Charge. The net amount payable is calculated as follows:
$20,000 [amount withdrawn] –$0 [Withdrawal Charge] = $20,000.

(8)
Index Performance at the Term End Date is equal to the percentage change in the Index Value measured from the Term Start Date to the Term End Date. Index Performance at the Term End Date is calculated as follows:
(700 [Index Value at Term End Date] — 500 [Index Value at Term Start Date]) ÷ 500 [Index
Value at Term Start Date] = 40%
(9)
Index Performance at the Term End Date exceeds the Cap Rate and therefore the Performance Rate at the Term End Date is equal to the Cap Rate.
(10)
The Performance Rate Adjustment at the Term End Date is equal to the product of the Investment Amount at the Term Start Date adjusted for any withdrawals multiplied by the Performance Rate at the Term End Date. The Performance Rate Adjustment at the Term End Date is calculated as follows:
$30,952 [Investment Amount adjusted for withdrawal] x 10% [Performance Rate at Term End Date] = $3,095
(11)
The Investment Amount at the Term End Date is equal to the Investment Amount one year after the Term Start Date adjusted for any withdrawals plus the Performance Rate Adjustment at Term End Date. The Investment Amount at the Term End Date is calculated as follows:
$30,952 [Investment Amount adjusted for withdrawal] + $3,095 [Performance Rate Adjustment at Term End Date] = $34,047
Example 3B—Negative Index Performance and Withdrawal Charge:
Term Start Date
Investment Amount	$50,000
Shield Rate	Shield 10
Cap Rate	10%
Index Value	500
Interim Value Calculation Halfway Through Term
Index Value	400
Index Performance(1)	–20%
Accrued Shield Rate(2)	5%
Performance Rate(3)	–15%
Performance Rate Adjustment(4)	–$7,500
Interim Value Halfway Through Term(5)	$42,500
Withdrawal Amount taken	$20,000
Investment Amount adjusted for any withdrawals(6)	$26,471
Free Withdrawal Amount(7)	$5,000
Withdrawal Charge Amount(8)	$1,050
Net Proceeds from Withdrawal paid to Contract Owner(9)	$18,950
Term End Date
Index Value	450
Index Performance(10)	–10%
Performance Rate(11)	0%
Performance Rate Adjustment(12)	$0
Investment Amount(13)	$26,471

Notes to the table above:
(1)
Index Performance is equal to the percentage change in the Index Value measured from the Term Start Date to the date of the Interim Value calculation. Index Performance is calculated as follows:
(400 [Index Value on date of Interim Value calculation] — 500 [Index Value at Term Start Date]) ÷ 500 [Index
Value at Term Start Date]) = –20%
(2)
The Accrued Shield Rate is equal to the Shield Rate multiplied by the number of days elapsed since the Term Start Date divided by the total number of days in the Term. The Accrued Shield Rate is calculated as follows:
10% [Shield Rate] x 183 [number of days elapsed since Term Start Date] ÷ 365 [total number of days in the Term] = 5%

(3)
The Performance Rate is –15% because the Index Performance is –20% and the Accrued Shield Rate of 5% absorbs up to 5% of the negative Index Performance.
(4)
The Performance Rate Adjustment is equal to the product of the Investment Amount at the Term Start Date adjusted for any withdrawals (no withdrawals have been taken so far) multiplied by the Performance Rate. The Performance Rate Adjustment is calculated as follows:
$50,000 [Investment Amount at Term Start Date] x –15% [Performance Rate] = –$7,500
(5)
The Interim Value is equal to the Investment Amount at the Term Start Date adjusted for any withdrawals plus the Performance Rate Adjustment. This is the amount in the Shield Option selected that would be available if you annuitize, die, make a withdrawal or Surrender your Contract on that date. The Interim Value is calculated as follows:
$50,000 [Investment Amount at Term Start Date] + –$7,500 [Performance Rate Adjustment] = $42,500
(6)
The Investment Amount is reduced proportionally by the withdrawal taken based on the reduction in Interim Value. Therefore, the Investment Amount adjusted for any withdrawals is calculated as follows:
$50,000 [Investment Amount on the Term Start Date] x (1-$20,000 [gross withdrawal amount halfway through the Term]) ÷ $42,500 [Interim Value on date of withdrawal] = $26,471
The proportionally reduced Investment Amount will be used as the new Investment Amount for the Term until the Term End Date for this Shield Option (assuming no additional withdrawals).
(7)
The Free Withdrawal Amount is the value as of the most recent Contract Anniversary multiplied by the Free Withdrawal Amount Percentage. The Free Withdrawal Amount is calculated as follows:
$50,000 [value as of most recent Contract Anniversary] x 10% [Free Withdrawal Amount percentage] = $5,000
(8)
The Withdrawal Charge Amount is the gross withdrawal amount minus the Free Withdrawal Amount multiplied by the Withdrawal Charge.
($20,000 [gross withdrawal amount] – $5,000 [Free Withdrawal Amount]) x 7% [Withdrawal Charge] = $1,050
(9)
The net amount payable to the Contract Owner is equal to the amount withdrawn minus the Withdrawal Charge. The net amount payable is calculated as follows:
$20,000 [amount withdrawn] – $1,050 [Withdrawal Charge] = $18,950
(10)
Index Performance at the Term End Date is equal to the percentage change in the Index Value measured from the Term Start Date to the Term End Date. Index Performance at the Term End Date is calculated as follows:
(450 [Index Value at Term End Date] — 500 [Index Value at Term Start Date]) ÷ 500 [Index
Value at Term Start Date] = –10%
(11)
The Performance rate at the Term End Date is 0% because the Index Performance at the Term End Date is –10% and the Shield 10 absorbs up to 10% of the negative Index Performance.
(12)
The Performance Rate Adjustment at the Term End Date is equal to the product of the Investment Amount at the Term Start Date adjusted for any withdrawals multiplied by the Performance Rate at the Term End Date. The Performance Rate Adjustment at the Term End Date is calculated as follows:
$26,471 [Investment Amount adjusted for withdrawal] x 0% [Performance Rate at Term End Date] = $0
(13)
The Investment Amount at the Term End Date is equal to the Investment Amount adjusted for any withdrawals plus the Performance Rate Adjustment at Term End Date. The Investment Amount at the Term End Date is calculated as follows:
$26,471 [Investment Amount adjusted for withdrawal] + $0 [Performance Rate Adjustment at Term
End Date] = $26,471
Transfers
During the Transfer Period you may make transfers to or from the Fixed Account and/or to or from the Shield Option(s) subject to the minimum allocation of $500. We must receive notification of your election to transfer, in a form satisfactory to us or by calling us at 1-888-243-1932, no later than five (5) calendar days after the Contract Anniversary on which the transfer will take place. Your financial representative can provide more information or you may contact our Annuity Service Office. You cannot make transfers outside the Transfer Period and transfers may not be made after the Annuity Date. To make a transfer from a Shield Option in which you have an Investment Amount the Shield Option must have reached its Term End Date. The Transfer Period is the five (5) days following the Contract Anniversary coinciding with the Term End Date and Interest Rate Term End Date, as applicable, for the Shield Option(s) and/or the Fixed Account. The effective date of such transfer is the first day of the Interest Rate Term and/or a Term(s) in which the transfer is made.
During the Transfer Period, the Interim Value of each Shield Option will equal the Investment Amount in that Shield Option. After the Transfer Period, the Interim Value of that Shield Option is equal to the Investment Amount in the Shield Option, adjusted for the Index Performance of the associated Index and subject to the applicable Accrued Shield Rate, Accrued Cap Rate or Accrued Step Rate.
At the Term End Date, the Investment Amount allocated to the Shield Option that has reached its Term End Date will automatically be renewed into the same Shield Option unless you elect to transfer into a different Shield Option or the Fixed Account. If the same Shield Option is no longer available at the end of the existing Term, these amounts will automatically transfer into the Fixed Account at the Term End Date, unless otherwise instructed by you during the Transfer Period. The amounts transferred to the Fixed Account must remain in the Fixed Account until the Interest Rate Term End Date (which, currently, will not be less than one (1) year). If the Fixed Account is not available, these amounts will automatically transfer into the Shield Option with, in order of priority, the shortest Term, the highest Shield Rate and the lowest Cap Rate, from the Shield Options available at the Term End Date, unless otherwise instructed by you during the Transfer Period. There are two ways you may find out what the renewal Cap Rates and Step Rates will be for a subsequent Term. Thirty (30) days before the current Term expires, we will mail you a Notice indicating your maturing Shield Options and how you can obtain the new Cap Rates and Step Rates. You may also access the Company’s website at https://www.brighthousefinancial.com/products/annuities/shield-annuities/shield-rates/ where at least two months of renewal Cap Rates and Step Rates are posted – i.e., for the current month and the following month. See “RATE CREDITING TYPES. You have the Transfer Period to notify us if you want to transfer some or all of your Investment Amount to a new Shield Option(s) or the Fixed Account.
Renewals. For renewals into the same Shield Option, a new Cap Rate or Step Rate, as applicable, will be declared and will go into effect on the Contract Anniversary that coincides with the beginning of the new Shield Option.
Example 4—Transfers
Example 4 is intended to show how transfers work. Owner 1 allocates her $50,000 Purchase Payment to the 1-Year Term / Shield 10 / S&P 500® Index with a Cap Rate of 10%. At the end of the 1-Year Term, she transfers 50% of her 1-Year Term / Shield 10 / S&P 500® Index with a Cap Rate of 10% into a 1-Year Term / Shield 10 / Russell 2000® Index with a Cap Rate of 12% and opts to let the remaining 50% of her Investment Amount automatically renew.
Shield Options prior to Transfer:
Contract Year	1
Term Start Date
Investment Amount	$50,000
Index Value	1,000
Term End Date
Index Value	1,200
Index Performance(1)	20%
Cap Rate	10%
Shield Rate	Shield 10
Performance Rate (one year)(2)	10%
Performance Rate Adjustment(3)	$5,000
Investment Amount(4)	$55,000

Notes to the table above:
(1)
Index Performance is equal to the percentage change in the Index Value measured from the Term Start Date to the Term End Date. Index Performance is calculated as follows:
(1,200 [Index Value at Term End Date] — 1,000 [Index Value at Term Start Date]) ÷ 1,000 [Index
Value at Term Start Date]) = 20%
(2)
Since Index Performance is greater than zero and exceeds the Cap Rate, the Performance Rate equals the Cap Rate.
(3)
The Performance Rate Adjustment is equal to the product of the Investment Amount at the Term Start Date adjusted for any withdrawals (there are no withdrawals in the example) multiplied by the Performance Rate. The Performance Rate Adjustment is calculated as follows:
$50,000 [Investment Amount at Term Start Date] x 10% [Performance Rate] = $5,000
(4)
The Investment Amount at Term End Date is equal to the Investment Amount at Term Start Date adjusted for any withdrawals (there are no withdrawals in the example) plus the Performance Rate Adjustment. The Investment Amount is calculated as follows:
$50,000 [Investment Amount at Term Start Date] + $5,000 [Performance Rate Adjustment] = $55,000

Shield Options after Transfer:
Contract Year	2
	1-Year Term / Shield 10 / S&P 500® Index with a Cap Rate of 10%	1-Year Term / Shield 10 / Russell 2000® Index with a Cap Rate of 12%
Investment Amount at Term Start Date (second term)(1)	$27,500	$27,500

Notes to the table above:
(1)
The Investment Amount at Term End Date is reallocated so that 50% is renewed in the same Shield Option and 50% is allocated to a new Shield Option.
Death Benefit
If you die during the Accumulation Period, we will pay a death benefit to your Beneficiary (or Beneficiaries). The standard death benefit for your Contract is described below.
Please check your Contract and riders for the specific provisions applicable to you. We will require both due proof of death and an acceptable election for the payment method before any death benefit is paid. Our obligations are subject to all payments made and actions taken by us before our receipt of Notice of due proof of death. (See “General Death Benefit Provisions” below.)
Standard Death Benefit
If you are age 76 or older at the Issue Date of your Contract, the standard death benefit is the Account Value.
If you are age 75 or younger at the Issue Date of your Contract, the standard death benefit will be the Return of Premium death benefit which is the greater of:
  (1)
your Account Value; or
  (2)your Purchase Payment, reduced proportionally by the percentage reduction in Account Value of the Shield Option(s) and the Fixed Account for each partial withdrawal (including any applicable Withdrawal Charge).
If a non-natural person owns the Contract, then the Annuitant will be deemed to be the Owner for purposes of determining the Death Benefit Amount. If Joint Owners are named, the age of the oldest Joint Owner will be used to determine the Death Benefit Amount.
If the Owner is a natural person and the Owner is changed to someone other than a spouse, the Death Benefit Amount will be determined as defined above; however, for the Return of Premium death benefit, subsection (2) will be changed to provide as follows: “the Account Value as of the effective date of the change of Owner, reduced proportionally by the percentage reduction in Account Value of the Shield Option(s) and the Fixed Account for each partial withdrawal (including any applicable Withdrawal Charge) made after such date.”
In the event that a Beneficiary who is the spouse of the Owner elects to continue the Contract in his or her name after the Owner dies, the Death Benefit Amount for the Return of Premium death benefit, will be determined in accordance with (1) or (2) above.
The Death Benefit Amount cannot be withdrawn as a lump sum prior to the death of the Owner (or Annuitant where the Owner is a non-natural person).
The current Death Benefit Amount will appear on any reports that are sent to you.
The death benefit terminates (a) upon termination of the Contract; (b) when the entire Account Value is applied to an Annuity Option; or (c) when the Account Value is reduced to zero.
See Appendix C for examples of the Return of Premium death benefit.
General Death Benefit Provisions
If the Beneficiary under a Qualified Contract is the Annuitant’s spouse, the tax law generally allows distributions to begin by the year in which the Annuitant would have reached 72 (which may be more or less than ten years after the Annuitant’s death).

The Death Benefit Amount is determined as of the end of the Business Day on which we receive both due proof of death and an acceptable election for the payment method. Where there are multiple Beneficiaries, the death benefit will be determined as of the time the first Beneficiary submits the necessary documentation in Good Order. The Death Benefit Amount remains in the Contract until each of the other Beneficiaries submits the necessary documentation in Good Order to claim his/her death benefit. Any Death Benefit Amounts held in the Contract on behalf of the remaining Beneficiaries will remain in the existing Shield Options and/or the Fixed Account and are subject to fluctuation in value. This risk is borne by the Beneficiaries. There is no additional death benefit guarantee.
For the Return of Premium death benefit, if the Beneficiary chooses to continue the Contract, any excess of the Death Benefit Amount over the Account Value will be allocated to the Fixed Account, regardless of whether the Fixed Account is not otherwise currently available to you for allocation. If at the time such excess Death Benefit Amount is allocated to the Fixed Account and either (a) the Fixed Account is not available or (b) the Fixed Account transfer and allocation restrictions are in effect, such amount will remain in the Fixed Account until the next Contract Anniversary when it (excluding earned interest) will be transferred out of the Fixed Account into the Shield Option with, in order of priority, the shortest Term, the highest Shield Rate, and the lowest Cap Rate from the Shield Options available, unless otherwise directed by the Beneficiary. The interest earned on the excess Death Benefit Amount will remain in the Fixed Account unless otherwise instructed by the Beneficiary. See Appendix D — Fixed Account Value for information regarding the Fixed Account transfer and allocation restrictions.
Upon the death of either Owner, the surviving Joint Owner will be the primary Beneficiary. Any other Beneficiary designation will be treated as a contingent Beneficiary, unless instructed otherwise.
If we are presented with notification of your death before any requested transaction is completed, we will cancel the request. As described above, the death benefit will be determined when we receive both due proof of death and an election for the payment method.
We will pay interest on any delayed death benefit payments from the date of death. Interest will be paid in accordance with the laws and regulations in effect in the state of New York.
Controlled Payout
You may elect to have the death benefit proceeds paid to your Beneficiary in the form of Income Payments for life or over a period of time that does not exceed your Beneficiary’s life expectancy, subject to applicable tax law requirements. This election must be in writing in a form acceptable to us. You may revoke the election only in writing and only in a form acceptable to us. Upon your death, the Beneficiary cannot revoke or modify your election. The Controlled Payout is only available to Non-Qualified Contracts.
Death of Owner During the Accumulation Period
The death benefit will be paid to your Beneficiary(ies) upon your death, or the first death of a Joint Owner. If the Contract is owned by a non-natural person, the Annuitant will be deemed the Owner in determining the death benefit. If there are Joint Owners, the age of the older Owner will be used to determine the death benefit.
Death of Annuitant During the Accumulation Period
Upon the death of an Annuitant, who is not the Owner or Joint Owner, the Owner (or Oldest Joint Owner) automatically becomes the Annuitant, unless the Owner chooses a new Annuitant, subject to the maximum specified age in effect at the time of the request. If the Owner is a non-natural person, the death of the Annuitant will be treated as the death of an Owner, and a new Annuitant may not be named. (See “Death of Owner During the Accumulation Period” above).
Death Benefit Options
In the event an Owner (or the Annuitant, where the Owner is not an individual) dies during the Accumulation Period, a Beneficiary must choose payment of the death benefit under one of the options below (unless the Owner has previously made the election or due to the requirements of the Code). The death benefit options available under the Contract include the following and any other options acceptable to you and us:
  (a)
Option 1—lump sum payment in cash; or
  (b)Option 2—payment of the entire death benefit under a Non-Qualified Contract within five (5) years (or under a Qualified Contract generally within ten (10) years) of the date of death of the Owner or the first Joint Owner to die; or

  (c)Option 3—payment of the death benefit under an Annuity Option or other periodic payment option acceptable to us (if permitted by the Code) in substantially equal periodic payments (made at least annually) over the lifetime of the Beneficiary or over a period not extending beyond the life expectancy of the Beneficiary with distribution beginning within one (1) year of the date of death of the Owner or the first Joint Owner to die. Any portion of the death benefit not applied within one (1) year of the date of the Owner’s or Joint Owner’s death must be distributed within five (5) years of the date of death.
For Non-Qualified Contracts, payment must begin within one year of the date of death. For Qualified Contracts, payment must begin no later than the end of the calendar year immediately following the year of death.
We may also offer a payment option, for both Non-Qualified Contracts and certain Qualified Contracts, under which your Beneficiary may receive payments, over a period not extending beyond his or her life expectancy, under a method of distribution similar to the distribution of RMDs that are taken as withdrawals from Individual Retirement Accounts. Such payment options may be limited to certain categories of beneficiaries. If this option is elected, we will issue a new contract to your Beneficiary in order to facilitate the distribution of payments. Upon the death of your Beneficiary, the death benefit would be required to be distributed in accordance with applicable tax law requirements. In some cases, this will require that the proceeds be distributed more rapidly than the method of distribution in effect at the time of your Beneficiary’s death. (See “FEDERAL TAX CONSIDERATIONS.”)
If a lump sum payment is elected and all the necessary requirements are met, the payment will be made within seven (7) days.
All options must comply with applicable federal income tax rules. The tax rules are complex and differ for Non-Qualified Contracts and Qualified Contracts. As a general matter, the entire death benefit must be paid within five years (or in some cases 10 years for Qualified Contracts) of the Owner’s date of death unless an exception applies. You should consult your tax adviser about the tax rules applicable to your situation.
Beneficiary Continuation Options. We offer two types of Beneficiary Continuation Options during the Accumulation Period: the Spousal Continuation and Non-Spousal Beneficiary Continuation Options described below. We must receive Notice of the election of one of these Beneficiary Continuation Options by the end of the 90th day after we receive Notice of due proof of death. If the surviving spouse qualifies for Spousal Continuation and has not chosen one of the death benefit options above by the end of the 90 day period, the Spousal Continuation Option will be automatically applied on the 90th day. If a Non-Spousal Beneficiary qualifies for Non-Spousal Beneficiary Continuation and has not chosen one of the death benefit options above by the end of the 90 day period, the Non-Spousal Beneficiary Continuation Option will be automatically applied on the 90th day.
Spousal Continuation. If the Owner dies during the Accumulation Period, the spouse may choose to continue the Contract in his or her own name, to the extent permitted by tax law, and exercise all of the Owner’s rights under the Contract. Upon such election the Account Value will be adjusted to an amount equal to the Death Benefit Amount determined upon such election and receipt of due proof of death of the Owner. Any excess of the Death Benefit Amount over the Account Value will be allocated to the Fixed Account. (See “General Death Benefit Provisions” for more information.)
Spousal continuation will not be allowed to the extent it would fail to satisfy minimum required distribution rules for Qualified Contracts. (see “FEDERAL TAX CONSIDERATIONS.”)
Non-Spousal Beneficiary Continuation. A Beneficiary who is not a spouse generally can choose to continue a Non-Qualified Contract until the fifth anniversary of the Owner’s death, and a Qualified Contract generally until the tenth anniversary of the Owner’s death. The Contract can be continued by a Beneficiary only if his or her share of the death benefit is at least equal to the Minimum Account Value. If the Beneficiary continues the Contract under this provision his or her share will not be paid. It will instead be continued in the Contract on the date we determine the Death Benefit Amount. Such Beneficiary will have the right to make partial and full withdrawals of his/her share of the Contract, not subject to Withdrawal Charges. Such Beneficiary will also have the right to make transfers at the Term End Date or the Interest Rate Term End Date.
During the continuation period the Beneficiary can choose to receive his/her share of the Contract in a single lump sum payment or, to the extent permitted by the Code, apply it to an Annuity Option or other option acceptable to us that must be payable for the life of the Beneficiary or for a term no longer than the life expectancy of the Beneficiary starting within one (1) year after the death of the Owner.
On the fifth anniversary of the death of a Non-Qualified Contract Owner, (or generally the tenth anniversary of the death of a Qualified Contract Owner), any Beneficiary will be paid his/her share of the Account Value that has not been applied to an Annuity Option or other settlement option permissible under the Code, in a single lump sum payment and the Contract will terminate.

Income Payments (The Income Period)
Annuity Date
Under the Contract you can receive regular Income Payments. You can choose the month and year in which those payments begin (the “Annuity Date”). The Annuity Date must not be less than thirteen (13) months from the Issue Date and will be the first day of the calendar month unless, subject to our current established administrative procedures, we allow you to select another day of the month as your Annuity Date. You can change the Annuity Date at any time before the Annuity Date, subject to certain limitations and restrictions that may apply in New York state. Income Payments must begin on, or before, the Maturity Date. Please note that in the Contract, the Annuity Date and Maturity Date are the same date.
Maturity Date
The Maturity Date is specified in your Contract at purchase and is the first day of the calendar month following the Annuitant’s 90th birthday or 10 years from the date we issue your Contract, whichever is later. If Income Payments don’t begin on, or before, the Maturity Date, the Contract will be annuitized at the Maturity Date under the Contract’s default Annuity Option, or you can make a complete withdrawal of your Account Value.
You can change or extend your Maturity Date at any time before the Maturity Date with thirty (30) days prior notice to us (subject to restrictions that may apply in New York state, restrictions imposed by your selling firm and our current established administrative procedures.) The latest date we will allow you to extend to must be based on the Owner’s age and not the Annuitant’s age. You must contact us at our Annuity Service Office to make this election. This requirement may be changed by us. Please be aware that once your Contract is annuitized, you are ineligible to receive the death benefit.
Income Payments
You (unless another payee is named) will receive Income Payments during the Income Period. The Annuitant is the natural person(s) whose life we look to in the determination of Income Payments. All Income Payments are fixed as to amount.
The Account Value, less any applicable Premium Taxes on the day immediately preceding the Annuity Date will be used to determine the Income Payment amount. The amount of each Income Payment will be based upon the Annuity Option elected, the Annuitant’s age, the Annuitant’s sex (where permitted by law), and the appropriate Annuity Option table. Your annuity rates will not be less than those guaranteed in your Contract at the time of purchase. If, as of the annuity calculation date, the then current Annuity Option rates applicable to this class of contracts provide an Income Payment greater than that which is guaranteed under the same Annuity Option under the Contract, the greater payment will be made.
Income Payments will be paid as monthly installments or at any frequency acceptable to you and us. If the amount of the Account Value to be applied under an Annuity Option is less than $5,000, we reserve the right to make one lump sum payment equal to the then current Account Value in lieu of Income Payments. If the amount of the Income Payment would be less than $100, we may reduce the frequency of payments to an interval which will result in the payment being at least $100, but with a frequency of no less than annually.
Annuity Options
You can choose among income plans (the “Annuity Options”). You can change it at any time before the death benefit becomes payable or the Annuity Date.
If you do not choose an Annuity Option at the time you purchase the Contract, Option 2, which provides a life annuity with 10 years of guaranteed Income Payments, will automatically be applied.
You can choose one of the following Annuity Options or any other Annuity Option acceptable to us. After Income Payments begin, you cannot change the Annuity Option, subject to the requirements of the Code.
If more than one frequency is permitted under your Contract, choosing less frequent payments will result in each Income Payment being larger. Annuity Options that guarantee that payments will be made for a certain number of years regardless of whether the Annuitant or joint Annuitant are alive (such as Options 2 and 4 below) result in Income Payments that are smaller than Annuity Options without such a guarantee (such as Options 1 and 3 below). For Annuity Options with a designated period, choosing a shorter designated period will result in each Income Payment being larger.
Option 1. Life Annuity. Under this option, we will make Income Payments so long as the Annuitant is alive. We stop making Income Payments after the Annuitant’s death. It is possible under this option to receive only one Income Payment if the Annuitant dies before the due date of the second payment or to receive only two Income Payments if the Annuitant dies before the due date of the third payment, and so on.

Option 2. Life Annuity With 10 Years of Income Payments Guaranteed. Under this option, we will make Income Payments so long as the Annuitant is alive. If, when the Annuitant dies, we have made Income Payments for less than ten years, we will then continue to make Income Payments to the Beneficiary for the rest of the 10 year period.
Option 3. Joint and Last Survivor Annuity. Under this option, we will make Income Payments so long as the Annuitant and a second person (joint Annuitant) are both alive. When either Annuitant dies, we will continue to make Income Payments, so long as the survivor continues to live. We will stop making Income Payments after the last survivor’s death.
Option 4. Joint and Last Survivor Annuity with 10 Years of Income Payments Guaranteed. Under this option, we will make Income Payments so long as the Annuitant and a second person (joint Annuitant) are both alive. When either Annuitant dies, we will continue to make Income Payments, so long as the survivor continues to live. If, at the last death of the Annuitant and the joint Annuitant, we have made Income Payments for less than ten years, we will then continue to make Income Payments to the Beneficiary for the rest of the 10 year period.
We may require proof of the age or sex of an Annuitant before making any Income Payments under the Contract that are measured by the Annuitant’s life. If the age or sex of the Annuitant has been misstated, the amount payable will be the amount that the Account Value would have provided at the correct age or sex. Once Income Payments have begun, the amount of any overpayments or underpayments, with interest at 6% per annum, will be, as applicable, deducted from, or added to, the payment or payments made after the adjustment.
Upon the death of the last surviving Annuitant, the Beneficiary may choose to continue receiving income payments (if permitted by the Code) or to receive the commuted value of the remaining guaranteed payments. The calculation of the commuted value will be done using the then current Annuity Option rates.
Due to underwriting, administrative or Code considerations, there may be limitations on payments to the survivor under Options 3 and 4 and/or the duration of the guarantee period under Options 2 and 4.
Tax rules with respect to decedent contracts may prohibit the election of Joint and Last Survivor Annuity Options (or income types) and may also prohibit payments for as long as the Owner’s life in certain circumstances.
In addition to the Annuity Options described above, we may offer an additional payment option that would allow your Beneficiary to take distribution of the Account Value over a period not extending beyond his or her life expectancy. Under this option, annual distributions would not be made in the form of an annuity, but would be calculated in a manner similar to the calculation of RMDs from IRAs. (See “FEDERAL TAX CONSIDERATIONS.”) We generally intend to make this payment option available to both Qualified Contracts and Non-Qualified Contracts, to the extent allowed under the Code; however, such payment option may be limited to certain categories of beneficiaries. In the event that you purchased the Contract as a Qualified Contract, you must take distribution of the Account Value in accordance with the minimum required distribution rules set forth in applicable tax law. (See “FEDERAL TAX CONSIDERATIONS.”) Under certain circumstances, you may satisfy those requirements by electing an Annuity Option. Upon your death, if Income Payments have already begun under a Qualified Contract, applicable tax law may require that any remaining Income Payments be paid over a shorter period than originally elected or otherwise adjusted to comply with the tax law. If you purchased the Contract as a Non-Qualified Contract, the tax rules that apply upon your death are similar to the tax rules for Qualified Contracts, but differ in some material respects. For example, if you die after Income Payments have already begun under a Non-Qualified Contract, any remaining Income Payments can continue to be paid, provided that they are paid at least as rapidly as under the method of distribution in effect at the time of your death.
Death of Owner During the Income Period
If the Owner (or a Joint Owner), is not the Annuitant, and dies during the Income Period, any remaining guaranteed payments under the Annuity Option elected will continue at least as rapidly as under the method of distribution in effect at the time of the Owner’s (or Joint Owner’s) death, but in all events in accordance with applicable tax law requirements. Upon the death of the Owner (or a Joint Owner) during the Income Period, the Beneficiary becomes entitled to exercise the rights of the Owner. If an Owner (or Joint Owner) is the Annuitant and dies during the Income Period, any remaining Income Payments (except under Option 1 or Option 3) will be as specified in the Annuity Option chosen and will continue at least as rapidly as under the method of distribution in effect at the time of the Owner’s (or Joint Owner’s) death, but in all events in accordance with applicable tax law requirements.
PREMIUM AND OTHER TAXES
We reserve the right to deduct from the Purchase Payment or Account Value any taxes relating to the Contract paid by us to any government entity. New York state does not currently assess Premium Taxes on purchase payments you make. We will determine when taxes relate to the Contract.

We may pay taxes when due and deduct that amount from the Account Value at a later date. Payment at an earlier date does not waive any right we may have to deduct amounts at a later date. Generally, it is our practice not to charge Premium Taxes until Income Payments begin.
INCOME TAXES
We reserve the right to deduct from the Contract for any income taxes which we incur because of the Contract. At the present time, however, we are not incurring any such income tax or making any such deductions.
FEDERAL TAX CONSIDERATIONS
Introduction
The following information on taxes is a general discussion of the subject. It is not intended as tax advice. The provisions of the Code that govern the Contract are complex and subject to change. The applicability of Federal income tax rules may vary with your particular circumstances. This discussion does not include all the Federal income tax rules that may affect you and your Contract. Nor does this discussion address other Federal tax consequences (such as estate and gift taxes, sales to foreign individuals or entities), or state or local tax consequences, which may affect your investment in the Contract. As a result, you should always consult a tax adviser for complete information and advice applicable to your individual situation.
You are responsible for determining whether your purchase of a Contract, withdrawals, income payments and any other transactions under your Contract satisfy applicable tax law.
We do not expect to incur Federal, state or local income taxes on the earnings or realized capital gains attributable to the Separate Account. However, if we do incur such taxes in the future, we reserve the right to charge amounts allocated to the Separate Account for these taxes.
For Federal tax purposes, the term “spouse” refers to the person to whom you are lawfully married, regardless of sex.  The term “spouse” generally will not include individuals who are in a registered domestic partnership or civil union not denominated as marriage under state or other applicable law.
Non-Qualified Annuity Contracts
This discussion assumes the Contract is a “non-qualified” annuity Contract for Federal income tax purposes, that is not held in a tax qualified “plan.” Tax qualified plans include arrangements described in Code Sections 401(a), 401(k), 403(a), 403(b) or tax sheltered annuities (“TSA”), 408 or “IRAs” (including SEP and SIMPLE IRAs), 408A or “Roth IRAs” and 457(b) plans. Contracts owned through such plans are referred to below as “qualified” contracts.
Non-Qualified Annuity Contracts Owned by Corporations and Other Legal Entities
Taxes on earnings are deferred until you take money out. Non-qualified annuity Contracts owned by a non-natural person, such as corporations or certain other legal entities (other than a trust that holds the Contract as an agent for a natural person), do not receive tax deferral on earnings.
Accumulation
Generally, an owner of a non-qualified annuity Contract is not taxed on increases in the value of the Contract until there is a distribution from the Contract, i.e. surrender, partial withdrawal income payments or commutation. This deferral of taxation on accumulated value in the Contract is limited to Contracts owned by or held for the benefit of “natural persons.” A Contract will be treated as held by a natural person even if the nominal owner is a trust or other entity which holds the Contract as an agent for the exclusive benefit of a natural person.
In contrast, a Contract owned by other than a “natural person,” such as a corporation, partnership, trust or other entity (other than a trust holding the Contract as an agent for a natural person), will be taxed currently on the increase in accumulated value in the Contract in the year earned.
Surrenders or Withdrawals—Early Distribution
If you take a withdrawal from your Contract, or surrender your Contract prior to the date you commence taking annuity or “income” payments (the “Annuity Starting Date”), the amount you receive will generally be treated first as coming from earnings, if any, (and thus subject to income tax) and then from your purchase payments (which are not subject to income tax). If the accumulated value is less than your purchase payments upon surrender of your Contract, your ability to claim any unrecovered purchase payments on your Federal income tax return as a miscellaneous itemized deduction is suspended under the 2017 Tax Cuts and Job Act effective for tax years beginning after December 31, 2017 and before January 1, 2026.
The portion of any withdrawal from an annuity Contract that is subject to income tax may also be subject to a 10% Federal income tax penalty for “early” distribution if such withdrawal is taken prior to you reaching age 59 1∕2, unless an exception applies. Exceptions include distributions made:
  (a)
on account of your death or disability;
  (b)as part of a series of substantially equal periodic payments made at least annually payable for your life (or life expectancy) or joint lives (or joint life expectancies) of you and your designated beneficiary; or
  (c)
under certain immediate income annuities.
If you receive systematic payments that you intend to qualify for the “substantially equal periodic payments” exception noted above, any modifications (except due to death or disability) to your payment before age 59 1∕2 or within five years after beginning these payments, whichever is later, will result in the retroactive imposition of the 10% Federal income tax penalty with interest. Such modifications may include but are not limited to additional purchase payments to the Contract (including tax-free transfers or rollovers) or additional withdrawals from the Contract.
Amounts received as a partial withdrawal may be fully includable in taxable income to the extent of gain in the Contract.
Aggregation
If you purchase two or more deferred annuity Contracts after October 21, 1988 from BLNY (or its affiliates) during the same calendar year, the law requires that all such Contracts must be treated as a single Contract for purposes of determining whether any payments not received as an annuity (e.g., withdrawals) will be includible in income. Aggregation could affect the amount of a withdrawal that is taxable and subject to the 10% Federal income tax penalty described above. Since the IRS may require aggregation in other circumstances as well, you should consult a tax adviser if you are purchasing more than one annuity Contract from the same insurance company in a single calendar year. Aggregation does not affect distributions paid in the form of an annuity (See “Taxation of Payments in Annuity Form” below).
Exchanges/Transfers
The annuity Contract may be exchanged in whole or in part for another annuity contract or a long-term care insurance policy. An exchange in whole of an annuity for another annuity or for a qualified long-term care insurance policy will generally be a tax-free transaction under Section 1035 of the Code. The partial exchange of an annuity contract may be a tax-free transaction provided that, among other prescribed IRS conditions, no amounts are distributed from either contract involved in the exchange for 180 days following the date of the exchange—other than annuity payments made for life, joint lives, or for a term of 10 years or more. If a distribution is made from either contract within the 180-day period after the exchange or the exchange otherwise fails to satisfy other IRS prescriptions, the IRS reserves the right to characterize the exchange in a manner consistent with its substance, based on general tax principles and all the facts and circumstances.  For instance, such distribution from either contract may be taxable to the extent of the combined gain attributable to both contracts, or only to the extent of your gain in the contract from which the distribution is paid.  Some of the ramifications of a partial exchange remain unclear.  You should consult your tax adviser concerning potential tax consequences prior to any partial exchange or split of annuity contracts.
A transfer of ownership of the Contract, or the designation of an annuitant or other beneficiary who is not also the Contract owner, may result in income or gift tax consequences to the Contract owner. You should consult your tax adviser if you are considering such a transfer or assignment.
Death Benefit
For non-qualified Contracts, the death benefit is taxable to the recipient in the same manner as if paid to the Contract owner (under the rules for withdrawals or income payments, whichever is applicable). After your death, any death benefit determined under the Contract must be distributed according to certain rules. The method of distribution that is required depends on whether you die before or after the Annuity Starting Date. If you die on or after the Annuity Starting Date, the remaining portion of the interest in the Contract must be distributed at least as rapidly as under the method of distribution being used as of the date of death. If you die before the Annuity Starting Date, the entire interest in the Contract must be distributed within five (5) years after the date of death, or as periodic payments over a period not extending beyond the life or life expectancy of the designated beneficiary (provided such payments begin within one year of your death) and the beneficiary must be a natural person. Additionally, if the annuity is payable to (or for the benefit of) your surviving spouse, that portion of the Contract may be continued with your spouse as the owner. For Contracts owned by a non-natural person, the required distribution rules apply upon the death of the annuitant. If there is more than one annuitant of a Contract held by a non-natural person, then such required distributions will be triggered by the death of the first co-annuitant.
Taxation of Payments in Annuity Form
Payments received from the Contract in the form of an annuity, are taxable as ordinary income to the extent they exceed the portion of the payment determined by applying the exclusion ratio to the entire payment. The exclusion ratio is determined at the time the Contract is annuitized (i.e. accumulated value is converted to an annuity form of distribution). Generally, the applicable exclusion ratio is your investment in the Contract divided by the total payments you expect to receive based on IRS factors, such as the form of annuity and mortality. The excludable portion of each annuity payment is the return of investment in the Contract and it is excludable from your taxable income until your investment in the Contract is fully recovered. We will make this calculation for you. However, it is possible that the IRS could conclude that the taxable portion of income payments under a non-qualified Contract is an amount greater—or less—than the taxable amount determined by us and reported by us to you and the IRS.
Once you have recovered the investment in the Contract, further annuity payments are fully taxable. If you die before your investment in the Contract is fully recovered, the balance may be deducted on your last tax return, or if annuity payments continue after your death, the balance may be deducted by your beneficiary.
The IRS has not furnished explicit guidance as to how the excludable amount is to be determined each year under variable income annuities that permit transfers between a fixed annuity option and variable investment options, as well as transfers between investment options after the Annuity Starting Date. Once annuity payments have commenced, you may not be able to transfer to another non-qualified annuity contract or a long-term care contract as part of a tax-free exchange.
If you receive payments that you intend to qualify for the “substantially equal periodic payments” exception noted above, any modifications (except due to death or disability) to your payment before age 59 1∕2 or within five years after beginning these payments, whichever is later, will result in the retroactive imposition of the 10% Federal income tax penalty with interest. Such modifications may include additional purchase payments or withdrawals (including tax-free transfers or rollovers of income payments) from the Contract.
If the Contract allows, you may elect to convert less than the full value of your Contract to an annuity form of pay-out (i.e., “partial annuitization.”) In this case, your investment in the Contract will be pro-rated between the annuitized portion of the Contract and the deferred portion. An exclusion ratio will apply to the annuity payments as described above, provided the annuity form you elect is payable for at least 10 years or for the life of one or more individuals.
3.8% Tax on Net Investment Income
Federal tax law imposes a 3.8% Net Investment Income tax on the lesser of:
  (1)the taxpayer’s “net investment income,” (from non-qualified annuities, interest, dividends, and other investments, offset by specified allowable deductions); or
  (2)the taxpayer’s modified adjusted gross income in excess of a specified income threshold ($250,000 for married couples filing jointly and qualifying widows, $125,000 for married couples filing separately, and $200,000 for single filers).
“Net investment income” in Item 1 above does not include distributions from tax qualified plans, (i.e., arrangements described in Code Sections 401(a), 403(a), 403(b), 408, 408A or 457(b)), but such income will increase modified adjusted gross income in Item 2 above.
You should consult your tax adviser regarding the applicability of this tax to income under your annuity Contract.
Qualified Annuity Contracts
Introduction
Currently, the Contract is available for use in connection with Non-Qualified Plans, Traditional IRAs and Roth IRAs. In general, annuity contracts purchased through certain types of retirement plans receive favorable treatment under the Code (“tax qualified plans” or “qualified plans”). Tax-qualified plans include arrangements described in Code Sections 401(a), 401(k), 403(a), 403(b) or tax sheltered annuities (“TSA”), 408 or “IRAs” (including SEP and SIMPLE IRAs), 408A or “Roth IRAs” and 457(b) plans. Extensive special tax rules apply to qualified plans and to the annuity Contracts used in connection with these plans. Therefore, the following discussion provides only general information about the use of the Contract with the various types of qualified plans. Adverse tax consequences may result if you do not ensure that contributions, distributions and other transactions with respect to the Contract comply with the law.

The rights to any benefit under the plan will be subject to the terms and conditions of the plan itself as well as the terms and conditions of the Contract.
We exercise no control over whether a particular retirement plan or a particular contribution to the plan satisfies the applicable requirements of the Code, or whether a particular individual is entitled to participate or benefit under a plan.
All qualified plans and arrangements receive tax deferral under the Code. Since there are no additional tax benefits in funding such retirement arrangements with an annuity, there should be reasons other than tax deferral for acquiring the annuity within the plan. Such non-tax benefits may include additional insurance benefits, such as the availability of a guaranteed income for life.
Accumulation
The tax rules applicable to qualified plans vary according to the type of plan and the terms and conditions of the plan itself. Both the amount of the contribution that may be made and the tax deduction or exclusion that you may claim for that contribution under qualified plans are limited under the Code.
Purchase payments or contributions to IRAs or tax qualified retirement plans of an employer may be taken from current income on a before tax basis or after tax basis. Purchase payments made on a “before tax” basis entitle you to a tax deduction or are not subject to current income tax. Purchase payments made on an “after tax” basis do not reduce your taxable income or give you a tax deduction. Contributions may also consist of transfers or rollovers as described below and are not subject to the annual limitations on contributions.
An IRA Contract will accept as a single purchase payment a transfer or rollover from another IRA (including a SEP or SIMPLE IRA) or rollover from an eligible retirement plan of an employer (i.e., 401(a), 401(k), 403(a), 403(b) or governmental 457(b) plans.) A rollover or transfer from a SIMPLE IRA is allowed provided that the taxpayer has participated in such arrangement for at least two years. As part of the single purchase payment, the IRA Contract will also accept an IRA contribution subject to the Code limits for the year of purchase.
Taxation of Annuity Distributions
If contributions are made on a “before tax” basis, you generally pay income taxes on the full amount of money you receive under the Contract. Withdrawals attributable to any after-tax contributions are your basis in the Contract and not subject to income tax (except for the portion of the withdrawal allocable to earnings if any). Under current Federal income tax rules, the taxable portion of distributions under annuity contracts and qualified plans (including IRAs) is not eligible for the reduced tax rate applicable to long-term capital gains and qualifying dividends.
If you meet certain requirements, your Roth IRA earnings can be received free of Federal income taxes.
With respect to IRA Contracts, we will withhold a portion of the taxable amount of your withdrawal for income taxes, unless you elect otherwise. The amount we will withhold is determined by the Code.
Withdrawals Prior to Age 59 1∕2
A taxable withdrawal from a qualified Contract which is subject to income tax may also be subject to a 10% Federal income tax penalty for “early” distribution if taken prior to age 59 1∕2, unless an exception described below applies.
Exceptions to the early distribution penalty for qualified plans include withdrawals or distributions made:
  (a)
on account of your death or disability,
  (b)as part of a series of substantially equal periodic payments payable for your life (or life expectancy) or joint lives (or joint life expectancies) of you and your designated beneficiary and (in the case of certain employer-sponsored qualified plans) you are separated from employment,
  (c)
on separation from service after age 55. This rule does not apply to IRAs (including SEPs and SIMPLE IRAs),
  (d)pursuant to a qualified domestic relations order (“QDRO”). This rule does not apply to IRAs (including SEPs and SIMPLE IRAs),
  (e)
to pay IRS levies (and made after December 31, 1999),
  (f)
to pay deductible medical expenses, or
  (g)in the case of IRAs only, to pay for medical insurance (if you are unemployed), qualified higher education expenses, or for a qualified first time home purchase up to $10,000.

Other exceptions may be applicable under certain circumstances and special rules apply or may become applicable in connection with the exceptions enumerated above. You should consult your tax adviser to confirm whether an exception applies.
If you receive systematic payments or any other payments that you intend to qualify for the “substantially equal periodic payments” exception noted above, any modifications (except due to death or disability) to your payment before age 59 1∕2 or within five years after beginning these payments, whichever is later, will result in the retroactive imposition of the 10% Federal income tax penalty with interest. Such modifications may include but are not limited to additional purchase payments to the Contract (including tax-free transfers or rollovers) and additional withdrawals from the Contract.
Rollovers and Transfers
Your Contract is non-forfeitable (i.e., not subject to the claims of your creditors) and non-transferable (i.e., you may not transfer it to someone else).
Under certain circumstances, you may be able to transfer amounts distributed from your Contract to another eligible retirement plan or IRA.
Generally, a distribution may be eligible for rollover. Certain types of distributions cannot be rolled over, such as distributions received on account of:
  (a)
minimum distribution requirements, or
  (b)
financial hardship; or
  (c)
for a period of ten or more years or for life.
Federal income tax law allows you to make only one rollover from an IRA to another (or the same) IRA in any 12-month period, regardless of the number of IRAs you own.  Generally, this limit does not apply to trustee-to-trustee transfers between IRAs.  Because the rollover rules are complex, please consult with your tax adviser before making an IRA rollover.
20% Withholding on Eligible Rollover Distributions
For certain qualified employer plans, we are required to withhold 20% of the taxable portion of your withdrawal that constitutes an “eligible rollover distribution” for Federal income taxes. The amount we withhold is determined by the Code. You may avoid withholding if you directly transfer a withdrawal from this Contract to another IRA or other qualified plan. Similarly, you may be able to avoid withholding on a transfer into this Contract from an existing qualified plan you may have with another provider by arranging to have the transfer made directly to us. For taxable withdrawals that are not “eligible rollover distributions,” the Code imposes different withholding rules to determine the withholding percentages.
Death Benefit
The death benefit in a qualified Contract is taxable to the recipient in the same manner as if paid to the Contract owner or plan participant (under the rules for withdrawals or income payments, whichever is applicable).
RMD amounts are required to be distributed from a Qualified annuity Contract (including a contract issued as a Roth IRA) following your death. Congress recently changed the RMD rules for individuals who die after 2019. The after-death RMD rules are complex, and you should consult your tax adviser about how they may apply to your situation.
Effective January 1, 2020, when an IRA owner or participant in a defined contribution plan dies, any remaining interest generally must be distributed within 10 years (or in some cases five years) after his or her death, unless an exception applies. An exception permits an “eligible designated beneficiary” to take distributions over life or a period not exceeding life expectancy, subject to special rules and limitations. An “eligible designated beneficiary” includes: the IRA owner/participant’s spouse or minor child (until the child reaches age of majority), certain disabled or chronically ill individuals, and an individual who is not more than 10 years younger than the IRA owner/participant. We may limit any payment option over life, or a period not exceeding life expectancy, to certain categories of eligible designated beneficiary.
Generally, distributions under this exception must start by the end of the year following your death. However, if your surviving spouse is the sole designated beneficiary, distributions may generally be delayed until December 31 of the year you would have attained age 72 (age 70½ if you were born or before June 30, 1949), if your Contract permits.
If you die after annuity payments have already begun under a Qualified Contract, any remaining payments under the contract also must be made in accordance with the RMD rules. In some cases, those rules may require that the remaining payments be made over a shorter period than originally elected or otherwise adjusted to comply with the tax law.

If your surviving spouse is the sole designated beneficiary of your Traditional or Roth IRA, then your surviving spouse may elect to treat the Traditional or Roth IRA as his or her own.
Your designated beneficiary is the person to whom benefit rights under the Contract pass by reason of death. The beneficiary generally must be a natural person in order to elect a periodic payment option based on life expectancy or a period exceeding five years. Different tax rules may apply if your Beneficiary is not a natural person, such as your estate.
Alternatively, your spouse may be able to roll over the death proceeds into another eligible retirement plan in which he or she participates, if permitted under the receiving plan, or he or she may elect to rollover the death proceeds into his or her own IRA, or he or she may elect to transfer the death proceeds into an inherited IRA.
If your beneficiary is not your spouse and your plan and Contract permit, your beneficiary may be able to rollover the death proceeds via a direct trustee-to-trustee transfer into an inherited IRA. However, a non-spouse beneficiary may not treat the inherited IRA as his or her own IRA.
Additionally, for contracts issued in connection with qualified plans subject to ERISA, the spouse or ex-spouse of the participant may have rights in the contract. In such a case, the participant may need the consent of the spouse or ex-spouse to change annuity options or make a withdrawal from the contract.
Required Minimum Distributions During the Owner’s Life
Generally, you must begin receiving RMD amounts from your qualified Contract by the Required Beginning Date. Generally, for retirement plans, the “Required Beginning Date” is April 1 following the latter of:
  (a)
the calendar year in which you reach age 72 (age 70½ if you were born on or before June 30, 1949); or
  (b)the calendar year you retire, provided you do not own more than 5% of the outstanding stock, capital, or profits of your employer.
For IRAs (including SEPs and SIMPLEs) the Required Beginning Date by which you must begin receiving withdrawals is the year in which you attain age 72 (age 70½ if you were born on or before June 30, 1949) even if you have not retired, taking your first distribution no later than April 1 of the year after you reach age 72 (age 70½ if you were born on or before June 30, 1949).
For all subsequent years, including the first year in which you took your RMD by April 1, you must take the required minimum distribution for the year by December 31st. This will require you to take two distributions in the same calendar year if you wait to take your first distribution until April 1 of the year after attaining age 72 (age 70½ if you were born on or before June 30, 1949).
A tax penalty of 50% applies to the shortfall of any required minimum distributions you fail to receive.
The minimum required distribution is calculated with respect to each IRA, but the aggregate distribution may be taken from any one or more of your IRAs.
The regulations also require that the value of benefits under a deferred annuity including certain death benefits in excess of Contract value must be added to the amount credited to your account in computing the amount required to be distributed over the applicable period. We will provide you with additional information regarding the amount that is subject to minimum distribution under this rule. You should consult your own tax adviser as to how these rules affect your own distribution under this rule.
If you intend to receive your minimum distributions in the form of Annuity Payments that are payable over the joint lives of you and a beneficiary or over a guaranteed duration of more than 10 years, be advised that Federal tax law rules may require that, after our death, any remaining payments be made over a shorter period or be reduced after your death to satisfy the RMD rules and avoid the 50% excise tax. Other complex rules also apply to RMDs taken in the form of Annuity Payments. You should consult your own tax adviser as to how these rules affect your own Contract.
Required minimum distribution rules that apply to other types of IRAs while you are alive do not apply to Roth IRAs. However, in general, the IRA post-death rules with respect to minimum distributions do apply to beneficiaries of Roth IRAs.
Additional Information regarding IRAs
Purchase payments
Traditional IRA purchase payments (except for permissible rollovers and direct transfers) are limited in the aggregate to the lesser of 100% of compensation or the deductible amount established each year under the Code. A purchase payment up to the deductible amount can also be made for a non-working spouse provided the couple’s compensation is at least equal to their aggregate contributions. Individuals age 50 and older are permitted to make additional “catch-up” contributions if they have sufficient compensation. If you or your spouse are an active participant in a retirement plan of an employer, your deductible contributions may be limited. If you exceed purchase payment limits you may be subject to a tax penalty.
Roth IRA purchase payments for individuals are non-deductible (made on an “after tax” basis) and are limited to the lesser of 100% of compensation or the annual deductible IRA amount. Individuals age 50 and older can make an additional “catch-up” purchase payment each year (assuming the individual has sufficient compensation). You may contribute up to the annual purchase payment limit if your modified adjusted gross income does not exceed certain limits. If you exceed purchase payment limits, you may be subject to a tax penalty.
Withdrawals
If and to the extent that Traditional IRA purchase payments are made on an “after tax” basis, withdrawals would be included in income except for the portion that represents a return of non-deductible purchase payments. This portion is generally determined based upon the ratio of all non-deductible purchase payments to the total value of all your Traditional IRAs (including SEP IRAs and SIMPLE IRAs). We withhold a portion of the amount of your withdrawal for income taxes, unless you elect otherwise. The amount we withhold is determined by the Code.
Generally, withdrawal of earnings from Roth IRAs are free from Federal income tax if (1) they are made at least five taxable years after the tax year for which you made your first purchase payment to a Roth IRA; and (2) they are made on or after the date you reach age 59½ or upon your death, disability or for a qualified first-home purchase (up to $10,000). Withdrawals from a Roth IRA are made first from purchase payments and then from earnings. We may be required to withhold a portion of your withdrawal for income taxes, unless you elect otherwise. The amount will be determined by the Code.
Conversion
Traditional IRAs may be converted to Roth IRAs. Except to the extent you have non-deductible contributions, the amount converted from an existing Traditional IRA into a Roth IRA is taxable. Generally, the 10% Federal income tax penalty does not apply. However, the taxable amount to be converted must be based on the fair market value of the entire annuity contract being converted into a Roth IRA. Such fair market value, in general, is to be determined by taking into account the value of all benefits (both living benefits and death benefits) in addition to the account balance; as well as adding back certain loads and charges incurred during the prior twelve month period. Your Contract may include such benefits and applicable charges. Accordingly, if you are considering such conversion of your annuity Contract, please consult your tax adviser. The taxable amount may exceed the account balance at the date of conversion.
Prior to 2018, contributions made to a Traditional IRA that were converted to a Roth IRA could be recharacterized as made back to the Traditional IRA, if certain conditions were met.  Under a provision of the Tax Cuts and Jobs Act, recharacterization cannot be used to unwind a conversion from a Traditional IRA to a Roth IRA for taxable years beginning after December 31, 2017.  For conversions made to a Roth IRA in 2017, the IRS has issued guidance allowing recharacterizations to be made in 2018.  Please consult your tax adviser.
Additional Federal Tax Considerations
Non-Qualified Annuity Contracts
Changes to Tax Rules and Interpretations
Changes to applicable tax rules and interpretations can adversely affect the tax treatment of your Contract. These changes may take effect retroactively.
We reserve the right to amend your Contract where necessary to maintain its status as an Annuity Contract under Federal tax law and to protect you and other Contract owners from adverse tax consequences.
Qualified Annuity Contracts
Annuity contracts purchased through tax qualified plans are subject to limitations imposed by the Code and regulations as a condition of tax qualification. There are various types of tax qualified plans which have certain beneficial tax consequences for Contract owners and plan participants.
Types of Qualified Plans
The following includes individual account-type plans which may hold an annuity Contract as described in the Prospectus.

IRA
A traditional IRA is established by an individual, under Section 408(a) or 408(b) of the Code. See also Roth IRAs below.
Roth Account
Individual or employee plan contributions made to certain plans on an after-tax basis. An IRA may be established as a Roth IRA under Section 408A, and 401(k), 403(b) and 457(b) plans may provide for Roth accounts. Contributions to a Roth IRA are limited based on the level of your modified adjusted gross income.
Comparison of Plan Limits for Individual Contributions:
Plan Type	Elective Contribution	Catch-up Contribution
IRA	$6,000	$1,000
SIMPLE IRA	$14,000	$3,000
401(k)	$20,500	$6,500
SEP/401(a)	(Employer contributions only)
403(b) [TSA]	$20,500	$6,500
457(b)	$20,500	$6,500
Dollar limits are for 2022 and subject to cost-of-living adjustments in future years. Employer-sponsored individual account plans (other than 457(b) plans) may provide for additional employer contributions not to exceed the lesser of $61,000 and 100% of an employee’s compensation for 2022.
Federal Estate Taxes
While no attempt is being made to discuss the Federal estate tax implications of the Contract, you should bear in mind that the value of an annuity contract owned by a decedent and payable to a beneficiary by virtue of surviving the decedent is included in the decedent’s gross estate. Depending on the terms of the annuity contract, the value of the annuity included in the gross estate may be the value of the lump sum payment payable to the designated beneficiary or the actuarial value of the payments to be received by the beneficiary. Consult an estate planning adviser for more information.
Generation-Skipping Transfer Tax
Under certain circumstances, the Code may impose a “generation-skipping transfer tax” when all or part of an annuity contract is transferred to, or a death benefit is paid to, an individual two or more generations younger than the contract owner. Regulations issued under the Code may require us to deduct the tax from your contract, or from any applicable payment, and pay it directly to the IRS.
Annuity Purchase Payments by Nonresident Aliens and Foreign Entities
The discussion above provides general information regarding U.S. Federal income tax consequences to annuity purchasers that are U.S. citizens or residents. Purchasers that are not U.S. citizens or residents will generally be subject to U.S. Federal withholding tax on taxable distributions from annuity contracts at a 30% rate, unless a lower treaty rate applies. In addition, purchasers may be subject to state and/or municipal taxes and taxes that may be imposed by the purchaser’s country of citizenship or residence. Prospective purchasers are advised to consult with a qualified tax adviser regarding U.S., state and foreign taxation with respect to an annuity contract purchase.
YOUR RIGHT TO CANCEL (FREE LOOK)
If you change your mind about owning the Contract, you can cancel it within 10 days after receiving it by mailing or delivering the Contract to either us or the financial representative who sold it. This is known as a “Free Look.” We ask that you submit your request to cancel in writing, signed by you, to us (e.g., the Annuity Service Office) or to the financial representative who sold it. When you cancel the Contract within this Free Look period, we will not assess a Withdrawal Charge. You will receive (i) whatever your Contract is worth, plus (ii) the sum of all fees, taxes and charges deducted from the Purchase Payment during the Free Look period, as of the effective date of the Free Look, on the Business Day we receive your Contract. The amount you receive for a cancellation request submitted to your financial professional will depend on the day that such request is, in turn, provided to us. The amount you receive may be more or less than your Purchase Payment depending upon the Shield Options you allocated your Purchase Payment to during the Free Look period. This means that you bear the risk of any decline in the Account Value of your Contract during the Free Look period.

OWNERSHIP PROVISIONS
Owner. You, as the Owner, have all the interest and rights under the Contract. Subject to our administrative procedures, we may also permit ownership by a corporation (a type of non-natural person) or other legal entity.
These rights include the right to:
  (a)
change the Beneficiary.
  (b)
change the Annuitant before the Annuity Date (subject to our underwriting and administrative rules).
  (c)
assign the Contract (subject to limitation).
  (d)
change the Income Payment option before the Annuity Date.
  (e)
exercise all other rights, benefits, options and privileges permitted by the Contract or us.
The Owner is named at the time the Contract is issued, unless changed. You may change the Owner at any time. Any change of Owner is subject to the laws, rules or regulations in effect at the time of the request. A change of Owner will automatically revoke any prior named Owner.
Joint Owner. The Contract can be owned by Joint Owners, both of whom must be natural persons. Either Joint Owner can exercise all rights under the Contract unless you inform us otherwise or in a Notice to us. Upon the death of either Owner, the surviving Joint Owner will be the primary Beneficiary, unless you inform us otherwise. Any other Beneficiary designation will be treated as a contingent Beneficiary unless otherwise indicated on the Contract Schedule or in a Notice to us.
Annuitant. The Annuitant is the natural person(s) on whose life we base Income Payments. The Annuitant is the person designated by you on the Issue Date. You can change the Annuitant at any time prior to the Annuity Date, unless an Owner is a non-natural person. Any reference to Annuitant includes any joint Annuitant under an Annuity Option. The Owner and the Annuitant do not have to be the same person except as required under certain sections of the Code. Any change of the Annuitant is subject to the specified maximum age in effect at the time of the request.
Beneficiary. The person(s) or entity(ies) you name to receive a death benefit payable under the Contract upon the death of the Owner or a Joint Owner, or in certain circumstances, an Annuitant. The Beneficiary is named at the time the Contract is issued unless changed at a later date. Unless an irrevocable Beneficiary has been named, you can change the Beneficiary at any time before you die by filing a Notice with us. If Joint Owners are named, and unless you tell us otherwise, the surviving Joint Owner will be the primary Beneficiary. Any other primary Beneficiary designation will be treated as the contingent Beneficiary.
Assignment. You may assign your rights under the Contract unless restricted by the Code or other applicable NY law. For example, in certain tax markets, assignment of the Contract is prohibited by the Code. If the Contract is assigned absolutely, we will treat it as a change of ownership and all rights will be transferred. We are not bound by any assignment unless it is in writing and until it is received at our Annuity Service Office. We assume no responsibility for the validity or effect of any assignment. We will not be liable for any payment or other action we take in accordance with the Contract before we receive the assignment. Assignments will be effective as of the date the written notice of assignment was signed subject to all payments made and actions taken by us before a copy of the signed assignment form is received by us at our Annuity Service Office. You should consult your tax advisor regarding the tax consequences of an assignment. An assignment may be a taxable event.
ABANDONED PROPERTY REQUIREMENTS
Every state has unclaimed property laws that generally declare non-ERISA annuity contracts to be abandoned after a period of inactivity of three to five years from the contract’s maturity date or the date the death benefit is due and payable. For example, if the payment of a death benefit has been triggered, but, if after a thorough search, we are still unable to locate the Beneficiary of the death benefit, or the Beneficiary does not come forward to claim the death benefit in a timely manner, the death benefit will be paid to the abandoned property division or unclaimed property office of the state in which the Beneficiary or you last resided, as shown on our books and records, or to our state of domicile. (Escheatment is the formal, legal name for this process.) However, the state is obligated to pay the death benefit (without interest) if your Beneficiary steps forward to claim it with the proper documentation. To prevent your Contract’s proceeds from being paid to the state abandoned or unclaimed property office, it is important that you update your Beneficiary designations, including addresses, if and as they change. Please call 1-888-243-1932 to make such changes.

SUSPENSION OF PAYMENTS OR TRANSFERS
We may be required to suspend or delay the payment of withdrawals and transfers when we cannot obtain an Index Value under the following circumstances:
  (i)
the NYSE is closed (other than customary weekend and holiday closings);
  (ii)
trading on the NYSE is restricted;
  (iii)
an emergency exists such that we cannot value Investment Amounts; or
  (iv)
during any other period when a regulator by order, so permits.
WHEN WE CAN CANCEL YOUR CONTRACT
We may terminate your Contract by paying you the Account Value in one sum if, prior to the Annuity Date the Minimum Account Value after any partial withdrawal is less than $2,000 or any lower amount required by Federal tax laws. Accordingly, no Contract will be terminated due solely to negative Index Performance. We will only do so to the extent allowed by law. If we do so, we will return the full Account Value. Federal tax law may impose additional restrictions on our right to cancel your Traditional IRA or Roth IRA Contract. We will not terminate any Contract if at the time the termination would otherwise occur the guaranteed amount under any death benefit is greater than the Account Value.  For all other Contracts, we reserve the right to exercise this termination provision, subject to obtaining any required regulatory approvals.
THE INSURANCE COMPANY
Brighthouse Life Insurance Company of NY
BLNY is a stock life insurance company organized under the laws of the State of New York in 1992. Prior to March 6, 2017, BLNY was known as First MetLife Investors Insurance Company. BLNY is licensed to do business only in the State of New York. BLNY is a wholly-owned subsidiary of, and controlled by, Brighthouse Life Insurance Company and ultimately, by Brighthouse Financial, Inc. (“BHF”), a publicly-traded company. BHF, through its subsidiaries and affiliates, is one of the largest providers of annuity and life insurance products in the U.S.
BLNY’s executive offices are located at 285 Madison Avenue, New York, NY 10017. Unless we designate a different office, the office that administers your Contract is located at P.O. Box 305075, Nashville, TN, 37230-5075.
THE SEPARATE ACCOUNT
The assets of the Separate Account are held in our name on behalf of the Separate Account and legally belong to us. We are obligated to pay all money we owe under the Contracts—such as death benefits and Income Payments—even if that amount exceeds the assets in the Separate Account. Any such amount that exceeds the assets in the Separate Account is paid from our General Account. Amounts paid from the General Account are subject to the financial strength and claims paying ability of BLNY and our long term ability to make such payments and are not guaranteed by any other party. We issue other annuity contracts where we pay all money we owe under those contracts and policies from our General Account. BLNY is regulated as an insurance company under state law, which includes, generally, limits on the amount and type of investments in its General Account. However, there is no guarantee that we will be able to meet our claims paying obligations; there are risks to purchasing any insurance product.
A Purchase Payment made to the Contract is allocated to the Separate Account. We have exclusive and absolute ownership and control of the assets of the Separate Account. It is a non-unitized separate account. You do not share in the investment performance of assets allocated to the Separate Account. All investment income, gains and losses, whether or not realized, from assets allocated to the Separate Account are borne by BLNY. The obligations under the Contract are independent of the investment performance of the Separate Account and are our obligations.
We will maintain in the Separate Account assets with an aggregate value at least equal to the reserves for all contracts allocated under the Separate Account.
If the aggregate value of such assets in the Separate Account should fall below such amount, we will transfer assets into the Separate Account so that the value of the Separate Account’s assets is at least equal to such amount. Assets supporting reserves for annuity benefits under such contracts, in the course of payment, will not be maintained in the Separate Account.

INVESTMENTS BY BLNY
We must invest our assets according to New York state law regarding the nature, quality and diversification of investments that may be made by life insurance companies. In general, these laws permit investments, within specified limits and subject to certain qualifications, in Federal, state and municipal obligations, corporate bonds, preferred and common stocks, real estate mortgages, real estate and certain other investments. Purchase Payments made to these Contracts issued by BLNY are invested in the Separate Account. The Separate Account is a non-unitized separate account. Owners do not share in the investment performance of assets allocated to the Separate Account. The obligations under the Contract are independent of the investment performance of the Separate Account and are the obligations of BLNY.
ANNUAL STATEMENT
At least once each calendar year, we will send you a statement that will show:
  (i)
your Account Value;
  (ii)
all transactions regarding your Contract during the year; and
  (iii)
the Investment Amount and interest credited to your Contract.
Such statements will be sent to your last known address on our records. You will have sixty (60) days from the date you receive such statement to inform us of any errors, otherwise such statement will be deemed final and correct.
DISTRIBUTION OF THE CONTRACTS
Brighthouse Securities, LLC (“Brighthouse Securities”) is the principal underwriter and distributor of the securities offered through this prospectus. Brighthouse Securities is our affiliate and its principal executive offices are located at 11225 North Community House Road, Charlotte, NC 28277. Both we and Brighthouse Securities are indirect, wholly owned subsidiaries of BHF. Brighthouse Securities is a member of the Financial Industry Regulatory Authority (FINRA). FINRA provides background information about broker-dealers and their registered representatives through FINRA BrokerCheck. You may contact the FINRA BrokerCheck Hotline at 1-800-289-9999, or log on to www.finra.org. An investor brochure that includes information describing FINRA BrokerCheck is available through the Hotline or on-line.
Brighthouse Securities is not obligated to take and pay for, and is not required to sell, any specific number or dollar amount of Contracts. Brighthouse Securities, and in certain cases, we, have entered into selling agreements with unaffiliated selling firms for the sale of the Contracts. No selling firms are affiliated with us or Brighthouse Securities. We pay compensation to Brighthouse Securities for sales of the Contracts by selling firms. We also pay amounts to Brighthouse Securities that may be used for its operating and other expenses, including the following sales expenses: compensation and bonuses for Brighthouse Securities’ management team, advertising expenses and other expenses of distributing the Contracts. Brighthouse Securities’ management team and registered representatives also may be eligible for non-cash compensation items that we may provide jointly with Brighthouse Securities. Non-cash items include conferences, seminars and trips (including travel, lodging and meals in connection therewith), entertainment, merchandise and other similar items.
Selling Firms
As noted above, Brighthouse Securities, and in certain cases, we, have entered into selling agreements with selling firms for the sale of the Contracts. Selling firms receive commissions, and may receive some form of non-cash compensation. Certain selected selling firms receive additional compensation (described below under “Additional Compensation for Selected Selling Firms”). These commissions and other incentives or payments are not charged directly to Owners. We intend to recoup commissions and other sales expenses through the charges and deductions under the Contract. A portion of the payments made to selling firms may be passed on to their financial representatives in accordance with the selling firms’ internal compensation programs. Those programs may also include other types of cash and non-cash compensation and other benefits. Financial representatives of the selling firms may also receive non-cash compensation, pursuant to their firm’s guidelines, directly from us or Brighthouse Securities.
Compensation Paid to Selling Firms. Brighthouse Securities pays compensation to all selling firms in the form of commissions and may also provide certain types of non-cash compensation. The maximum commission payable is 6% of the Purchase Payment. Some selling firms may elect to receive a lower commission when the Purchase Payment is made, along with annual trail commissions up to 1% of Account Value for so long as the Contract remains in effect or as agreed in the selling agreement. We also pay commissions when an Owner elects to begin receiving regular income payments. (See

“INCOME PAYMENTS—(THE INCOME PERIOD).”) Brighthouse Securities may also provide non-cash compensation items that we may provide jointly with Brighthouse Securities. Non-cash items may include expenses for conference or seminar trips, certain gifts, prizes and awards.
Ask your financial representative for further information about what payments your financial representative and the selling firm for which he or she works may receive in connection with your purchase of a Contract.
Additional Compensation for Selected Selling Firms. Brighthouse Securities has entered into distribution arrangements with certain selected unaffiliated selling firms. Under these arrangements Brighthouse Securities may pay additional compensation to selected selling firms, including marketing allowances, introduction fees, persistency payments, preferred status fees and industry conference fees. Marketing allowances are periodic payments to certain selling firms, the amount of which may be an annual flat fee, or in some cases, depends on cumulative periodic (usually quarterly) sales of our insurance contracts (including the Contracts) and may also depend on meeting thresholds in the sale of certain of our insurance contracts (other than the Contracts). They may also include payments we make to cover the cost of marketing or other support services provided for or by registered representatives who may sell our products. Introduction fees are payments to selling firms in connection with the addition of our products to the selling firm’s line of investment products, including expenses relating to establishing the data communications systems necessary for the selling firm to offer, sell and administer our products. Persistency payments are periodic payments based on account values of our insurance contracts (including Account Values of the Contracts) or other persistency standards. Preferred status fees are paid to obtain preferred treatment in selling firms’ marketing programs, which may include marketing services, participation in marketing meetings, listings in data resources and increased access to their financial representatives. Industry conference fees are amounts paid to cover in part the costs associated with sales conferences and educational seminars for selling firms’ financial representatives.
The additional types of compensation discussed above are not offered to all selling firms. The terms of any particular agreement governing compensation may vary among selling firms and the amounts may be significant. The prospect of receiving, or the receipt of, additional compensation as described above may provide selling firms and/or their financial representatives with an incentive to favor sales of the Contracts over other annuity contracts (or other investments) with respect to which selling firm does not receive additional compensation, or lower levels of additional compensation. You may wish to take such payment arrangements into account when considering and evaluating any recommendation relating to the Contracts. For more information about any such additional compensation arrangements, ask your financial representative.
Wholesaling Firms
In addition to the distribution arrangements discussed above, Brighthouse Securities has entered into wholesaling agreements with wholesaling firms to provide marketing and training support services to selling firms and the registered representatives of selling firms. These services may include, but not be limited to, training and promotional support for the solicitation, sale and on-going servicing of the Contracts by the selling firms. Brighthouse Securities pays compensation to wholesaling firms in connection with these services.
THE FIXED ACCOUNT
We may offer our Fixed Account as a funding option. Please refer to your Contract and Appendix D for more information.
RESTRICTIONS ON FINANCIAL TRANSACTIONS
Federal laws designed to counter terrorism and prevent money laundering might, in certain circumstances, require us to block an Owner’s ability to make certain transactions and thereby refuse to accept any request for transfers, withdrawals, Surrenders, or death benefits, until instructions are received from the appropriate regulator. We may also be required to provide additional information about you and your Contract to government regulators.
REQUESTS AND ELECTIONS
We will treat your request for a Contract transaction, or your submission of the Purchase Payment, as received by us if we receive a request conforming to our administrative procedures or the Purchase Payment at our Annuity Service Office on any Business Day before 4:00 PM Eastern Standard Time. We will treat your submission of the Purchase Payment as received by us if we receive it at our Annuity Service Office (or a designee receives it in accordance with the designee’s administrative procedures) on any Business Day before 4:00 PM Eastern Standard Time. If we receive the request, or if we (or our designee) receive the Purchase Payment, on any Business Day on or after 4:00 PM Eastern Standard Time, then the request or payment will be treated as received on the next day. Our Annuity Service Office is located at P.O. Box 305075, Nashville, TN

37230-5075. If you send your Purchase Payment or transaction requests to an address other than the one we have designated for receipt of such Purchase Payment or requests, we may return the Purchase Payment to you, or there may be a delay in applying the Purchase Payment or processing the transaction.
Requests for service may be made:
•
By telephone at (888) 243-1932, between the hours of 7:30AM and 5:30PM Central Time Monday through Thursday and 7:30AM and 5:00PM Central Time on Friday;
•
In writing to our Annuity Service Office;
•
By fax at (877) 246-8424; or
•
By Internet at www.brighthousefinancial.com.
Some of the requests for service that may be made by telephone or Internet include transfers of your Account Value into Shield Option(s) or the Fixed Account. We may from time to time permit requests for other types of transactions to be made by telephone or Internet. All transaction requests must be in a form satisfactory to us. Contact us for further information. Some selling firms may restrict the ability of their financial representatives to convey transaction requests by telephone or Internet on your behalf.
We are not a fiduciary and do not provide investment advice or make recommendations regarding insurance or investment products. Ask your financial representative for guidance regarding any requests or elections and for information about your particular investment needs. Please bear in mind that your financial representative, or any financial firm or financial professional with whom you consult for advice, acts on your behalf, not ours. We are not party to any agreement between you and your financial representative. We do not recommend and are not responsible for any securities transactions or investment strategies involving securities.
A request or transaction generally is considered in Good Order if it complies with our administrative procedures and the required information is complete and accurate. A request or transaction may be rejected or delayed if not in Good Order. If you have any questions, you should contact us or your financial representative before submitting the form or request.
We will use reasonable procedures such as requiring certain identifying information, tape recording the telephone instructions, and providing written confirmation of the transaction, in order to confirm that instructions communicated by telephone, fax, Internet or other means are genuine. Any telephone, fax or Internet instructions reasonably believed by us to be genuine will be your responsibility, including losses arising from any errors in the communication of instructions. As a result of this policy, you will bear the risk of loss. If we do not employ reasonable procedures to confirm that instructions communicated by telephone, fax or Internet are genuine, we may be liable for any losses due to unauthorized or fraudulent transactions. All other requests and elections under your Contract must be in writing signed by the proper party, must include any necessary documentation and must be received at our Annuity Service Office to be effective. If acceptable to us, requests or elections relating to Beneficiaries and Ownership will take effect as of the date signed unless we have already acted in reliance on the prior status. We are not responsible for the validity of any written request or action.
Telephone and computer systems may not always be available. Any telephone or computer system, whether it is yours, your service provider’s, your financial representative’s, or ours, can experience outages or slowdowns for a variety of reasons. These outages or slowdowns may delay or prevent our processing of your request. Although we have taken precautions to help our systems handle heavy use, we cannot promise complete reliability under all circumstances. If you experience technical difficulties or problems, you should make your transaction request in writing to our Annuity Service Office.
Inquiries. If you need more information, please contact our Annuity Service Office at:
Brighthouse Securities, LLC
P.O. Box 305075
Nashville, Tennessee 37230-5075
(888) 243-1932
CONFIRMING TRANSACTIONS
We will send out written statements confirming that a transaction was recently completed. Unless you inform us of any errors within 60 days of receipt, we will consider these communications to be accurate and complete.

LEGAL PROCEEDINGS
In the ordinary course of business, BLNY, similar to other life insurance companies, is involved in lawsuits (including class action lawsuits), arbitrations and other legal proceedings. Also, from time to time, state and Federal regulators or other officials conduct formal and informal examinations or undertake other actions dealing with various aspects of the financial services and insurance industries. In some legal proceedings involving insurers, substantial damages have been sought and/or material settlement payments have been made.
It is not possible to predict with certainty the ultimate outcome of any pending legal proceeding or regulatory action. However, BLNY does not believe any such action or proceeding will have a material adverse effect upon the Separate Account or upon the ability of Brighthouse Securities to perform its contract with the Separate Account or of BLNY to meet its obligations under the contracts.
EXPERTS
Legal matters in connection with Federal laws and regulations affecting the issue and sale of the Contracts described in this prospectus and the organization of BLNY, its authority to issue such Contracts under New York law and the validity of the forms of the Contracts under New York law have been passed on by legal counsel for BLNY.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The financial statements of Brighthouse Life Insurance Company of NY as of December 31, 2021 and 2020, and for each of the three years in the period ended December 31, 2021, incorporated by reference in this Prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.
ELECTRONIC DELIVERY
As Owner you may elect to receive electronic delivery of current prospectuses related to the Contract and other Contract related documents. Contact us at our website at www.brighthousefinancial.com for more information and to enroll.
AMENDMENT OF THE CONTRACT
We reserve the right to amend the Contracts to comply with applicable Federal or state laws or regulations. We will notify you in writing of any such amendments.
MISSTATEMENT
We may require proof of the age or sex (where permitted) of the Annuitant, Owner and/or the Beneficiary before making any payments under the Contract that are measured by the Annuitant’s, Owner’s or Beneficiary’s life. If the age or sex of the measuring life has been misstated, the amount payable will be the amount that would have been provided at the correct age and sex.
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES
Pursuant to applicable provisions of BLNY’s by-laws or internal corporate policies adopted by BLNY or its ultimate parent, the directors, officers and other controlling persons of BLNY and of BLNY’s affiliate and principal underwriter, Brighthouse Securities, who are made or threatened to be made a party to an action or proceeding, may be eligible to obtain indemnification against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys’ fees, incurred as a result of such action or proceeding. Under the principal underwriting agreement between BLNY and Brighthouse Securities, the parties have agreed to indemnify each other against certain liabilities and expenses from legal proceedings arising out of Brighthouse Securities’ distribution of the Contracts.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling BLNY pursuant to the foregoing provisions, BLNY has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

INFORMATION ABOUT BRIGHTHOUSE LIFE INSURANCE COMPANY OF NY
Description of Business
Our Company
BLNY was incorporated on December 31, 1992 as a New York stock life insurance company and is licensed to do business only in the state of New York. We market or administer a range of annuity and life insurance products to individuals and deliver our products through multiple independent distribution channels and marketing arrangements with a diverse network of distribution partners. Prior to March 6, 2017, BLNY was known as First MetLife Investors Insurance Company.
We believe we are a financially disciplined company with an emphasis on independent distribution and that our strategy of offering a targeted set of products to serve our customers and distribution partners will enhance our ability to invest in our business and distribute cash to our shareholders over time. We also believe that general demographic trends in the U.S. population, the increase in under-insured individuals, the potential risk to governmental social safety net programs and the shifting of responsibility for retirement planning and financial security from employers and other institutions to individuals will create opportunities to generate significant demand for our products.
Risk management of both our in-force book and our new business to enhance sustained, long-term shareholder value is fundamental to our strategy. In writing new business, we prioritize products that provide a risk offset and diversification to our legacy variable annuity products. We assess the value of new products by taking into account the amount and timing of cash flows, the use and cost of capital required to support our financial strength ratings and the cost of risk mitigation. We remain focused on maintaining our strong capital base and excess liquidity at the holding company, and we have established a risk management approach that seeks to mitigate the effects of severe market disruptions and other economic events on our business. See “— Segments and Corporate & Other — Annuities.”
Segments and Corporate & Other
We are organized into two segments: Annuities and Life. In addition, we report certain of our results of operations in Corporate & Other. In addition to the discussion that follows, refer to Note 2 of the Notes to the Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the U.S. Securities and Exchange Commission (“SEC”) on March 3, 2022 (the “2021 Annual Report”) and Note 2 of the Notes to the Interim Condensed Financial Statements in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 (the “First Quarter Form 10-Q”) filed with the SEC on May 12, 2022 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 (the “Second Quarter Form 10-Q” and, together with the First Quarter Form 10-Q, the “Quarterly Reports”) filed with the SEC on August 9, 2022 for additional information regarding each of our segments and Corporate & Other.
Annuities
Our Annuities segment consists of a variety of variable, fixed, index-linked and income annuities designed to address contract holders’ needs for protected wealth accumulation on a tax-deferred basis, wealth transfer and income security. The “variable” and “fixed” classifications describe generally whether we or the contract holder bears the investment risk of the assets supporting the contract and determine the manner in which we earn profits from these products, as asset-based fees charged for variable products or generally as investment spreads for fixed products. Index-linked annuities allow the contract holder to participate in returns from specified equity indices and, in the case of our flagship suite of Shield Level Annuities (“Shield” and “Shield Annuities”), provide a specified level of market downside protection. Income annuities provide a guaranteed monthly income for a specified period of years or for the life of the annuitant.
Products
Shield Annuities
Our flagship suite of Shield Annuities provide for accumulation of retirement savings or other long-term investments and combine certain features found in both variable and fixed annuities. Shield Annuities are single premium deferred annuity contracts that provide the contract holder with the ability to participate in the appreciation of certain financial markets up to a stated level, while offering protection from a portion of declines. Rather than allocating purchase payments directly into the equity market, the contract holder has an opportunity to participate in the returns of a specified market index. Shield Annuities offer account value and return of premium death benefits. To protect us from premature withdrawals, we impose surrender charges, which are typically applicable during the early years of the annuity contract and decline over time. Surrender charges allow us to recoup amounts we expended to initially market and sell such annuities.

Fixed Deferred Annuities
Fixed deferred annuities are single premium deferred annuity contracts that are designed for growth and to address asset accumulation needs. Purchase payments under fixed deferred annuity contracts are allocated to our general account and interest is credited based on rates we determine for fixed rate annuities or the performance of an index or indices for fixed index annuities (“FIA”), subject to specified guaranteed minimums. Credited interest rates are guaranteed for at least one year. To protect us from premature withdrawals, we impose surrender charges, which are typically applicable during the early years of the annuity contract and decline over time.
Income Annuities
Income annuities are annuity contracts under which the contract holder contributes a portion of their retirement assets in exchange for a steady stream of retirement income, lasting either for a specified period of time or as long as the life of the annuitant. We offer immediate income annuities, referred to as “single premium immediate annuities” (“SPIA”). SPIAs provide guaranteed lifetime income that can be used to supplement other retirement income sources. SPIAs are single premium annuity products that provide a guaranteed level of income, beginning within 12 months from the contract issuance date, to the contract holder for a specified number of years or the duration of the life of the annuitant(s). SPIAs are priced based on considerations consistent with the annuitant’s age and gender.
Variable Annuities
We issue variable annuity contracts that offer contract holders a tax-deferred basis for wealth accumulation and rights to receive a future stream of payments. The contract holder can choose to invest purchase payments in the separate account or, if available, the general account investment options under the contract. For the separate account options, the contract holder can elect among several subaccounts that invest in internally and externally managed investment portfolios. Unless the contract holder has elected to pay for guaranteed minimum living or death benefits, as discussed below, the contract holder bears the entire risk and receives all of the net returns resulting from the investment option(s) chosen. For the general account options, we credit the contract’s account value with the net purchase payment and credit interest to the contract holder at rates declared periodically, subject to a guaranteed minimum crediting rate. The account value of most types of general account options is guaranteed and is not exposed to market risk, because the issuing insurance company rather than the contract holder directly bears the risk that the value of the underlying general account investments of the insurance companies may decline.
The majority of the variable annuities we have issued have guaranteed minimum benefits (“GMxB”), which we believe make these products attractive to our customers in periods of economic uncertainty. These GMxBs must be elected by the contract holder no later than at the time of issuance of the contract. The primary types of GMxBs are those that guarantee death benefits payable upon the death of a contract holder (guaranteed minimum death benefits, “GMDB”) and those that guarantee benefits payable while the contract holder or annuitant is alive (guaranteed minimum living benefits, “GMLB”). There are three primary types of GMLBs: guaranteed minimum income benefits (“GMIB”), guaranteed minimum withdrawal benefits (“GMWB”) and guaranteed minimum accumulation benefits (“GMAB”).
The guaranteed benefit received by a contract holder pursuant to the GMxBs is calculated based on the benefit base (“Benefit Base”). The calculation of the Benefit Base varies by benefit type and may differ in value from the contract holder’s account value for the following reasons:
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The Benefit Base is defined to exclude the effect of a decline in the market value of the contract holder’s account value. By excluding market declines, actual claim payments to be made in the future to the contract holder will be determined without giving effect to equity market declines;
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The terms of the Benefit Base may allow it to increase at a guaranteed rate irrespective of the rate of return on the contract holder’s account value; or
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The Benefit Base may also increase with subsequent purchase payments, after the initial purchase payment made by the contract holder at the time of issuance of the contract, or at the contract holder’s election with an increase in the account value due to market performance.
GMxBs provide the contract holder with protection against the possibility that a downturn in the markets will reduce the certain specified benefits that can be claimed under the contract. The principal features of our in-force block of variable annuity contracts with GMxBs are as follows:
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GMDBs, a contract holder’s beneficiaries are entitled to the greater of (a) the account value or (b) the Benefit Base upon the death of the annuitant;

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GMIBs, a contract holder is entitled to annuitize the policy after a specified period of time and receive a minimum amount of lifetime income based on predetermined payout factors and the Benefit Base, which could be greater than the account value;
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GMWBs, a contract holder is entitled to withdraw a maximum amount of their Benefit Base each year, which could be greater than the underlying account value; and
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GMABs, a contract holder is entitled to a percentage of the Benefit Base, which could be greater than the account value, after the specified accumulation period, regardless of actual investment performance.
Variable annuities may have more than one type of GMxB. For example, variable annuities with a GMLB may also have a GMDB.
Variable Annuity Fees
We earn various types of fee revenue based on account value, fund assets and the Benefit Base for contracts that invest through a separate account. In general, GMxB fees calculated based on the Benefit Base are more stable in market downturns compared to fees based on the account value. We earned fees and charges on our variable annuity contracts that invest through a separate account. In addition to fee revenue, we also earn a spread on the portion of the account value allocated to the general account.
Mortality & Expense Fees and Administrative Fees. We earn mortality and expense fees (“M&E Fees”), as well as administrative fees on our variable annuity contracts. M&E Fees are calculated based on the portion of the contract holder’s account value allocated to the separate accounts and are expressed as an annual percentage deducted daily. These fees are used to offset the insurance and operational expenses relating to our variable annuity contracts. Additionally, the administrative fees are charged either based on the daily average of the net asset values in the subaccounts or when contracts fall below minimum values based on a flat annual fee per contract.
Surrender Charges. Most, but not all, variable annuity contracts (depending on their share class) may also impose surrender charges on withdrawals for a period of time after the purchase and in certain products for a period of time after each subsequent deposit, also known as the surrender charge period. A surrender charge is a deduction of a percentage of the contract holder’s account value prior to distribution to him or her. Surrender charges generally decline gradually over the surrender charge period, which can range from zero to 10 years. Our variable annuity contracts typically permit contract holders to withdraw up to 10% of their account value each year without any surrender charge, however, their guarantees may be significantly impacted by such withdrawals. Contracts may also specify circumstances when no surrender charges apply, for example, upon payment of a death benefit.
Investment Management Fees. We charge investment management fees for managing the proprietary mutual funds managed by our subsidiary, Brighthouse Investment Advisers, LLC (“Brighthouse Advisers”), that are offered as investments under our variable annuities. Investment management fees are also paid on the non-proprietary funds managed by investment advisors unaffiliated with us, to the unaffiliated investment advisors. Investment management fees differ by fund. A portion of the investment management fees charged on proprietary funds managed by subadvisors unaffiliated with us are paid by us to the subadvisors. Investment management fees reduce the net returns on the variable annuity investments.
12b-1 Fees and Other Revenue. 12b-1 fees are paid by the mutual funds which our contract holders chose to invest in and are calculated based on the net assets of the funds allocated to our subaccounts. These fees reduce the returns contract holders earn from these funds. Additionally, mutual fund companies with funds which are available to contract holders through the variable annuity subaccounts pay us fees consistent with the terms of administrative service agreements. These fees are funded from the fund companies’ net revenues. See Note 11 of the Notes to the Financial Statements in the 2021 Annual Report for additional information on 12b-1 fees.
Death Benefit Rider Fees. We may earn fees in addition to the base M&E fees for promising to pay GMDBs. The fees earned vary by generation and rider type. For some death benefits, the fees are calculated based on account value, but for enhanced death benefits (“EDB”), the fees are normally calculated based on the Benefit Base. In general, these fees were set at a level intended to be sufficient to cover the anticipated expenses of covering claim payments and hedge costs associated with these benefits. These fees are deducted from the account value.
Living Benefit Rider Fees. We earn these fees for promising to pay guaranteed benefits while the contract holder is alive, such as for any type of GMLB (including GMIBs, GMWBs and GMABs). The fees earned vary by generation and rider type and are typically calculated based on the Benefit Base and deducted from account value. These fees are set at a level intended to be sufficient to cover the anticipated expenses of covering claim payments and hedge costs associated with these benefits.

Pricing and Risk Selection
Product pricing reflects our pricing standards and guidelines. Annuities are priced based on various factors, which may include investment returns, expenses, persistency, longevity, policyholder behavior and equity market and interest rate scenarios.
Rates for annuity products are highly regulated and must generally be approved by the regulators of the jurisdictions in which the product is sold. The offer and sale of variable annuity products are regulated by the SEC. Generally, these products include pricing terms that are guaranteed for a certain period of time. Such products generally include surrender charges for early withdrawals and fees for guaranteed benefits. We periodically reevaluate the costs associated with such guarantees and may adjust pricing levels accordingly. Further, from time to time, we may also reevaluate the type and level of guarantee features being offered.
We continually review our pricing guidelines in light of applicable regulations and to ensure that our policies remain competitive and supportive of our marketing strategies and profitability goals.
Life
Our Life segment consists of insurance products and services, mainly term life insurance, designed to address policyholders’ needs for financial security and protected wealth transfer, which may be on a tax-advantaged basis. In addition to contributing to our revenues and earnings, mortality protection-based products offered by our Life segment diversify the longevity and other risks in our Annuities segment.
Products
Term Life
Term life products are designed to provide a fixed death benefit in exchange for a guaranteed level premium to be paid over a specified period of time. In September 2019, we suspended sales of our 10- to 30-year level premium term products and, in June 2020, we launched a new term product with 10-, 20- or 30-year level premium term options. We also offer a one-year term option. Our term life products do not include any cash value, accumulation or investment components. As a result, they are our most basic life insurance product offering and generally have lower premiums than other forms of life insurance. Term life products may allow the policyholder to continue coverage beyond the guaranteed level premium period, generally at an elevated cost. Some of our term life policies allow the policyholder to convert the policy during the conversion period to a permanent policy. Such conversion does not require additional medical or financial underwriting. Term life products allow us to spread expenses over a large number of policies while gaining mortality insights that come from high policy volumes.
Pricing and Underwriting
Pricing
Life insurance pricing at issuance is based on the expected payout of benefits calculated using our assumptions for mortality, morbidity, premium payment patterns, sales mix, expenses, persistency and investment returns, as well as certain macroeconomic factors, such as inflation. Our product pricing models consider additional factors, such as hedging costs, reinsurance programs, and capital requirements. Our product pricing reflects our pricing standards and guidelines. We continually review our pricing guidelines in light of applicable regulations and to ensure that our policies remain competitive and supportive of our marketing strategies and profitability goals.
We have established important controls around management of underwriting and pricing processes, including regular experience studies to monitor assumptions against expectations, formal new product approval processes, periodic updates to product profitability studies and the use of reinsurance to manage our exposures, as appropriate.
Underwriting
Underwriting generally involves an evaluation of applications by a professional staff of underwriters and actuaries, who determine the type and the amount of insurance risk that we are willing to accept. We employ detailed underwriting policies, guidelines and procedures designed to assist the underwriters to properly assess and quantify such risks before issuing policies to qualified applicants or groups.

Insurance underwriting may consider not only an insured’s medical history, but also other factors such as the insured’s foreign travel, vocations, alcohol, drug and tobacco use, and the policyholder’s financial profile. We generally perform our own underwriting; however, certain policies are reviewed by intermediaries under guidelines established by us. Requests for coverage are reviewed on their merits and a policy is not issued unless the particular risk has been examined and approved in accordance with our underwriting guidelines.
The underwriting conducted by our corporate underwriting office and intermediaries is subject to periodic quality assurance reviews to maintain high standards of underwriting and consistency. The office is also subject to periodic external audits by reinsurers with whom we do business.
We have established oversight of the underwriting process that facilitates quality sales and serves the needs of our customers, while supporting our financial strength and business objectives. Our goal is to achieve the underwriting, mortality and morbidity levels reflected in the assumptions in our product pricing. This is accomplished by determining and establishing underwriting policies, guidelines, philosophies and strategies that are competitive and suitable for the customer, the agent and us.
We continually review our underwriting guidelines (i) in light of applicable regulations and (ii) to ensure that our practices remain competitive and supportive of our marketing strategies, emerging industry trends and profitability goals.
Corporate & Other
Corporate & Other contains the excess capital not allocated to the segments and expenses associated with certain legal proceedings and income tax audit issues.
Reinsurance Activity
We enter into reinsurance agreements primarily as a purchaser of reinsurance for our various insurance products. We participate in reinsurance activities in order to limit losses, minimize exposure to significant risks and provide capacity for future growth. We enter into various agreements with reinsurers that cover individual risks, primarily on a coinsurance, yearly renewable term, or excess basis. These reinsurance agreements spread risk and minimize the effect of losses. The extent of each risk retained by us depends on our evaluation of the specific risk, subject, in certain circumstances, to maximum retention limits based on the characteristics of coverages. We also cede first dollar mortality risk under certain contracts. In addition to reinsuring mortality risk, we reinsure other risks, as well as specific coverages. We obtain reinsurance for capital requirement purposes and also when the economic impact of the reinsurance agreement makes it appropriate to do so.
Under the terms of the reinsurance agreements, the reinsurer agrees to reimburse us for the ceded amount in the event that we pay a claim. Cessions under reinsurance agreements do not discharge our obligations as the primary insurer. In the event the reinsurers do not meet their obligations under the terms of the reinsurance agreements, reinsurance recoverable balances could become uncollectible.
Our reinsurance is diversified with a group of primarily highly rated reinsurers. We analyze recent trends in arbitration and litigation outcomes in disputes, if any, with our reinsurers and monitor ratings and the financial strength of our reinsurers. In addition, the reinsurance recoverable balance due from each reinsurer and the recoverability of such balance is evaluated as part of this overall monitoring process. We generally secure large reinsurance recoverable balances with various forms of collateral, including secured trusts, funds withheld accounts and irrevocable letters of credit.
Annuities
For annuities, we currently reinsure to our parent, Brighthouse Life Insurance Company, 100% of certain variable annuity risks or 100% of the living and death benefit guarantees issued in connection with certain variable annuities. Under the benefit guarantee reinsurance agreements, we pay a reinsurance premium generally based on fees associated with the guarantees collected from policyholders, and receive reimbursement for benefits paid or accrued in excess of account values, subject to certain limitations.
Life
We have historically reinsured the mortality risk on our life insurance policies primarily on an excess of retention basis or on a quota share basis. When we cede risks to a reinsurer on an excess of retention basis we retain the liability up to a contractually specified amount and the reinsurer is responsible for indemnifying us for amounts in excess of the liability we retain, subject sometimes to a cap. When we cede risks on a quota share basis we share a portion of the risk within a contractually specified layer of reinsurance coverage. We reinsure on a facultative basis for risks with specified characteristics. On a case-by-case basis, we may retain up to $100,000 per life and reinsure 100% of amounts in excess of $100,000. We routinely evaluate our reinsurance program and may increase or decrease our retention at any time.
Catastrophe Coverage
We have exposure to catastrophes which could contribute to significant fluctuations in our results of operations. We use excess of retention and quota share reinsurance agreements to provide greater diversification of risk and minimize exposure to larger risks. See “Risk Factors — Risks Related to Our Business — Extreme mortality events may adversely impact liabilities for policyholder claims” in the 2021 Annual Report.
Sales Distribution
We distribute our annuity and life insurance products in New York through multiple independent distribution channels and marketing arrangements with a diverse network of distribution partners. Our partners include broker-dealers, general agencies and other marketing organizations. We market BHF products to our distribution partners through our external wholesalers, who are registered with our affiliated broker-dealer for purposes of marketing our variable insurance products, for ultimate sale to retail customers of such distribution partners.
Regulation
We are domiciled in New York and regulated by the New York State Department of Financial Services (“NYDFS”). We are regulated primarily at the state level, with some products and services also subject to federal regulation. In addition, BLNY is subject to regulation under the insurance holding company laws of various U.S. jurisdictions. Furthermore, some of our operations, products and services are subject to the Employee Retirement Income Security Act of 1974, consumer protection laws, securities, broker-dealer and investment advisor regulations, as well as environmental and unclaimed property laws and regulations. See “Business — Regulation,” as well as “Risk Factors — Regulatory and Legal Risks” included in the 2021 Annual Report, as amended or supplemented by the Quarterly Reports under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Regulatory Developments.”
In addition, in August 2022, the NYDFS issued Regulation 47, which implemented new requirements for certain annuity products. Certain sections of Regulation 47 will be effective as of January 1, 2023, with the remainder effective January 1, 2024. The regulation is likely to open the New York market to new competitors and may impact some components of our current product designs. Regulation 47 may also adversely affect our ability to sell our current products in New York for a period of time. We continue to assess the impact of these new standards on our business.
Competition
Both the annuities and the life insurance markets are very competitive, with many participants and no one company dominating the market for all products. According to the American Council of Life Insurers (Life Insurers Fact Book 2021), the U.S. life insurance industry is made up of 747 companies with sales and operations across the country and U.S. territories. We compete with major, well-established stock and mutual life insurance companies and non-insurance financial services companies (e.g., banks, broker-dealers and asset managers) in all of our product offerings, including certain of our distributors that currently manufacture competing products or may manufacture competing products in the future. Our Annuities segment also faces competition from other financial service providers that focus on retirement products and advice. Our competitive positioning overall is focused on access to distribution channels, product features and financial strength.
Principal competitive factors in the annuities business include product features, distribution channel relationships, ease of doing business, annual fees, investment performance, speed to market, brand recognition, technology and the financial strength ratings of the insurance company. In particular for the variable annuity business, our living benefit rider product features and the quality of our relationship management and wholesaling support are key drivers in our competitive position. In the fixed annuity business, the crediting rates and guaranteed payout product features are the primary competitive factors, while for index-linked annuities the competitiveness of the crediting methodology is the primary driver. For income annuities, the competitiveness of the lifetime income payment amount is generally the principal factor.
Principal competitive factors in the life insurance business include customer service and distribution channel relationships, price, the financial strength ratings of the insurance company, technology and financial stability.

Human Capital Resources
Employees
BLNY does not have any employees. Pursuant to a Master Affiliate Services and Facilities Agreement, dated January 1, 2017, between BLNY and Brighthouse Services, LLC (“ServiceCo”), ServiceCo provides services, personnel, facilities and intellectual property to BLNY and other subsidiaries of BHF. Costs incurred by ServiceCo in providing these services to BLNY are reimbursed by BLNY based on ServiceCo’s actual cost incurred.
See Note 14 of the Notes to the Financial Statements in the 2021 Annual Report and Note 11 of the Notes to the Interim Condensed Financial Statements in the Second Quarter Form 10-Q for additional information.
Description of Property
Not material.
Management’s Discussion and Analysis of Financial Condition and Results of Operations
The following discussion may contain forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in these forward-looking statements. Factors that could cause or contribute to these differences include those factors discussed below and elsewhere in this prospectus. This Management’s Discussion and Analysis of Financial Condition and Results of Operations should also be read in conjunction with “Note Regarding Forward Looking Statements and Summary of Risk Factors,” “Quantitative and Qualitative Disclosures About Market Risk” and our financial statements previously published in (i) our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the U.S. Securities and Exchange Commission (“SEC”) on March 3, 2022 (the “2021 Annual Report”); (ii) our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 (the “First Quarter Form 10-Q”) filed with the SEC on May 12, 2022; and (iii) our Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 (the “Second Quarter Form 10-Q” and, together with the First Quarter Form 10-Q, the “Quarterly Reports”) filed with the SEC on August 9, 2022; each of which is incorporated by reference in this prospectus.
Introduction
This Management’s Discussion and Analysis of Financial Condition and Results of Operations is intended to help the reader understand the results of operations, financial condition and cash flows of BLNY for the periods indicated. Prior to discussing our results of operations, we present information that we believe is useful to understanding the discussion of our financial results. This information precedes our results of operations discussion and is most beneficial when read in the sequence presented. A summary of key informational sections is as follows:
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“Overview” provides summarized information regarding our business.
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“Industry Trends and Uncertainties” discusses updates and changes to a number of trends and uncertainties that we believe may materially affect our future financial condition, results of operations or cash flows, including from the COVID-19 pandemic.
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“Summary of Critical Accounting Estimates” explains the most critical estimates and judgments applied in determining our GAAP results.
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“Non-GAAP and Other Financial Disclosures” defines key financial measures presented in our results of operations discussion that are not calculated in accordance with GAAP but are used by management in evaluating company and segment performance. As described in this section, adjusted earnings is presented by key business activities which are derived from, but different than, the line items presented in the GAAP statement of operations. This section also refers to certain other terms used to describe our insurance business and financial and operating metrics but is not intended to be exhaustive.
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“Results of Operations” begins with a discussion of the resulting impact on net income (loss) in each period.
Certain amounts presented in prior periods within the following discussions of our financial results have been reclassified to conform with the current year presentation.
Overview
We market or administer a range of annuity and life insurance products to individuals in New York and deliver our products through multiple independent distribution channels and marketing arrangements with a diverse network of distribution partners. We are organized into two segments: Annuities and Life. In addition, we report certain of our results of operations in Corporate & Other. See “Description of Business — Segments and Corporate & Other” and Note 2 of the Notes

to the Financial Statements in the 2021 Annual Report and Note 2 of the Notes to the Interim Condensed Financial Statements in the Second Quarter Form 10-Q for further information regarding our segments and Corporate & Other.
Industry Trends and Uncertainties
Throughout this Management’s Discussion and Analysis of Financial Condition and Results of Operations, we discuss a number of trends and uncertainties that we believe may materially affect our future financial condition, results of operations or cash flows. Where these trends or uncertainties are specific to a particular aspect of our business, we often include such a discussion under the relevant caption of this Management’s Discussion and Analysis of Financial Condition and Results of Operations, as part of our broader analysis of that area of our business. In addition, the following factors represent some of the key general trends and uncertainties that have influenced the development of our business and our historical financial performance and that we believe will continue to influence our business and results of operations in the future.
COVID-19 Pandemic
We continue to closely monitor developments related to the COVID-19 pandemic, which has negatively impacted us in certain respects, as discussed below. At this time, it continues to not be possible to estimate the severity or duration of the pandemic, including (i) the severity, duration and frequency of any additional “waves” or emerging variants of COVID-19 and (ii) the efficacy or utilization of any therapeutic treatments and vaccines for COVID-19 or variants thereof. It likewise remains not possible to predict or estimate the longer-term effects of the pandemic, or any actions taken to contain or address the pandemic, on the economy at large and on our business, financial condition, results of operations and prospects, including the impact on our investment portfolio and our ratings, or the need for us in the future to revisit or revise any targets we may provide to the markets or aspects of our business model. See “Risk Factors — Risks Related to Our Business — The ongoing COVID-19 pandemic could materially adversely affect our business, financial condition and results of operations, including our capitalization and liquidity” in the 2021 Annual Report.
In response to the COVID-19 pandemic, management promptly implemented our business continuity plans, and all employees of ServiceCo were shifted to a remote work environment, where they currently remain. Our sales and support teams remain fully operational, and the COVID-19 pandemic has not interrupted our ability to service our distribution partners and customers. Additionally, we continue to closely monitor all aspects of our business, including but not limited to, levels of sales and claims activity, policy lapses or surrenders, payments of premiums, sources and uses of liquidity, the valuation of our investments and the performance of our derivatives programs. We have observed varying degrees of impact in these areas, and we have taken prudent and proportionate measures to address such impacts; however, at this time we continue to be unable to predict if the COVID-19 pandemic will have a material adverse impact on our business, financial condition or results of operations. The Company continues to closely monitor this evolving situation and remains focused on ensuring the health and safety of ServiceCo employees, on supporting our partners and customers as usual and on mitigating potential adverse impacts to our business.
Economic uncertainty resulting from the COVID-19 pandemic continues to impact sales of certain of our products, and we are providing relief to customers affected by adverse circumstances due to the COVID-19 pandemic, as disclosed in “Description of Business — Regulation — Insurance Regulation.” While the relief granted to customers to date has not had a material impact on our financial condition or results of operations, it continues to not be possible to estimate the potential impact of any future relief. Circumstances resulting from the COVID-19 pandemic have also impacted the incidence of claims, the utilization of benefits, lapses or surrenders of policies and payments on insurance premiums, though such impacts have not been material through the end of 2021. Additionally, while circumstances resulting from the COVID-19 pandemic have not materially impacted services we receive from third-party vendors or led to the identification of new loss contingencies or any increases in existing loss contingencies, there can be no assurance that any future impact from the COVID-19 pandemic, including, without limitation, with respect to revenues and expenses associated with our products, services we receive from third-party vendors, or loss contingencies, will not be material.
Certain sectors of our investment portfolio may have been, and may in the future be, adversely affected as a result of the impact of the COVID-19 pandemic on capital markets and the global economy, as well as uncertainty regarding its duration and outcome. See Note 6 of the Notes to the Financial Statements in the 2021 Annual Report.
Credit rating agencies may continue to review and adjust their ratings for the companies that they rate, including us. The credit rating agencies also evaluate the insurance industry as a whole and may change our financial strength rating based on their overall view of our industry. See “Risk Factors — Risks Related to Our Business — A downgrade or a potential downgrade in our financial strength ratings could result in a loss of business and materially adversely affect our financial condition and results of operations” in the 2021 Annual Report and “— Liquidity and Capital Resources — Rating Agencies.”

Changes in Accounting Standards
Our financial statements are subject to the application of GAAP, which is periodically revised by the FASB. The FASB issued an accounting standards update (“ASU”), effective January 1, 2023, that will result in significant changes to the accounting for long-duration insurance contracts, including a requirement that all variable annuity guarantees be considered market risk benefits and measured at fair value. The Company is evaluating the new guidance and therefore is unable to estimate the impact on its financial statements. The ASU will change the pattern and market sensitivity of our results of operations, including our net income, and, at prevailing interest rate levels at December 31, 2021, the Company expects the new guidance, upon adoption, would likely result in a material decrease in stockholders’ equity. Based on prevailing interest rate levels at June 30, 2022, while still anticipated to be material, the impact is expected to be less significant compared to prevailing interest rates at December 31, 2021.
We have made significant progress toward adopting the new guidance, including updating systems, validating computations, establishing proper controls, finalizing accounting policies and developing disclosures.
Financial and Economic Environment
Our business and results of operations are materially affected by conditions in the capital markets and the economy generally. Stressed conditions, volatility and disruptions in the capital markets or financial asset classes can have an adverse effect on us. Equity market performance can affect our profitability for variable annuities and other separate account products as a result of the effects it has on product demand, revenues, expenses, reserves and our risk management effectiveness. The level of long-term interest rates and the shape of the yield curve can have a negative effect on the profitability for variable annuities and the demand for, and the profitability of, spread-based products such as fixed annuities, index-linked annuities and universal life insurance. Low interest rates and risk premium, including credit spread, affect new money rates on invested assets and the cost of product guarantees. Insurance premium growth and demand for our products is impacted by the general health of U.S. economic activity. A sustained or material increase in inflation could also affect our business in several ways. During inflationary periods, the value of fixed income investments falls which could increase realized and unrealized losses. Interest rates may increase due to central bank policy responses to combat inflation, which may positively impact our business in certain respects, but could also increase the risk of a recession or an equity market downturn and could negatively impact various portions of our business, including our investment portfolio. Inflation also increases our expenses (including, among others, for labor and third-party services), potentially putting pressure on profitability if such costs cannot be passed through to policyholders in our product prices. Prolonged and elevated inflation could adversely affect the financial markets and the economy generally and dispelling it may require governments to pursue a restrictive fiscal and monetary policy, which could constrain overall economic activity and inhibit revenue growth. See “Risk Factors — Economic Environment and Capital Markets-Related Risks — If difficult conditions in the capital markets and the U.S. economy generally persist or are perceived to persist, they may materially adversely affect our business and results of operations” in the 2021 Annual Report.
The above factors affect our expectations regarding future margins, which in turn, affect the amortization of certain of our intangible assets such as DAC. Significantly lower expected margins may cause us to accelerate the amortization of DAC, thereby reducing net income in the affected reporting period. We review our long-term assumptions about capital markets returns and interest rates, along with other assumptions such as contract holder behavior, as part of our annual actuarial review. As additional company specific or industry information on contract holder behavior becomes available, related assumptions may change and may potentially have a material impact on liability valuations and net income.
Demographics
We believe that demographic trends in the U.S. population, the increase in under-insured individuals, the potential risk to governmental social safety net programs and the shifting of responsibility for retirement planning and financial security from employers and other institutions to individuals, highlight the need of individuals to plan for their long-term financial security and will create opportunities to generate significant demand for our products.
By focusing our product development and marketing efforts to meeting the needs of certain targeted customer segments identified as part of our strategy, we will be able to focus on offering a smaller number of products that we believe are appropriately priced given current economic conditions. We believe this strategy will benefit our expense ratio thereby increasing our profitability.

Competitive Environment
The life insurance industry remains highly fragmented and competitive. See “Description of Business — Competition.” In particular, we believe that financial strength and financial flexibility are highly relevant differentiators from the perspective of customers and distributors. We believe we are adequately positioned to compete in this environment.
Summary of Critical Accounting Estimates
The preparation of financial statements in conformity with GAAP requires management to adopt accounting policies and make estimates and assumptions that affect amounts reported on the Financial Statements.
The most critical estimates include those used in determining:
•
liabilities for future policy benefits;
•
amortization of DAC;
•
estimated fair values of freestanding derivatives and the recognition and estimated fair value of embedded derivatives requiring bifurcation; and
•
measurement of income taxes and the valuation of deferred tax assets.
In applying our accounting policies, we make subjective and complex judgments that frequently require estimates about matters that are inherently uncertain. Many of these policies, estimates and related judgments are common in the insurance and financial services industries; others are specific to our business and operations. Actual results could differ from these estimates.
The above critical accounting estimates are described below and in Note 1 of the Notes to the Financial Statements in the 2021 Annual Report.
Liability for Future Policy Benefits
Future policy benefits for traditional long-duration insurance contracts (term life insurance and income annuities) are payable over an extended period of time and the related liabilities are equal to the present value of future expected benefits to be paid, reduced by the present value of future expected net premiums. Assumptions used to measure the liability are based on the Company’s experience and include a margin for adverse deviation. The most significant assumptions used in the establishment of liabilities for future policy benefits are mortality, benefit election and utilization, withdrawals, policy lapse and investment returns. These assumptions, intended to estimate the experience for the period the policy benefits are payable, are established at the time the policy is issued and are not updated unless a premium deficiency exists. Utilizing these assumptions, liabilities are established for each line of business. If experience is less favorable than assumed and a premium deficiency exists, DAC may be reduced, or additional insurance liabilities established, resulting in a reduction in earnings.
Future policy benefit liabilities for GMDBs and certain GMIBs relating to variable annuity contracts are based on estimates of the expected value of benefits in excess of the projected account balance, recognizing the excess ratably over the accumulation period based on total expected assessments. The most significant assumptions for variable annuity guarantees included in future policyholder benefits are projected general account and separate account investment returns, as well as policyholder behavior including mortality, benefit election and utilization, and withdrawals.
We regularly review our assumptions supporting our estimates of all actuarial liabilities for future policy benefits. For variable annuity product guarantees, assumptions are updated periodically, whereas for traditional long-duration insurance contracts, assumptions are established at inception and not updated unless a premium deficiency exists. We also review our liability projections to determine if profits are projected in earlier years followed by losses projected in later years, which could require us to establish an additional liability. We aggregate insurance contracts by product and segment in assessing whether a premium deficiency or profits followed by losses exists. Differences between actual experience and the assumptions used in pricing our policies and guarantees, as well as adjustments to the related liabilities, result in changes to earnings.
See Note 1 of the Notes to the Financial Statements in the 2021 Annual Report for additional information on our accounting policy relating to variable annuity guarantees and the liability for future policy benefits.
Deferred Policy Acquisition Costs
DAC represents deferred costs that relate directly to the successful acquisition or renewal of insurance contracts. The recovery of DAC is dependent upon the future profitability of the related business.

DAC related to deferred annuities is amortized based on expected future gross profits, which is determined by using assumptions consistent with measuring the related liabilities. DAC balances and amortization for variable annuity contracts can be significantly impacted by changes in expected future gross profits related to projected separate account rates of return. Our practice of determining changes in projected separate account returns assumes that long-term appreciation in equity markets is not changed by short-term market fluctuations and is only changed when sustained interim deviations are expected. We monitor these events and only change the assumption when our long-term expectation changes. The effect of an increase (decrease) by 100 basis points in the assumed future rate of return is reasonably likely to result in a decrease (increase) in the DAC amortization with an offset to our unearned revenue liability which nets to approximately $20 million. We use a mean reversion approach to separate account returns where the mean reversion period is five years with a long-term separate account return after the five-year reversion period is over. The current long-term rate of return assumption for variable annuity contracts is in the 6.00-7.00% range.
We also generally review other long-term assumptions underlying the projections of expected future gross profits on an annual basis. These assumptions primarily relate to general account investment returns, mortality, in-force or persistency, benefit elections and utilization, and withdrawals. Assumptions used in the calculation of expected future gross profits which have significantly changed are updated annually. If the update of assumptions causes expected future gross profits to increase, DAC amortization will generally decrease, resulting in a current period increase to earnings. The opposite result occurs when the assumption update causes expected future gross profits to decrease.
Our DAC balances are also impacted by replacing expected future gross profits with actual gross profits in each reporting period, including changes in annuity embedded derivatives and the related nonperformance risk. When the change in expected future gross profits principally relates to the difference between actual and estimates in the current period, an increase in profits will generally result in an increase in amortization and a decrease in profits will generally result in a decrease in amortization.
See Notes 1 and 4 of the Notes to the Financial Statements in the 2021 Annual Report for additional information relating to DAC accounting policy and amortization.
Derivatives
We use freestanding derivative instruments to hedge various capital markets risks in our products, including: (i) crediting rates associated with index-linked annuities which are reported as embedded derivatives; (ii) current or future changes in the fair value of our assets and liabilities; and (iii) current or future changes in cash flows. All derivatives, whether freestanding or embedded, are required to be carried on the balance sheet at fair value with changes reflected in either net income (loss) or in OCI, depending on the type of hedge. Below is a summary of critical accounting estimates by type of derivative.
Freestanding Derivatives
The determination of the estimated fair value of freestanding derivatives, when quoted market values are not available, is based on market standard valuation methodologies and inputs that management believes are consistent with what other market participants would use when pricing such instruments. Derivative valuations can be affected by changes in interest rates, foreign currency exchange rates, financial indices, credit spreads, default risk, nonperformance risk, volatility, liquidity and changes in estimates and assumptions used in the pricing models. See Note 7 of the Notes to the Financial Statements in the 2021 Annual Report and Note 5 of the Notes to the Interim Condensed Financial Statements in the Second Quarter Form 10-Q for additional information on significant inputs into the OTC derivative pricing models and credit risk adjustment.
Embedded Derivatives in Variable Annuity Guarantees
We issue variable annuity products with guaranteed minimum benefits, some of which are embedded derivatives measured at estimated fair value separately from the host variable annuity product, with changes in estimated fair value reported in net derivative gains (losses). The estimated fair values of these embedded derivatives are determined based on the present value of projected future benefits minus the present value of projected future fees attributable to the guarantee. The projections of future benefits and future fees require capital markets and actuarial assumptions, including expectations concerning policyholder behavior. A risk neutral valuation methodology is used under which the cash flows from the guarantees are projected under multiple capital markets scenarios using observable risk-free rates and implied equity volatilities.
We cede the risk associated with the variable annuities with guaranteed minimum benefits described in the preceding paragraphs to our parent, Brighthouse Life Insurance Company. Certain features of the ceded guarantees are accounted for as an embedded derivative with the value determined using a methodology consistent with that described previously for the guarantees directly written by us. However, because certain directly written GMIB riders are accounted for as insurance liabilities rather than fair value, significant fluctuations in net income may occur when the change in the fair value of the reinsurance recoverable is recorded in net income without a corresponding and offsetting change in fair value of the directly written guaranteed liability.
Market conditions, including, but not limited to, changes in interest rates, equity indices, market volatility and variations in actuarial assumptions, including policyholder behavior, mortality and risk margins related to non-capital markets inputs, as well as changes in our nonperformance risk may result in significant fluctuations in the estimated fair value of the guarantees that could have a material impact on net income. Changes to actuarial assumptions, principally related to contract holder behavior such as annuitization utilization and withdrawals associated with GMIB riders, can result in a change of expected future cash outflows of a guarantee between the accrual-based model for insurance liabilities and the fair value based model for embedded derivatives. See Note 1 of the Notes to the Financial Statements in the 2021 Annual Report for additional information relating to the determination of the accounting model.
Risk margins are established to capture the non-capital markets risks of the instrument which represent the additional compensation a market participant would require to assume the risks related to the uncertainties in certain actuarial assumptions. The establishment of risk margins requires the use of significant management judgment, including assumptions of the amount and cost of capital needed to cover the guarantees.
Assumptions for embedded derivatives are reviewed at least annually, and if they change significantly, the estimated fair value is adjusted by a cumulative charge or credit to net income.
See Notes 7 and 8 of the Notes to the Financial Statements in the 2021 Annual Report and Notes 5 and 6 of the Notes to the Interim Condensed Financial Statements in the Second Quarter Form 10-Q for additional information on our embedded derivatives and the determination of their fair values.
Embedded Derivatives in Index-Linked Annuities
The Company issues index-linked annuities that contain equity crediting rates accounted for as an embedded derivative. The crediting rates are measured at estimated fair value which is determined using a combination of an option pricing methodology and an option-budget approach. The estimated fair value includes capital markets and actuarial policyholder behavior and biometric assumptions, including expectations for renewals at the end of the term period. Market conditions, including interest rates and implied volatilities, and variations in actuarial assumptions and risk margins, as well as changes in our nonperformance risk adjustment may result in significant fluctuations in the estimated fair value that could have a material impact on net income.
Nonperformance Risk Adjustment
The valuation of our embedded derivatives includes an adjustment for the risk that we fail to satisfy our obligations, which we refer to as our nonperformance risk. The nonperformance risk adjustment is captured as a spread over the risk-free rate in determining the discount rate to discount the cash flows of the liability.
The spread over the risk-free rate is based on BHF’s creditworthiness taking into consideration publicly available information relating to spreads in the secondary market for BHF’s debt. These observable spreads are then adjusted, as necessary, to reflect our financial strength ratings as compared to the credit rating of BHF.
Income Taxes
We provide for federal and state income taxes currently payable, as well as those deferred due to temporary differences between the financial reporting and tax bases of assets and liabilities. Our accounting for income taxes represents our best estimate of various events and transactions. Tax laws are often complex and may be subject to differing interpretations by the taxpayer and the relevant governmental taxing authorities. In establishing a provision for income tax expense, we must make judgments and interpretations about the application of tax laws. We must also make estimates about when in the future certain items will affect taxable income in the various taxing jurisdictions.
In establishing a liability for unrecognized tax benefits, assumptions may be made in determining whether, and to what extent, a tax position may be sustained. Once established, unrecognized tax benefits are adjusted when there is more information available or when events occur requiring a change.
Valuation allowances are established against deferred tax assets, particularly those arising from carryforwards, when management determines, based on available information, that it is more likely than not that deferred income tax assets will not be realized. The realization of deferred tax assets related to carryforwards depends upon the existence of sufficient taxable income within the carryforward periods under the tax law in the applicable tax jurisdiction. Significant judgment is required in projecting future taxable income to determine whether valuation allowances should be established, as well as the amount of such allowances. See Note 1 of the Notes to the Financial Statements in the 2021 Annual Report for additional information relating to our determination of such valuation allowances.
We may be required to change our provision for income taxes when estimates used in determining valuation allowances on deferred tax assets significantly change, or when new information indicates the need for adjustment in valuation allowances. Additionally, future events, such as changes in tax laws, tax regulations, or interpretations of such laws or regulations, could have an impact on the provision for income tax and the effective tax rate. Any such changes could significantly affect the amounts reported in the financial statements in the year these changes occur.
See Notes 1 and 12 of the Notes to the Financial Statements in the 2021 Annual Report for additional information on our income taxes.
Non-GAAP Financial Disclosures
Our definitions of non-GAAP financial measures may differ from those used by other companies.
Adjusted Earnings
In this report, we present adjusted earnings as a measure of our performance that is not calculated in accordance with GAAP. Adjusted earnings is used by management to evaluate performance and facilitate comparisons to industry results. We believe the presentation of adjusted earnings, as the Company measures it for management purposes, enhances the understanding of our performance by contract holders by highlighting the results of operations and the underlying profitability drivers of our business. Adjusted earnings should not be viewed as a substitute for net income (loss), which is the most directly comparable financial measure calculated in accordance with GAAP. See “— Results of Operations” for a reconciliation of adjusted earnings to net income (loss).
Adjusted earnings, which may be positive or negative, focuses on our primary businesses by excluding the impact of market volatility, which could distort trends.
The following are significant items excluded from total revenues in calculating adjusted earnings:
•
Net investment gains (losses);
•
Net derivative gains (losses) except earned income and amortization of premium on derivatives that are hedges of investments or that are used to replicate certain investments, but do not qualify for hedge accounting treatment (“Investment Hedge Adjustments”); and
•
Certain variable annuity GMIB fees (“GMIB Fees”).
The following are significant items excluded from total expenses in calculating adjusted earnings:
•
Amounts associated with benefits related to GMIBs (“GMIB Costs”);
•
Amounts associated with periodic crediting rate adjustments based on the total return of a contractually referenced pool of assets (“Market Value Adjustments”); and
•
Amortization of DAC related to (i) net investment gains (losses), (ii) net derivative gains (losses) and (iii) GMIB Fees and GMIB Costs.
The tax impact of the adjustments discussed above is calculated net of the statutory tax rate, which could differ from our effective tax rate.

We present adjusted earnings in a manner consistent with management’s view of the primary business activities that drive the profitability of our core businesses. The following table illustrates how each component of adjusted earnings is calculated from the GAAP statement of operations line items:
Component of Adjusted Earnings		How Derived from GAAP(1)
(i)	Fee income	(i)
Universal life and investment-type product policy fees
(excluding (a) unearned revenue adjustments related to net
investment gains (losses) and net derivative gains (losses)
and (b) GMIB Fees) plus Other revenues and amortization of
deferred gain on reinsurance.

(ii)	Net investment spread	(ii)
Net investment income plus Investment Hedge Adjustments
and interest received on ceded fixed annuity reinsurance
deposit funds reduced by Interest credited to policyholder
account balances and interest on future policy benefits.

(iii)	Insurance-related activities	(iii)
Premiums less Policyholder benefits and claims (excluding
(a) GMIB Costs, (b) Market Value Adjustments, (c) interest on future policy benefits and (d) amortization of deferred gain on reinsurance) plus the pass through of performance of
ceded separate account assets.

(iv)	Amortization of DAC	(iv)	Amortization of DAC (excluding amounts related to (a) net investment gains (losses), (b) net derivative gains (losses) and (c) GMIB Fees and GMIB Costs).
(v)	Other expenses, net of DAC capitalization	(v)	Other expenses reduced by capitalization of DAC.
(vi)	Provision for income tax expense (benefit)	(vi)	Tax impact of the above items.

(1)
Italicized items indicate GAAP statement of operations line items.
Consistent with GAAP guidance for segment reporting, adjusted earnings is also our GAAP measure of segment performance. Accordingly, we report adjusted earnings by segment in Note 2 of the Notes to the Financial Statements in the 2021 Annual Report and Note 2 of the Notes to the Interim Condensed Financial Statements in the Second Quarter Form 10-Q.
Results of Operations
Results for the Six Months Ended June 30, 2022 and 2021 and the Years Ended December 31, 2021 and 2020
Unless otherwise noted, all amounts in the following discussions of our results of operations are stated before income tax except for adjusted earnings, which are presented net of income tax.
	Six Months Ended June 30,		Years Ended December 31,
	2022	2021	2021	2020
	(In millions)
Revenues
Premiums	$4	$6	$13	$22
Universal life and investment-type product policy fees	47	52	105	93
Net investment income	88	76	157	134
Other revenues	(43)	(49)	(96)	(83)
Net investment gains (losses)	(9)	—	(3)	13
Net derivative gains (losses)	(84)	(56)	(76)	129
Total revenues	3	29	100	308
Expenses
Policyholder benefits and claims	17	(14)	(11)	23
Interest credited to policyholder account balances	25	24	60	38
Capitalization of DAC	(29)	(30)	(58)	(42)
Amortization of DAC	20	(2)	(2)	38

	Six Months Ended June 30,		Years Ended December 31,
	2022	2021	2021	2020
	(In millions)
Other expenses	65	70	135	119
Total expenses	98	48	124	176
Income (loss) before provision for income tax	(95)	(19)	(24)	132
Provision for income tax expense (benefit)	(22)	(6)	(6)	25
Net income (loss)	$(73)	$(13)	$(18)	$107
The components of net income (loss) were as follows:
	Six Months Ended June 30,		Years Ended December 31,
	2022	2021	2021	2020
	(In millions)
GMLB Riders	$(97)	$(11)	$(17)	$102
Other derivative instruments	6	1	1	1
Net investment gains (losses)	(9)	—	(3)	13
Other adjustments	—	(2)	(3)	—
Pre-tax adjusted earnings	5	(7)	(2)	16
Income (loss) before provision for income tax	(95)	(19)	(24)	132
Provision for income tax expense (benefit)	(22)	(6)	(6)	25
Net income (loss)	$(73)	$(13)	$(18)	$107
GMLB Riders. We directly issue variable annuity products with guaranteed minimum living benefits (“GMLB”) riders (“GMLB Riders”) under which we have the obligation to protect policyholders against the possibility that a downturn in the markets will reduce the specified benefits. Any periods of significant or sustained downturns in equity markets, increased equity volatility, or reduced interest rates could result in an increase in the valuation of these liabilities. An increase in these liabilities would result in a decrease to our net income (loss), which could be significant. To mitigate this exposure, all of the economic risk associated with the GMLB Riders is currently ceded under reinsurance agreements with Brighthouse Life Insurance Company. Certain features of the ceded GMLBs are accounted for as embedded derivatives, even when those same features are not accounted for as embedded derivatives on the directly written GMLBs. This difference in accounting may result in significant fluctuations in net income (loss) when a change in the fair value of the reinsurance receivable is recorded in net income (loss) with only a partial corresponding offset in the value of the directly written GMLBs. See “— Summary of Critical Accounting Estimates — Derivatives.”
Shield Annuities, also included in GMLB Riders, provide the contract holder the ability to participate in the appreciation of certain financial markets up to a stated level, while offering protection from a portion of declines in the applicable indices or benchmark. We use derivative instruments, primarily equity options, to hedge against our exposure to changes in the fair value of Shield Annuities.
Other Derivative Instruments. In addition to derivatives included in GMLB Riders, we enter into other freestanding derivative instruments primarily to hedge foreign currency risks when we have fixed maturity securities denominated in foreign currencies that are matching insurance liabilities denominated in U.S. dollars. The market impacts on the hedges are accounted for in net income (loss) through net derivative gains (losses), while the offsetting economic impact on the items they are hedging are either not recognized or recognized through other comprehensive income in equity.
Pre-tax Adjusted Earnings. See “— Non-GAAP Financial Disclosures — Adjusted Earnings.”
Six Months Ended June 30, 2022 Compared with the Six Months Ended June 30, 2021
Loss before provision for income tax was $95 million ($73 million, net of income tax), a higher loss of $76 million ($60 million, net of income tax) from a loss before provision for income tax of $19 million ($13 million, net of income tax) in the prior period.

The increase in loss before provision for income tax was driven by the following net unfavorable items:
•
net unfavorable changes in GMLB Riders from lower relative equity markets and higher interest rates resulting in:
○
unfavorable changes to the estimated fair value of our GMLB hedges;
○
unfavorable changes to the estimated fair value of variable annuity liability reserves; and
○
unfavorable changes to GMLB DAC;
partially offset by
○
favorable changes to the estimated fair value of the embedded derivative liabilities associated with Shield; and
○
favorable changes in ceded reinsurance.
The increase in loss before provision for income tax was partially offset by higher pre-tax adjusted earnings, as discussed in greater detail below.
The provision for income tax resulted in an effective tax rate of 23% in the current period compared to 32% in the prior period. The decrease in the effective tax rate was driven by higher pre-tax adjusted earnings, as discussed in greater detail below. Our effective tax rate differs from the statutory tax rate primarily due to the impacts of the dividends received deduction and tax credits.
Year Ended December 31, 2021 Compared with the Year Ended December 31, 2020
Loss before provision for income tax was $24 million ($18 million, net of income tax), a decrease of $156 million ($125 million, net of income tax) from income before provision for income tax of $132 million ($107 million, net of income tax) in the prior period.
The decrease in income before provision for income tax was driven by the following net unfavorable items:
•
net unfavorable changes in GMLB Riders from higher interest rates and equity markets resulting in:
○
unfavorable changes in ceded reinsurance; and
○
unfavorable changes to the estimated fair value of the embedded derivative liabilities associated with Shield;
partially offset by
○
favorable changes in our GMLB hedges;
○
favorable changes to the estimated fair value of variable annuity liability reserves;
○
favorable changes in GMLB DAC; and
○
favorable changes in DAC amortization and reserves recognized in the current period resulting from the AAR;
•
lower pre-tax adjusted earnings, as discussed in greater detail below; and
•
net investment losses reflecting current period net losses on sales of fixed maturity securities compared to prior period net gains.
The provision for income tax resulted in an effective tax rate of 25% in the current period compared to 19% in the prior period. The increase in the effective tax rate was driven by lower pre-tax adjusted earnings, as discussed in greater detail below. Our effective tax rate differs from the statutory tax rate primarily due to the impacts of the dividends received deduction, tax credits and a change in valuation allowance in the current period.

Reconciliation of Net Income (Loss) to Adjusted Earnings
The reconciliation of net income (loss) to adjusted earnings was as follows:
	Six Months Ended June 30,		Years Ended December 31,
	2022	2021	2021	2020
	(In millions)
Net income (loss)	$(73)	$(13)	$(18)	$107
Add: Provision for income tax expense (benefit)	(22)	(6)	(6)	25
Income (loss) before provision for income tax	(95)	(19)	(24)	132
Less: GMLB Riders	(97)	(11)	(17)	102
Less: Other derivative instruments	6	1	1	1
Less: Net investment gains (losses)	(9)	—	(3)	13
Less: Other adjustments	—	(2)	(3)	—
Pre-tax adjusted earnings	5	(7)	(2)	16
Less: Provision for income tax expense (benefit)	(1)	(3)	(1)	1
Adjusted earnings	$6	$(4)	$(1)	$15
Results for the Six Months Ended June 30, 2022 and 2021 Years Ended December 31, 2021 and 2020 — Adjusted Earnings
The components of adjusted earnings were as follows:
	Six Months Ended June 30,		Years Ended December 31,
	2022	2021	2021	2020
	(In millions)
Fee income	$61	$66	$137	$127
Net investment spread	53	42	78	77
Insurance-related activities	(55)	(47)	(103)	(72)
Amortization of DAC	(18)	(28)	(37)	(39)
Other expenses, net of DAC capitalization	(36)	(40)	(77)	(77)
Pre-tax adjusted earnings	5	(7)	(2)	16
Provision for income tax expense (benefit)	(1)	(3)	(1)	1
Adjusted earnings	$6	$(4)	$(1)	$15
Six Months Ended June 30, 2022 Compared with the Six Months Ended June 30, 2021
Adjusted earnings were $6 million in the current period, an increase of $10 million.
•
Key favorable impacts were:
•
higher net investment spread due to higher average invested assets resulting from positive net flows in the general account; and
•
lower amortization of DAC driven by a decrease in equity market performance resulting in favorable changes to our Shield business.
Key unfavorable impacts were:
•
higher costs associated with insurance-related activities driven by higher paid claims, net of reinsurance; and
•
lower asset-based fees resulting from lower average separate account balances, a portion of which is offset in other expenses.
The provision for income tax resulted in an effective tax rate of 20% in the current period compared to 43% in the prior period. Our effective tax rate differs from the statutory tax rate primarily due to the impacts of the dividends received deduction and tax credits.

Year Ended December 31, 2021 Compared with the Year Ended December 31, 2020
Adjusted earnings were a loss of $1 million in the current period, a decrease of $16 million.
The decrease in adjusted earnings was driven by higher costs associated with insurance-related activities due to higher paid claims, net of reinsurance, partially offset by higher asset-based fees resulting from higher average separate account balances, a portion of which is offset in other expenses.
The provision for income tax resulted in an effective tax rate of 50% in the current period compared to 6% in the prior period. Our effective tax rate differs from the statutory tax rate primarily due to the impacts of the dividends received deduction and tax credits.
Investments
Investment Risks
Our primary investment objective is to optimize risk-adjusted net investment income and risk-adjusted total return while appropriately matching assets and liabilities. In addition, the investment process is designed to ensure that the portfolio has an appropriate level of liquidity, quality and diversification.
We are exposed to the following primary sources of investment risks, which may be heightened or exacerbated by the factors discussed in “Risk Factors — Risks Related to Our Business — The ongoing COVID-19 pandemic could materially adversely affect our business, financial condition and results of operations, including our capitalization and liquidity” in the 2021 Annual Report:
•
credit risk, relating to the uncertainty associated with the continued ability of a given obligor to make timely payments of principal and interest, which will likely result in a higher allowance for credit losses and write-offs for uncollectible balances for certain investments;
•
interest rate risk, relating to the market price and cash flow variability associated with changes in market interest rates. Changes in market interest rates will impact the net unrealized gain or loss position of our fixed income investment portfolio and the rates of return we receive on both new funds invested and reinvestment of existing funds;
•
inflation risk, relating to a sustained or material increase in inflation, which could increase realized and unrealized losses or increase expenses;
•
market valuation risk, relating to the variability in the estimated fair value of investments associated with changes in market factors such as credit spreads and equity market levels. A widening of credit spreads will adversely impact the net unrealized gain (loss) position of the fixed income investment portfolio and will increase losses associated with credit-based non-qualifying derivatives where we assume credit exposure. Credit spread tightening will reduce net investment income associated with new purchases of fixed maturity securities and will favorably impact the net unrealized gain (loss) position of the fixed income investment portfolio;
•
liquidity risk, relating to the diminished ability to sell certain investments, in times of strained market conditions;
•
real estate risk, relating to commercial, agricultural and residential real estate, and stemming from factors, which include, but are not limited to, market conditions, including the demand and supply of leasable commercial space, creditworthiness of borrowers and their tenants and joint venture partners, capital markets volatility and inherent interest rate movements;
•
currency risk, relating to the variability in currency exchange rates for non-U.S. dollar denominated investments; and
•
financial and operational risks related to using external investment managers.
See “Risk Factors — Economic Environment and Capital Markets-Related Risks — We are exposed to significant financial and capital markets risks which may adversely affect our financial condition, results of operations and liquidity, and may cause our net investment income and our profitability measures to vary from period to period” and “Risk Factors —Investments-Related Risks” in the 2021 Annual Report.
We manage these risks through asset-type allocation and industry and issuer diversification. Risk limits are also used to promote diversification by asset sector, avoid concentrations in any single issuer and limit overall aggregate credit and equity risk exposure. Real estate risk is managed through geographic and property type and product type diversification. Interest rate risk is managed as part of our Asset Liability Management (“ALM”) strategies. Product design, such as the use of market value adjustment features and surrender charges, is also utilized to manage interest rate risk. These strategies include maintaining an investment portfolio that targets a weighted average duration that reflects the duration of our estimated liability cash flow profile. For certain of our liability portfolios, it is not possible to invest assets to the full liability duration, thereby creating some asset/liability mismatch. We also use certain derivatives in the management of currency, credit, interest rate, and equity market risks.
Investment Management Agreements
Other than our derivatives trading, which we manage in-house, we have engaged a select group of experienced external asset management firms to manage the investment of the assets comprising our general account portfolio and certain separate account assets.
Current Environment
Our business and results of operations are materially affected by conditions in capital markets and the economy, generally. As a U.S. insurance company, we are affected by the monetary policy of the Federal Reserve Board in the U.S. The Federal Reserve may increase or decrease the federal funds rate in the future, which may have an impact on the pricing levels of risk-bearing investments and may adversely impact the level of product sales. We are also affected by the monetary policy of central banks around the world due to the diversification of our investment portfolio.
As a U.S. insurance company, we are affected by the monetary policy of the Federal Reserve Board (the “Federal Reserve”) in the U.S. The Federal Reserve may increase or decrease the federal funds rate in the future, which, in addition to impacting product sales, may have an impact on the valuation of risk-bearing investments. During the first six months of 2022, the Federal Reserve has increased the target range for the federal funds rate three times — from between 0% and 0.25% to between 0.25% and 0.50% on March 16, 2022; to between 0.75% and 1.00% on May 4, 2022; and to between 1.50% and 1.75% on June 15, 2022. The Federal Reserve further increased the target range for the federal funds rate to between 2.25% and 2.50% on July 27, 2022 and to between 3.00% and 3.25% on September 21, 2022. These target range increases have contributed to a decrease in the net unrealized gains in our investment portfolio. We are also affected by the monetary policy of central banks around the world due to the diversification of our investment portfolio.
Selected Sector Investments
Recent elevated levels of market volatility have affected the performance of various asset classes. Contributing factors include concerns about energy and oil prices impacting the energy sector and the COVID-19 pandemic. See “Risk Factors — Risks Related to Our Business — The ongoing COVID-19 pandemic could materially adversely affect our business, financial condition and results of operations, including our capitalization and liquidity” in the 2021 Annual Report.
At June 30, 2022, we did not have any direct exposure to Russia or Ukraine.
There has been an increased market focus on energy sector investments as a result of volatile energy and oil prices. We maintain a diversified energy sector fixed maturity securities portfolio across sub-sectors and issuers. Our exposure to energy sector fixed maturity securities was $115 million, with net unrealized gains (losses) of ($11) million, of which 81% were investment grade, at June 30, 2022.
There has also been an increased market focus on retail sector investments as a result of the COVID-19 pandemic and uncertainty regarding its duration and severity. Our exposure to retail sector corporate fixed maturity securities was $81 million, with net unrealized gains (losses) of ($8) million, of which 95% were investment grade, at June 30, 2022.
In addition to the fixed maturity securities discussed above, we have exposure to mortgage loans and certain residential mortgage-backed securities (“RMBS”), commercial mortgage-backed securities (“CMBS”) and ABS (collectively, “Structured Securities”) that may be impacted by the COVID-19 pandemic. See “— Investments — Mortgage Loans” and Note 4 of the Notes to the Interim Condensed Financial Statements in the Second Quarter Form 10-Q for information on mortgage loans, including credit quality by portfolio segment and commercial mortgage loans by property type. Additionally, see “— Investments — Fixed Maturity Securities Available-for-sale — Structured Securities” for information on Structured Securities, including security type, risk profile and ratings profile.
We monitor direct and indirect investment exposure across sectors and asset classes and adjust our level of investment exposure, as appropriate. At this time, we do not expect that our general account investments in these sectors and asset classes will have a material adverse effect on our results of operations or financial condition.
Investment Portfolio Results
The following summary yield table presents the yield and adjusted net investment income for our investment portfolio for the periods indicated. As described below, this table reflects certain differences from the presentation of net investment income presented in the GAAP statement of operations. This summary yield table presentation is consistent with how we measure our investment performance for management purposes, and we believe it enhances understanding of our investment portfolio results.
	Six Months Ended June 30,				Years Ended December 31,
	2022		2021		2021		2020		2019
	Yield %	Amount	Yield %	Amount	Yield %	Amount	Yield %	Amount	Yield %	Amount
	(Dollars in millions)
Investment income(1)	3.23%	$92	3.36%	$79	3.28%	$163	3.54%	$140	3.72%	$125
Investment fees and expenses(2)	(0.12)	(4)	(0.11)	(3)	(0.11)	(6)	(0.13)	(6)	(0.09)	(3)
Adjusted net investment income(3)	3.11%	$88	3.25%	$76	3.17%	$157	3.41%	$134	3.63%	$122

(1)
Investment income yields are calculated as investment income as a percent of average quarterly asset carrying values. Investment income excludes recognized gains and losses and reflects the adjustments presented in footnote 3 below to arrive at adjusted net investment income. Asset carrying values exclude unrealized gains (losses), freestanding derivative assets and collateral received from derivative counterparties.
(2)
Investment fee and expense yields are calculated as investment fees and expenses as a percent of average quarterly asset estimated fair values. Asset estimated fair values exclude freestanding derivative assets and collateral received from derivative counterparties.
(3)
Adjusted net investment income presented in the yield table varies from the most directly comparable GAAP measure due to certain reclassifications, as presented below.
	Six Months Ended June 30,		Years Ended December 31,
	2022	2021	2021	2020	2019
	(In millions)
Net investment income	$88	$76	$157	$134	$122
Less: Investment hedge adjustments	—	—	—	—	—
Adjusted net investment income — in the above yield table	$88	$76	$157	$134	$122
See “— Results of Operations — Results for the Six Months Ended June 30, 2022 and 2021 and Years Ended December 31, 2021 and 2020” for an analysis of the year over year changes in net investment income.
See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Results of Operations — Results for the Years Ended December 31, 2020 and 2019” in our 2020 Annual Report for an analysis of the year over year changes in net investment income.
Fixed Maturity Securities Available-for-sale
Fixed maturity securities held by type (public or private) were as follows at:
	June 30, 2022		December 31, 2021		December 31, 2020
	Estimated Fair Value	% of Total	Estimated Fair Value	% of Total	Estimated Fair Value	% of Total
	(Dollars in millions)
Publicly-traded	$3,314	82.4%	$3,948	84.1%	$3,153	82.0%
Privately-placed	710	17.6	749	15.9	690	18.0
Total fixed maturity securities	$4,024	100.0%	$4,697	100.0%	$3,843	100.0%
Percentage of cash and invested assets	69.4%		73.4%		75.4%
See Note 8 of the Notes to the Financial Statements in the 2021 Annual Report and Note 6 of the Notes to the Interim Condensed Financial Statements in the Second Quarter Form 10-Q for further information on our valuation controls and procedures including our formal process to challenge any prices received from independent pricing services that are not considered representative of estimated fair value.

See Notes 1 and 6 of the Notes to the Financial Statements in the 2021 Annual Report and Notes 1 and 4 of the Notes to the Interim Condensed Financial Statements in the Second Quarter Form 10-Q for further information about fixed maturity securities by sector, contractual maturities, continuous gross unrealized losses and the allowance for credit losses.
Fixed Maturity Securities Credit Quality — Ratings
Rating agency ratings are based on availability of applicable ratings from rating agencies on the NAIC credit rating provider list, including Moody’s, S&P, Fitch, Dominion Bond Rating Service and Kroll Bond Rating Agency. If no rating is available from a rating agency, then an internally developed rating is used.
The NAIC has methodologies to assess credit quality for certain Structured Securities comprised of non-agency RMBS, CMBS and ABS. The NAIC’s objective with these methodologies is to increase the accuracy in assessing expected losses, and to use the improved assessment to determine a more appropriate capital requirement for such Structured Securities. The methodologies reduce regulatory reliance on rating agencies and allow for greater regulatory input into the assumptions used to estimate expected losses from Structured Securities. In 2021, these methodologies were updated to only apply to those Structured Securities issued prior to 2013. The NAIC’s present methodology is to evaluate Structured Securities held by insurers on an annual basis. If the Company acquires Structured Securities that have not been previously evaluated by the NAIC but are expected to be evaluated by the NAIC in the upcoming annual review, an internally developed designation is used until a final designation becomes available.
The following table presents total fixed maturity securities by NRSRO rating and the applicable NAIC designation from the NAIC published comparison of NRSRO ratings to NAIC designations, except for certain Structured Securities, which are presented using the NAIC methodologies, as well as the percentage, based on estimated fair value that each NAIC designation is comprised of at:
		June 30, 2022
NAIC Designation	NRSRO Rating	Amortized Cost	Allowance for Credit Losses	Unrealized Gain (Loss)	Estimated Fair Value	% of Total
		(Dollars in millions)
1	Aaa/Aa/A	$2,511	$—	$(198)	$2,313	57.5%
2	Baa	1,725	—	(196)	1,529	38.0
Subtotal investment grade		4,236	—	(394)	3,842	95.5
3	Ba	128	—	(14)	114	2.8
4	B	67	—	(9)	58	1.4
5	Caa and lower	10	—	—	10	0.3
6	In or near default	—	—	—	—	—
Subtotal below investment grade		205	—	(23)	182	4.5
Total fixed maturity securities		$4,441	$—	$(417)	$4,024	100.0%

		December 31, 2021					December 31, 2020
NAIC Designation	NRSRO Rating	Amortized Cost	Allowance for Credit Losses	Unrealized Gain (Loss)	Estimated Fair Value	% of Total	Amortized Cost	Allowance for Credit Losses	Unrealized Gain (Loss)	Estimated Fair Value	% of Total
		(Dollars in millions)
1	Aaa/Aa/A	$2,476	$—	$141	$2,617	55.7%	$2,043	$—	$231	$2,274	59.2%
2	Baa	1,761	—	88	1,849	39.4	1,285	—	146	1,431	37.2
Subtotal investment grade		4,237	—	229	4,466	95.1	3,328	—	377	3,705	96.4
3	Ba	128	—	3	131	2.8	92	—	4	96	2.5
4	B	89	—	1	90	1.9	35	—	1	36	0.9
5	Caa and lower	10	—	—	10	0.2	3	—	1	4	0.1
6	In or near default	—	—	—	—	—	2	—	—	2	0.1
Subtotal below investment grade		227	—	4	231	4.9	132	—	6	138	3.6
Total fixed maturity securities		$4,464	$—	$233	$4,697	100.0%	$3,460	$—	$383	$3,843	100.0%

The following tables present total fixed maturity securities, based on estimated fair value, by sector classification and by NRSRO rating and the applicable NAIC designations from the NAIC published comparison of NRSRO ratings to NAIC designations, except for certain Structured Securities, which are presented using the NAIC methodologies as described above:
	Fixed Maturity Securities — by Sector & Credit Quality Rating
NAIC Designation	1	2	3	4	5	6	Total Estimated Fair Value
NRSRO Rating	Aaa/Aa/A	Baa	Ba	B	Caa and Lower	In or Near Default
	(In millions)
June 30, 2022
U.S. corporate	$787	$1,092	$90	$55	$—	$—	$2,024
Foreign corporate	237	391	15	3	—	—	646
CMBS	306	2	—	—	—	—	308
ABS	255	25	—	—	10	—	290
State and political subdivision	249	17	—	—	—	—	266
U.S. government and agency	220	—	—	—	—	—	220
RMBS	248	—	8	—	—	—	256
Foreign government	11	2	1	—	—	—	14
Total fixed maturity securities	$2,313	$1,529	$114	$58	$10	$—	$4,024
December 31, 2021
U.S. corporate	$887	$1,373	$102	$81	$—	$—	$2,443
Foreign corporate	246	421	17	9	—	—	693
CMBS	348	1	—	—	—	—	349
ABS	279	24	—	—	10	—	313
State and political subdivision	282	21	—	—	—	—	303
U.S. government and agency	292	—	—	—	—	—	292
RMBS	269	1	9	—	—	—	279
Foreign government	14	8	3	—	—	—	25
Total fixed maturity securities	$2,617	$1,849	$131	$90	$10	$—	$4,697
December 31, 2020
U.S. corporate	$771	$1,022	$71	$32	$1	$—	$1,897
Foreign corporate	194	351	10	4	—	—	559
CMBS	323	2	2	—	—	2	329
ABS	326	29	—	—	—	—	355
State and political subdivision	117	20	—	—	—	—	137
U.S. government and agency	312	—	—	—	—	—	312
RMBS	220	—	13	—	3	—	236
Foreign government	11	7	—	—	—	—	18
Total fixed maturity securities	$2,274	$1,431	$96	$36	$4	$2	$3,843

U.S. and Foreign Corporate Fixed Maturity Securities
We maintain a diversified portfolio of corporate fixed maturity securities across industries and issuers. Our portfolio does not have any exposure to any single issuer in excess of 1% of total investments and the top ten holdings in aggregate comprise 3% of total investments at June 30, 2022 and December 31, 2021 and 4% at December 31, 2020. Our U.S. and foreign corporate fixed maturity securities holdings by industry were as follows at:
	June 30, 2022		December 31, 2021		December 31, 2020
	Estimated Fair Value	% of Total	Estimated Fair Value	% of Total	Estimated Fair Value	% of Total
	(Dollars in millions)
Industrial	$819	30.7%	$977	31.2%	$777	31.6%
Finance	805	30.1	900	28.7	636	25.9
Consumer	663	24.8	825	26.3	651	26.5
Utility	223	8.4	240	7.6	229	9.3
Communications	160	6.0	194	6.2	163	6.7
Total	$2,670	100.0%	$3,136	100.0%	$2,456	100.0%
Structured Securities
We held $854 million, $941 million and $920 million of Structured Securities, at estimated fair value, at June 30, 2022, December 31, 2021 and December 31, 2020, respectively, as presented in the RMBS, CMBS and ABS sections below.
RMBS
Our RMBS holdings are diversified by security type, risk profile and ratings profile, which were as follows at:
	June 30, 2022			December 31, 2021			December 31, 2020
	Estimated Fair Value	% of Total	Net Unrealized Gains (Losses)	Estimated Fair Value	% of Total	Net Unrealized Gains (Losses)	Estimated Fair Value	% of Total	Net Unrealized Gains (Losses)
	(Dollars in millions)
Security type:
Collateralized mortgage obligations	$170	66.4%	$(6)	$167	59.9%	$8	$125	53.0%	$12
Pass-through securities	86	33.6	(9)	112	40.1	1	111	47.0	5
Total RMBS	$256	100.0%	$(15)	$279	100.0%	$9	$236	100.0%	$17
Risk profile:
Agency	$143	55.9%	$(12)	$177	63.5%	$5	$165	70.0%	$11
Prime	10	3.9	(1)	5	1.8	—	4	1.7	—
Alt-A	51	19.9	(2)	38	13.6	1	27	11.4	2
Sub-prime	52	20.3	—	59	21.1	3	40	16.9	4
Total RMBS	$256	100.0%	$(15)	$279	100.0%	$9	$236	100.0%	$17
Ratings profile:
Rated Aaa	$191	74.6%		$201	72.0%		$173	73.3%
Designated NAIC 1	$248	96.9%		$269	96.4%		$220	93.2%
Historically, our exposure to sub-prime RMBS holdings has been managed by focusing primarily on senior tranche securities, stress-testing the portfolio with severe loss assumptions and closely monitoring the performance of the portfolio. Our sub-prime RMBS portfolio consists predominantly of securities that were purchased after 2012 at significant discounts to par value and discounts to the expected principal recovery value of these securities. The vast majority of these securities are investment grade under the NAIC designations (e.g., NAIC 1 and NAIC 2).

CMBS
Our CMBS holdings are diversified by vintage year, which were as follows at:
	June 30, 2022		December 31, 2021		December 31, 2020
	Amortized Cost	Estimated Fair Value	Amortized Cost	Estimated Fair Value	Amortized Cost	Estimated Fair Value
	(In millions)
2003 - 2011	$—	$—	$—	$—	$4	$4
2012	—	—	2	2	4	4
2013	5	6	6	6	5	6
2014	3	3	3	3	3	4
2015	24	22	24	25	24	25
2016	8	7	8	8	8	8
2017	63	60	63	67	50	56
2018	111	107	114	123	104	120
2019	63	57	63	66	64	69
2020	30	24	33	32	33	33
2021	17	16	17	17	—	—
2022	7	6	—	—	—	—
Total	$331	$308	$333	$349	$299	$329
The estimated fair value of CMBS rated Aaa using rating agency ratings was $260 million, or 84.4% of total CMBS, and designated NAIC 1 was $306 million, or 99.4% of total CMBS, at June 30, 2022. The estimated fair value of CMBS rated Aaa using rating agency ratings was $290 million, or 83.1% of total CMBS, and designated NAIC 1 was $348 million, or 99.7% of total CMBS, at December 31, 2021. The estimated fair value of CMBS Aaa rating agency ratings was $278 million, or 84.5% of total CMBS, and designated NAIC 1 was $323 million, or 98.2% of total CMBS, at December 31, 2020.
ABS
Our ABS holdings are diversified by both collateral type and issuer. Our ABS holdings by collateral type and ratings profile were as follows at:
	June 30, 2022			December 31, 2021			December 31, 2020
	Estimated Fair Value	% of Total	Net Unrealized Gains (Losses)	Estimated Fair Value	% of Total	Net Unrealized Gains (Losses)	Estimated Fair Value	% of Total	Net Unrealized Gains (Losses)
	(Dollars in millions)
Collateral type:
Collateralized obligations	$223	76.9%	$(9)	$259	82.7%	$1	$318	89.6%	$4
Automobile loans	12	4.1	(1)	13	4.2	—	1	0.3	—
Consumer loans	12	4.1	(1)	8	2.6	—	9	2.5	—
Student loans	8	2.8	—	7	2.2	—	4	1.1	—
Other loans	35	12.1	(3)	26	8.3	—	23	6.5	1
Total	$290	100.0%	$(14)	$313	100.0%	$1	$355	100.0%	$5
Ratings profile:
Rated Aaa	$160	55.2%		$174	55.6%		$206	58.0%
Designated NAIC 1	$255	87.9%		$279	89.1%		$326	91.8%
Allowance for Credit Losses for Fixed Maturity Securities
See Note 6 of the Notes to the Financial Statements in the 2021 Annual Report and Note 4 of the Notes to the Interim Condensed Financial Statements in the Second Quarter Form 10-Q for information about the evaluation of fixed maturity securities for an allowance for credit losses or write-offs due to uncollectibility.

Mortgage Loans
Our mortgage loans are principally collateralized by commercial and agricultural properties. Information regarding mortgage loans by portfolio segment is summarized as follows at:
	June 30, 2022
	Amortized Cost	% of Total	Allowance for Credit Losses	% of Recorded Investment
	(Dollars in millions)
Commercial	$899	78.2%	$3	0.3%
Agricultural	250	21.8	1	0.4%
Total	$1,149	100.0%	$4	0.3%

	December 31, 2021				December 31, 2020
	Amortized Cost	% of Total	Allowance for Credit Losses	% of Recorded Investment	Amortized Cost	% of Total	Allowance for Credit Losses	% of Recorded Investment
	(Dollars in millions)
Commercial	$593	72.9%	$1	0.2%	$458	71.0%	$1	0.2%
Agricultural	220	27.1	1	0.5%	187	29.0	1
Total	$813	100.0%	$2	0.2%	$645	100.0%	$2
Our mortgage loan portfolio is diversified by both geographic region and property type to reduce the risk of concentration. The percentage of our commercial and agricultural mortgage loan portfolios collateralized by properties located in the U.S. were 99% at June 30, 2022 and December 31, 2021 and 98% at December 31, 2020. The remainder was collateralized by properties located outside of the U.S. At June 30, 2022, the carrying value as a percentage of total commercial and agricultural mortgage loans for the top three states in the U.S. was 19% for Florida, 17% for California and 7% for North Carolina. Additionally, we manage risk when originating commercial and agricultural mortgage loans by generally lending up to 75% of the estimated fair value of the underlying real estate collateral.
Commercial Mortgage Loans by Geographic Region and Property Type. Commercial mortgage loans are the largest component of the mortgage loan invested asset class. The diversification across geographic regions and property types of commercial mortgage loans was as follows at:
	June 30, 2022		December 31, 2021		December 31, 2020
	Amount	% of Total	Amount	% of Total	Amount	% of Total
	(Dollars in millions)
Geographic region:
South Atlantic	$337	37.5%	$179	30.2%	$105	22.9%
Pacific	211	23.5	152	25.6	136	29.7
New England	72	8.0	72	12.1	34	7.4
Middle Atlantic	70	7.8	70	11.8	69	15.1
East South Central	70	7.8	18	3.0	11	2.4
East North Central	63	7.0	27	4.6	36	7.9
Mountain	48	5.3	47	7.9	38	8.3
West South Central	16	1.8	16	2.7	16	3.5
International	11	1.2	11	1.9	12	2.6
West North Central	1	0.1	1	0.2	1	0.2
Total recorded investment	899	100.0%	593	100.0%	458	100.0%
Less: allowance for credit losses	3		1		1
Carrying value, net of allowance for credit losses	$896		$592		$457
Property type:
Apartment	$499	55.5%	$228	38.5%	$100	21.9%

	June 30, 2022		December 31, 2021		December 31, 2020
	Amount	% of Total	Amount	% of Total	Amount	% of Total
	(Dollars in millions)
Office	191	21.3	193	32.4	216	47.1
Retail	95	10.5	95	16.0	67	14.7
Industrial	58	6.4	21	3.6	19	4.1
Hotel	56	6.3	56	9.5	56	12.2
Total recorded investment	899	100.0%	593	100.0%	458	100.0%
Less: allowance for credit losses	3		1		1
Carrying value, net of allowance for credit losses	$896		$592		$457
Our mortgage loan investments are monitored on an ongoing basis, including a review of loans that are current, past due, restructured and under foreclosure. Quarterly, we conduct a formal review of the portfolio with our investment managers. See Note 6 of the Notes to the Financial Statements in the 2021 Annual Report and Note 4 of the Notes to the Interim Condensed Financial Statements in the Second Quarter Form 10-Q for information on mortgage loans by credit quality indicator, past due status, nonaccrual status and modified mortgage loans.
Our commercial mortgage loans are reviewed on an ongoing basis. These reviews may include an analysis of the property financial statements and rent roll, lease rollover analysis, property inspections, market analysis, estimated valuations of the underlying collateral, loan-to-value ratios, debt-service coverage ratios and tenant creditworthiness. The monitoring process focuses on higher risk loans, which include those that are classified as restructured, delinquent or in foreclosure, as well as loans with higher loan-to-value ratios and lower debt-service coverage ratios. The monitoring process for agricultural mortgage loans is generally similar, with a focus on higher risk loans, such as loans with higher loan-to-value ratios, including reviews on a geographic and sector basis.
Loan-to-value ratios and debt-service coverage ratios are common measures in the assessment of the quality of commercial mortgage loans. Loan-to-value ratios are a common measure in the assessment of the quality of agricultural mortgage loans. Loan-to-value ratios compare the amount of the loan to the estimated fair value of the underlying collateral. A loan-to-value ratio greater than 100% indicates that the loan amount is greater than the collateral value. A loan-to-value ratio of less than 100% indicates an excess of collateral value over the loan amount. Generally, the higher the loan-to-value ratio, the higher the risk of experiencing a credit loss. The debt-service coverage ratio compares a property’s net operating income to amounts needed to service the principal and interest due under the loan. Generally, the lower the debt-service coverage ratio, the higher the risk of experiencing a credit loss. For our commercial mortgage loans, our average loan-to-value ratio was 58%, 57% and 55% at June 30, 2022, December 31, 2021 and December 31, 2020, respectively, and our average debt-service coverage ratio was 2.0x at June 30, 2022, 2.0x at December 31, 2021 and 2.6x December 31, 2020. The debt-service coverage ratio, as well as the values utilized in calculating the ratio, is updated annually on a rolling basis, with a portion of the portfolio updated each quarter. In addition, the loan-to-value ratio is routinely updated for all but the lowest risk loans as part of our ongoing review of our commercial mortgage loan portfolio. For our agricultural mortgage loans, our average loan-to-value ratio was 50%, 48% and 44% at June 30, 2022, December 31, 2021 and December 31, 2020, respectively. The values utilized in calculating the agricultural mortgage loan loan-to-value ratio are developed in connection with the ongoing review of the agricultural loan portfolio and are routinely updated.
Loan Modifications Related to the COVID-19 Pandemic. Our investment managers’ underwriting and credit management practices are proactively refined to meet the changing economic environment. Since March 1, 2020, we have completed loan modifications and have provided waivers to certain covenants, including the furniture, fixture and expense reserves, tenant rent payment deferrals or lease modifications, rate reductions, maturity date extensions, and other actions with a number of our borrowers impacted by the COVID-19 pandemic. A subset of these modifications included short-term principal and interest forbearance. The Company did not have any mortgage loans where borrowers were offered debt-service forbearance and were not making payments at June 30, 2022 and December 31, 2021. At December 31, 2020, the recorded investment on mortgage loans where borrowers were offered debt service forbearance and were not making payments was $8 million, comprised of $6 million commercial mortgage loans and $2 million agricultural mortgage loans. These types of modifications are generally not considered troubled debt restructurings (“TDR”) due to certain relief granted by U.S. federal legislation in March 2020. For more information on TDRs, see Note 6 of the Notes to the Financial Statements in the 2021 Annual Report.

Mortgage Loan Allowance for Credit Losses. See Notes 6 and 8 of the Notes to the Financial Statements in the 2021 Annual Report for information about how the allowance for credit losses is established and monitored, as well as activity in and balances of the allowance for credit losses for the years ended December 31, 2021 and 2020. See Notes 4 and 6 of the Notes to the Interim Condensed Financial Statements in the Second Quarter Form 10-Q for information about how the allowance for credit losses is established and monitored, as well as activity in and balances of the allowance for credit losses for the six months ended June 30, 2022 and 2021.
Derivatives
Derivative Risks
We are exposed to various risks relating to our ongoing business operations, including interest rate, foreign currency exchange rate, credit and equity market. We use a variety of strategies to manage these risks, including the use of derivatives. See Note 7 of the Notes to the Financial Statements in the Annual Report and Note 5 of the Notes to the Interim Condensed Financial Statements in the Second Quarter Form 10-Q:
•
A comprehensive description of the nature of our derivatives, including the strategies for which derivatives are used in managing various risks.
•
Information about the gross notional amount, estimated fair value, and primary underlying risk exposure of our derivatives by type of hedge designation, excluding embedded derivatives held at June 30, 2022, December 31, 2021 and December 31, 2020.
•
The statement of operations effects of derivatives in cash flow, fair value, or non-qualifying hedge relationships for the six months ended June 30, 2022 and 2021, and the years ended December 31, 2021, 2020 and 2019.
See “Description of Business — Segments and Corporate & Other — Annuities” for more information about our use of derivatives by major hedging programs.
Fair Value Hierarchy
See Note 8 of the Notes to the Financial Statements in the 2021 Annual Report and Note 6 of the Notes to the Interim Condensed Financial Statements in the Second Quarter Form 10-Q for derivatives measured at estimated fair value on a recurring basis and their corresponding fair value hierarchy, as well as a rollforward of the fair value measurements for derivatives measured at estimated fair value on a recurring basis using significant unobservable (Level 3) inputs as discussed below.
The valuation of Level 3 derivatives involves the use of significant unobservable inputs and generally requires a higher degree of management judgment or estimation than the valuations of Level 1 and Level 2 derivatives. Although Level 3 inputs are unobservable, management believes they are consistent with what other market participants would use when pricing such instruments and are considered appropriate given the circumstances. The use of different inputs or methodologies could have a material effect on the estimated fair value of Level 3 derivatives and could materially affect net income.
No derivatives were categorized as Level 3 at June 30, 2022, December 31, 2021 and December 31, 2020.
Credit Risk
See Note 7 of the Notes to the Financial Statements in the 2021 Annual Report and Note 5 of the Notes to the Interim Condensed Financial Statements in the Second Quarter Form 10-Q for information about how we manage credit risk related to derivatives and for the estimated fair value of our net derivative assets and net derivative liabilities after the application of master netting agreements and collateral.
Our policy is not to offset the fair value amounts recognized for derivatives executed with the same counterparty under the same master netting agreement. This policy applies to the recognition of derivatives on the balance sheet and does not affect our legal right of offset.
Embedded Derivatives
See Note 8 of the Notes to the Financial Statements in the 2021 Annual Report and Note 6 of the Notes to the Interim Condensed Financial Statements in the Second Quarter Form 10-Q for (i) information about embedded derivatives measured at estimated fair value on a recurring basis and their corresponding fair value hierarchy and (ii) a rollforward of the fair value measurements for net embedded derivatives measured at estimated fair value on a recurring basis using significant unobservable (Level 3) inputs.

See Note 7 of the Notes to the Financial Statements in the 2021 Annual Report and Note 5 of the Notes to the Interim Condensed Financial Statements in the Second Quarter Form 10-Q for information about the nonperformance risk adjustment included in the valuation of guaranteed minimum benefits accounted for as embedded derivatives.
See “— Summary of Critical Accounting Estimates — Derivatives” for further information on the estimates and assumptions that affect embedded derivatives.
Policyholder Liabilities
We establish, and carry as liabilities, actuarially determined amounts that are calculated to meet policy obligations or to provide for future annuity and life insurance benefit payments. Amounts for actuarial liabilities are computed and reported in the financial statements in conformity with GAAP. See “— Summary of Critical Accounting Estimates” for more details on policyholder liabilities.
Due to the nature of the underlying risks and the uncertainty associated with the determination of actuarial liabilities, we cannot precisely determine the amounts that will ultimately be paid with respect to these actuarial liabilities, and the ultimate amounts may vary from the estimated amounts, particularly when payments may not occur until well into the future.
We periodically review the assumptions supporting our estimates of actuarial liabilities for future policy benefits. We revise estimates, to the extent permitted or required under GAAP, if we determine that future expected experience differs from assumptions used in the development of actuarial liabilities. We charge or credit changes in our liabilities to expenses in the period the liabilities are established or re-estimated. If the liabilities originally established for future benefit payments prove inadequate, we must increase them. Such an increase could adversely affect our earnings and have a material adverse effect on our business, financial condition and results of operations.
We have experienced, and will likely in the future experience, catastrophe losses and possibly acts of terrorism, as well as turbulent financial markets that may have an adverse impact on our business, financial condition and results of operations. Moreover, the impact of climate change could cause changes in the frequency or severity of outbreaks of certain diseases. Due to their nature, we cannot predict the incidence, timing, severity or amount of losses from catastrophes, acts of terrorism or climate change, but we make broad use of catastrophic and non-catastrophic reinsurance to manage risk from these perils.
Future Policy Benefits
We establish liabilities for amounts payable under insurance policies. See “— Summary of Critical Accounting Estimates — Liability for Future Policy Benefits” and Notes 1 and 3 of the Notes to the Financial Statements in the 2021 Annual Report and Notes 1 and 3 of the Notes to the Interim Condensed Financial Statements in the Second Quarter Form 10-Q. A discussion of future policy benefits by segment, as well as Corporate & Other follows.
Annuities
Future policy benefits for the annuities business are comprised mainly of liabilities for life contingent income annuities and liabilities for the variable annuity guaranteed minimum benefits accounted for as insurance.
Life
Future policy benefits for the life business are comprised mainly of liabilities for term, whole, universal and variable life insurance contracts. In order to manage risk, we have often reinsured a portion of the mortality risk on life insurance policies. The reinsurance programs are routinely evaluated, and this may result in increases or decreases to existing coverage. We have entered into various derivative positions, primarily interest rate swaps, to mitigate the risk that investment of premiums received and reinvestment of maturing assets over the life of the policy will be at rates below those assumed in the original pricing of these contracts.
Corporate & Other
Future policy benefits primarily include liabilities for long-term care and workers’ compensation business reinsured through 100% quota share reinsurance agreements.
Policyholder Account Balances
Policyholder account balances are generally equal to the account value, which includes accrued interest credited, but excludes the impact of any applicable charge that may be incurred upon surrender. A discussion of policyholder account balances by segment, as well as Corporate & Other, follows. Also, see “— Variable Annuity Guarantees,” “Quantitative and Qualitative Disclosures About Market Risk — Market Risk - Fair Value Exposures — Interest Rates” and Notes 1 and 3 of the

Notes to the Financial Statements in the 2021 Annual Report and Notes 1 and 3 of the Notes to the Interim Condensed Financial Statements in the Second Quarter Form 10-Q for additional information.
Annuities
Policyholder account balances for annuities are held for fixed deferred annuities, the fixed account portion of variable annuities and non-life contingent income annuities. Interest is credited to the policyholder’s account at interest rates we determine which are influenced by current market rates, subject to specified minimums. A sustained low interest rate environment could negatively impact earnings as a result of the minimum credited rate guarantees present in most of these policyholder account balances. We have various interest rate derivative positions, as part of the Company’s macro interest rate hedging program, to partially mitigate the risks associated with such a scenario. Additionally, policyholder account balances are held for variable annuity guaranteed minimum living benefits that are accounted for as embedded derivatives.
As a result of acquisitions, we establish additional liabilities known as excess interest reserves for policies with credited rates in excess of market rates as of the applicable acquisition dates. There were no excess interest reserves for Annuities at June 30, 2022, December 31, 2021 and December 31, 2020.
Life
Life policyholder account balances are held for retained asset accounts, universal life policies and the fixed account of universal variable life insurance policies. Interest is credited to the policyholder’s account at interest rates we determine which are influenced by current market rates, subject to specified minimums. A sustained low interest rate environment could negatively impact earnings as a result of the minimum credited rate guarantees present in most of these policyholder account balances. We have various derivative positions to partially mitigate the risks associated with such a scenario.
As a result of acquisitions, we establish additional liabilities known as excess interest reserves for policies with credited rates in excess of market rates as of the applicable acquisition dates. Excess interest reserves for Life were not material at June 30, 2022, December 31, 2021 and December 31, 2020.
Variable Annuity Guarantees
We issue certain variable annuity products with guaranteed minimum benefits that provide the policyholder a minimum return based on their initial deposit (i.e., the Benefit Base) less withdrawals. In some cases, the Benefit Base may be increased by additional deposits, bonus amounts, accruals or optional market value step-ups.
Certain of our variable annuity guarantee features are accounted for as insurance liabilities and recorded in future policy benefits while others are accounted for at fair value as embedded derivatives and recorded in policyholder account balances. Generally, a guarantee is accounted for as an insurance liability if the guarantee is paid only upon either (i) the occurrence of a specific insurable event, or (ii) annuitization. Alternatively, a guarantee is accounted for as an embedded derivative if a guarantee is paid without requiring (i) the occurrence of specific insurable event, or (ii) the policyholder to annuitize, resulting in the policyholder receiving the guarantee on a net basis. In certain cases, a guarantee may have elements of both an insurance liability and an embedded derivative and in such cases the guarantee is split and accounted for under both models. Further, changes in assumptions, principally involving behavior, can result in a change of expected future cash outflows of a guarantee between portions accounted for as insurance liabilities and portions accounted for as embedded derivatives.
Guarantees accounted for as insurance liabilities in future policy benefits include GMDBs, the life contingent portion of GMWBs and the portion of GMIBs that require annuitization, as well as the life contingent portion of the expected annuitization when the policyholder is required to annuitize upon depletion of their account value.
These insurance liabilities are accrued over the accumulation phase of the contract in proportion to actual and future expected policy assessments based on the level of guaranteed minimum benefits generated using multiple scenarios of separate account returns. The scenarios are based on best estimate assumptions consistent with those used to amortize DAC. When current estimates of future benefits exceed those previously projected or when current estimates of future assessments are lower than those previously projected, liabilities will increase, resulting in a current period charge to net income. The opposite result occurs when the current estimates of future benefits are lower than those previously projected or when current estimates of future assessments exceed those previously projected. At each reporting period, we update the actual amount of business remaining in-force, which impacts expected future assessments and the projection of estimated future benefits resulting in a current period charge or increase to earnings. See Note 3 of the Notes to the Financial Statements in the 2021 Annual Report and Note 3 of the Notes to the Interim Condensed Financial Statements in the Second Quarter Form 10-Q for additional details of guarantees accounted for as insurance liabilities.

Guarantees accounted for as embedded derivatives in policyholder account balances include the non-life contingent portion of GMWBs, GMABs, and for GMIBs the non-life contingent portion of the expected annuitization when the policyholder is forced into an annuitization upon depletion of their account value, as well as the Guaranteed Principal Option.
The estimated fair values of guarantees accounted for as embedded derivatives are determined based on the present value of projected future benefits minus the present value of projected future fees. At policy inception, we attribute to the embedded derivative a portion of the projected future guarantee fees to be collected from the policyholder equal to the present value of projected future guaranteed benefits. Any additional fees represent “excess” fees and are reported in universal life and investment-type product policy fees. In valuing the embedded derivative, the percentage of fees included in the fair value measurement is locked-in at inception.
The projections of future benefits and future fees require capital markets and actuarial assumptions including expectations concerning policyholder behavior. A risk neutral valuation methodology is used to project the cash flows from the guarantees under multiple capital markets scenarios to determine an economic liability. The reported estimated fair value is then determined by taking the present value of these risk-free generated cash flows using a discount rate that incorporates a spread over the risk-free rate to reflect our nonperformance risk and adding a risk margin. See Note 8 of the Notes to the Financial Statements in the 2021 Annual Report and Note 6 of the Notes to the Interim Condensed Financial Statements in the Second Quarter Form 10-Q for more information on the determination of estimated fair value.
Liquidity and Capital Resources
Our business and results of operations are materially affected by conditions in the global capital markets and the economy generally. Stressed conditions, volatility or disruptions in global capital markets, particular markets or financial asset classes can impact us adversely, in part because we have a large investment portfolio and our insurance liabilities and derivatives are sensitive to changing market factors. For further information regarding market factors that could affect our ability to meet liquidity and capital needs, including those related to the COVID-19 pandemic, see “Risk Factors — Risks Related to Our Business — The ongoing COVID-19 pandemic could materially adversely affect our business, financial condition and results of operations, including our capitalization and liquidity” in the 2021 Annual Report and “— Overview — COVID-19 Pandemic.”
Liquidity and Capital Management
Based upon our capitalization, expectations regarding maintaining our business mix, ratings and funding sources available to us, we believe we have sufficient liquidity to meet business requirements in current market conditions and certain stress scenarios. We continuously monitor and adjust our liquidity and capital plans in light of market conditions, as well as changing needs and opportunities.
We maintain a substantial short-term liquidity position, which was $290 million, $216 million and $203 million at June 30, 2022, December 31, 2021 and December 31, 2020, respectively. Short-term liquidity is comprised of cash and cash equivalents and short-term investments, excluding assets that are pledged or otherwise committed. Assets pledged or otherwise committed include amounts received in connection with derivatives and assets held on deposit or in trust.
An integral part of our liquidity management includes managing our level of liquid assets, which was $3.3 billion, $4.0 billion and $3.3 billion at June 30, 2022, December 31, 2021 and December 31, 2020, respectively. Liquid assets are comprised of cash and cash equivalents, short-term investments and publicly-traded securities, excluding assets that are pledged or otherwise committed. Assets pledged or otherwise committed include amounts received in connection with derivatives and assets held on deposit or in trust.
Rating Agencies
Financial strength ratings represent the opinion of rating agencies regarding the ability of an insurance company to pay obligations under insurance policies and contracts in accordance with their terms. The level and composition of our regulatory capital are among the many factors considered in determining our financial strength ratings. Each agency has its own capital adequacy evaluation methodology, and assessments are generally based on a combination of factors. Financial strength ratings are not statements of fact nor are they recommendations to purchase, hold or sell any security, contract or policy. Each rating should be evaluated independently of any other rating.

Our financial strength ratings as of December 31, 2021 were as follows:
	A.M. Best(1)	Fitch	Moody’s	S&P(2)
Current outlook	Stable	NR	NR	Stable
Brighthouse Life Insurance Company of NY	A	NR	NR	A+

(1)
A.M. Best’s financial strength ratings for insurance companies range from “A++ (Superior)” to “S (Suspended).”
(2)
S&P’s financial strength ratings for insurance companies range from “AAA (extremely strong)” to “SD (selective default)” or “D (default).”
NR = Not rated
Rating agencies may continue to review and adjust our ratings. For example, in April 2020, Fitch revised the rating outlook for certain affiliates to negative from stable due to the disruption to economic activity and the financial markets from the COVID-19 pandemic. This action by Fitch followed its revision of the rating outlook on the U.S. life insurance industry to negative. In April 2021, Fitch revised the rating outlook for certain affiliates from negative back to stable. See “Risk Factors — Risks Related to Our Business — A downgrade or a potential downgrade in our financial strength ratings could result in a loss of business and materially adversely affect our financial condition and results of operations” in the 2021 Annual Report for a description of the impact of a potential ratings downgrade.
Sources and Uses of Liquidity and Capital
Cash Flows from Operating Activities
The principal cash inflows from our insurance activities come from insurance premiums, annuity considerations and net investment income. The principal cash outflows are the result of various annuity and life insurance products, operating expenses and income tax, as well as interest expense. The primary liquidity concern with respect to these cash flows is the risk of early contract holder and policyholder withdrawal.
Cash Flows from Investing Activities
The principal cash inflows from our investment activities come from repayments of principal, proceeds from maturities and sales of investments, as well as settlements of freestanding derivatives. The principal cash outflows relate to purchases of investments and settlements of freestanding derivatives. We typically can have a net cash outflow from investing activities because cash inflows from insurance operations are reinvested in accordance with our Asset Liability Management (“ALM”) discipline to fund insurance liabilities. We closely monitor and manage these risks through our comprehensive investment risk management process. The primary liquidity concerns with respect to these cash flows are the risk of default by debtors and market disruption.
Cash Flows from Financing Activities
The principal cash flows from our financing activities come from deposits and withdrawal of funds associated with policyholder account balances and changes in collateral related to derivative activities, as well as occasional capital contributions received from and cash dividends paid to our parent, Brighthouse Life Insurance Company. The primary liquidity concerns with respect to these cash flows are market disruption and the risk of early policyholder withdrawal.
Primary Uses of Liquidity and Capital
In addition to the summarized description of liquidity and capital uses discussed in “— Sources and Uses of Liquidity and Capital,” the following additional information is provided regarding our primary uses of liquidity and capital:
Intercompany Liquidity Facilities
See Note 9 of the Notes to the Financial Statements in the 2021 Annual Report and Note 7 of the Notes to the Interim Condensed Financial Statements in the Second Quarter Form 10-Q for information relating to our intercompany liquidity facilities including obligations outstanding, issuances and repayments.
Insurance Liabilities
Liabilities arising from our insurance activities primarily relate to benefit payments under various annuity and life insurance products, as well as payments for policy surrenders and withdrawals. During the six months ended June 30, 2022 and 2021, general account surrenders and withdrawals from annuity products were $46 million and $42 million, respectively. During the years ended December 31, 2021, 2020 and 2019, general account surrenders and withdrawals totaled $101 million, $48 million and $92 million, respectively.

Pledged Collateral
We enter into derivatives to manage various risks relating to our ongoing business operations. We pledge collateral to, and have collateral pledged to us by, counterparties in connection with our derivatives. At June 30, 2022, December 31, 2021 and December 31, 2020, we did not pledge any cash collateral to counterparties. At June 30, 2022, December 31, 2021 and December 31, 2020, we were obligated to return cash collateral pledged to us by counterparties of $149 million, $331 million and $137 million, respectively.
We receive non-cash collateral from counterparties for derivatives, which can be sold or re-pledged subject to certain constraints, and which is not recorded on our balance sheets. The amount of this non-cash collateral at estimated fair value was $98 million, $50 million and $35 million at June 30, 2022, December 31, 2021 and December 31, 2020, respectively.
See Note 7 of the Notes to the Financial Statements in the 2021 Annual Report and Note 5 of the Notes to the Interim Condensed Financial Statements in the Second Quarter Form 10-Q for additional information regarding pledged collateral.
Contingencies, Commitments and Guarantees
We establish liabilities for litigation, regulatory and other loss contingencies when it is probable that a loss has been incurred and the amount of the loss can be reasonably estimated. See “Contingencies” in Note 13 of the Notes to the Financial Statements in the 2021 Annual Report and Note 10 of the Notes to the Interim Condensed Financial Statements in the Second Quarter Form 10-Q.
We enter into commitments for the purpose of enhancing the total return on our investment portfolio consisting of commitments to lend funds under mortgage loan commitments. See Note 6 of the Notes to the Financial Statements in the 2021 Annual Report. See “Commitments” in Note 13 of the Notes to the Financial Statements in the 2021 Annual Report and Note 10 of the Notes to the Interim Condensed Financial Statements in the Second Quarter Form 10-Q.
In the normal course of our business, we have provided certain indemnities, guarantees and commitments to third parties such that we may be required to make payments now or in the future. See “Guarantees” in Note 13 of the Notes to the Financial Statements in the 2021 Annual Report and Note 10 of the Notes to the Interim Condensed Financial Statements in the Second Quarter Form 10-Q.
Quantitative and Qualitative Disclosures About Market Risk
We regularly analyze our market risk exposure to interest rate, equity market price, credit spreads and foreign currency exchange rate risks. As a result of that analysis, we have determined that the estimated fair values of certain assets and liabilities are significantly exposed to changes in interest rates, and to a lesser extent, to changes in equity market prices and foreign currency exchange rates. We have exposure to market risk through our insurance and annuity operations and general account investment activities. For purposes of this discussion, “market risk” is defined as changes in estimated fair value resulting from changes in interest rates, equity market prices, credit spreads and foreign currency exchange rates. We may have additional financial impacts, other than changes in estimated fair value, which are beyond the scope of this discussion. A description of our market risk exposures may be found under “Quantitative and Qualitative Disclosures About Market Risk” in the 2021 Annual Report.
There have been no material changes to our market risk exposures from the market risk exposures previously disclosed in the 2021 Annual Report with the exception of sensitivity to changes in interest rates. Sensitivity to a 100 basis point rise in interest rates increased by $102 million, or 21%, to $393 million as of June 30, 2022 from $495 million as of December 31, 2021, primarily as a result of the impact of higher interest rates on the estimated fair value of fixed maturity securities, in line with management expectations.
Independence of Certain Directors
The Contracts will not be listed on a national securities exchange or in an inter-dealer quotation system, however, BLNY is regulated by the NYDFS which, among other things, requires that not less than one-third of the directors of a domestic stock life insurance company shall be persons who are not officers or employees of such company or of any entity controlling, controlled by, or under common control with such company and who are not beneficial owners of a controlling interest in the voting stock of such company or any such entity. Applying such independence standards, Michael J. Inserra, Richard C. Pearson, and Douglas A. Rayvid are considered independent.

Directors, Executive Officers, and Control Persons
The following table presents certain information regarding the BLNY Board of Directors (the “Board”) and executive officers as of June 30, 2022.
Name	Position with Brighthouse Life Insurance Company of NY
David A. Rosenbaum	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer) (March 24, 2022 - present)
Kristine H. Toscano	Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer) (September 2021 - present)
David W. Chamberlin	Director (October 11, 2016 - present)
Jeffrey P. Halperin	Director (June 28, 2022 - present)
Michael J. Inserra	Director (October 12, 2021 - present)
Mayer Naiman	Director (October 26, 2017 - present)
Richard C. Pearson	Director (May 7, 2002 - present)
Douglas A. Rayvid	Director (September 12, 2019 - present)
Executive Officers
David A. Rosenbaum, age 47, has served as Director, Chairman of the Board, President and Chief Executive Officer since March 2022. Mr. Rosenbaum joined BHF in January 2017. He currently serves as head of product and underwriting of BHF. Prior to his current role, Mr. Rosenbaum was head of investor relations and financial planning and analysis of BHF. Mr. Rosenbaum received an MBA degree from University of Virginia, Darden School of Business and a BS degree from Clemson University.
Kristine H. Toscano, age 46, has served as Vice President and Chief Financial Officer since September 2021. Ms. Toscano joined BHF in September 2021. She currently serves as Chief Accounting Officer of BHF. Prior to her current role, Ms. Toscano served in various roles at Lincoln Financial from February 2008 to August 2021, most recently as vice president and assistant controller. Ms. Toscano is accredited as a certified public accountant and is a member of the American Institute of Certified Public Accountants and Pennsylvania Institute of Certified Public Accountants. Ms. Toscano received a BA degree from Drexel University.
Executive Compensation
BLNY does not have any employees but rather is provided personnel by ServiceCo, through our Master Affiliate Services and Facilities Agreement. See “Description of Business — Human Capital Resources” for additional information.
Directors
David W. Chamberlin, age 53, has served as Director since October 2016. Mr. Chamberlin joined BHF in August 2017. He currently serves as the leader of finance strategic initiatives for BHF. Prior to his current role, Mr. Chamberlin served in various roles at MetLife, Inc. (“MetLife”) from August 2004 to August 2017, most recently as vice president and controller. Mr. Chamberlin received an MBA degree from Florida State University and a BS degree from Auburn University.
Jeffrey P. Halperin, age 54, has served as Director since June 2022. Mr. Halperin joined BHF in January 2017. He currently serves as Chief Compliance Officer and Associate General Counsel for BHF. Prior to his current role, Mr. Halperin served in various roles at MetLife from July 2001 to January 2017, most recently as senior vice president – compliance, for MetLife’s U.S. Businesses. Mr. Halperin received a JD degree from University of Connecticut School of Law and a BA degree from University of Michigan.
Michael J. Inserra, age 61, has served as Director since October 2021. Mr. Inserra retired from Ernst & Young LLP in 2021. Mr. Inserra served in various roles at Ernst & Young LLP, Americas (EY) from September 1983 to September 2008 and from June 2010 to June 2021, most recently as senior vice chair and deputy managing partner (deputy CEO). Mr. Inserra is a certified public accountant and a member of the AICPA and New York State Society of Certified Public Accountants. Mr. Inserra received a BS degree in public accounting from Fordham University.
Mayer Naiman, age 55, has served as Director since October 2017. Mr. Naiman joined BHF in December 2016. He currently serves as Head of Employee Benefits and Product Taxation for BHF. Prior to his current role, Mr. Naiman served in various roles at MetLife from January 2005 to December 2016, most recently as vice president and associate general counsel in the Tax/ERISA unit. Mr. Naiman received a JD degree from Fordham University School of Law, an LLM degree in Taxation from New York University School of Law, and a BA degree in economics from Yeshiva University.

Richard C. Pearson, age 79, has served as Director since May 2002. Mr. Pearson retired from MetLife in 2010. Mr. Pearson served in various roles at MetLife from 1983 to 2010, most recently as associate general counsel. Mr. Pearson received a JD degree from Stanford Law School and a BA degree from the University of California.
Douglas A. Rayvid, age 61, has served as Director since September 2019. Mr. Rayvid retired from MetLife in 2019. Mr. Rayvid served in various roles at MetLife from April 1986 to March 2019, most recently as executive vice president and global chief compliance officer. Mr. Rayvid received a JD degree from Boston University School of Law, an MBA degree from Boston University and an MS degree from State University of New York at Albany.
Director Compensation
The following table provides information on compensation paid to the Directors of BLNY for the year ended December 31, 2021.
2021 Director Compensation Table
Name	Fees Earned or Paid in Cash(1)	Total
Kimberly A. Berwanger(2)	—	—
David W. Chamberlin	—	—
Richard A. Hemmings(3)	$30,000	$30,000
Michael J. Inserra(4)	$7,500	$7,500
Conor E. Murphy(5)	—	—
Mayer Naiman	—	—
Richard C. Pearson	$30,000	$30,000
Douglas A. Rayvid(6)	$35,000	$35,000

(1)
Each Director who is not also an employee of BHF or any of its corporate affiliates is paid an annual cash retainer of $30,000 (generally prorated for a shorter period of service). The Chair of the Audit, Nominating and Evaluation Committee is paid an additional $5,000 annual cash retainer. All cash retainers are paid annually in a single payment. Directors do not receive any other form of compensation for their services. Employees of BHF or any of its corporate affiliates who serve as Directors do not receive any additional compensation for serving as a member of the Board.
(2)
Ms. Berwanger served as a Director until June 3, 2022.
(3)
Mr. Hemmings served as a Director until September 14, 2021.
(4)
Mr. Inserra was elected to the Board on October 12, 2021, and received a prorated portion of the annual cash retainer.
(5)
Mr. Murphy served as a Director until March 18, 2022.
(6)
Mr. Rayvid served as Chair of the Audit, Nominating and Evaluation Committee in 2021.
Beneficial Ownership and Ownership by Management
The Company is a wholly owned subsidiary of Brighthouse Life Insurance Company and an indirect subsidiary of BHF. None of the Company’s directors or executive officers beneficially owns shares of the Company’s common stock.
Transactions with Related Persons and Control Changes
The Company is subject to the Brighthouse Financial, Inc. Related Person Transaction Policy (the “Related Person Transaction Policy”), which sets forth policies and procedures for the review and approval or ratification of related party transactions. A “Related Person” is a director, director nominee, executive officer, immediate family members of the above, holders of more than 5% of the Company’s outstanding Shares, or any entity in which any of the foregoing people holds a beneficial ownership interest of 10% or more. A “Related Person Transaction” is any transaction, arrangement, or relationship of $120,000 or more in a fiscal year in which the Company is a participant and the Related Person has a direct or indirect material interest. Under the Related Person Transaction Policy, the Nominating and Corporate Governance Committee of the BHF board of directors reviews the Related Person Transaction in question to determine whether it is inconsistent with BHF’s best interests. If the Nominating and Corporate Governance Committee determines that the Related Person Transaction is not inconsistent with BHF’s best interests, then it may approve or ratify the Related Person Transaction.
On an annual basis, each director and executive officer of the Company is required to complete a questionnaire that requires disclosure of any transaction with us in which a Related Person has a direct or indirect material interest.
See Note 14 of the Notes to the Financial Statements in the 2021 Annual Report and Note 11 of the Notes to the Interim Condensed Financial Statements in the Second Quarter Form 10-Q.

Corporate Governance
Compensation Committee Interlocks and Insider Participation
The Company does not have a compensation committee of the board of directors. No interlocking relationship existed between our Board or executive officers and the board of directors or compensation committee of any other company during the fiscal year ended December 31, 2021.

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Appendix A
Index Publishers
BLNY uses the Indices under license from the Indices’ respective publishers. The following information about the Indices is included in this prospectus in accordance with BLNY’s license agreements with the publishers of the Indices:
S&P Opco, LLC requires that the following disclaimer be included in this prospectus:
The S&P 500 Index is a product of S&P Dow Jones Indices LLC or its affiliates (“SPDJI”), and has been licensed for use by affiliates of Brighthouse Financial, Inc. including Brighthouse Services, LLC and Brighthouse Life Insurance Company of NY (collectively, “Brighthouse Financial”). Standard & Poor’s®, S&P® and S&P 500® are registered trademarks of Standard & Poor’s Financial Services LLC (“S&P”) and Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”). These trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by Brighthouse Financial. Brighthouse Shield® Level Select 6-Year Annuity is not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices makes no representation or warranty, express or implied, to the owners of the Brighthouse Shield® Level Select 6-Year Annuity or any member of the public regarding the advisability of investing in securities generally or in Brighthouse Shield® Level Select 6-Year Annuity particularly or the ability of the S&P 500 Index to track general market performance. S&P Dow Jones Indices’ only relationship to Brighthouse Financial with respect to the S&P 500 Index is the licensing of the Index and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices and/or its licensors. The S&P 500 Index is determined, composed and calculated by S&P Dow Jones Indices without regard to Brighthouse Financial or the Brighthouse Shield® Level Select 6-Year Annuity. S&P Dow Jones Indices have no obligation to take the needs of Brighthouse Financial or the owners of Brighthouse Shield® Level Select 6-Year Annuity into consideration in determining, composing or calculating the S&P 500 Index. S&P Dow Jones Indices is not responsible for and has not participated in the determination of the prices, and amount of Brighthouse Shield® Level Select 6-Year Annuity or the timing of the issuance or sale of Brighthouse Shield® Level Select 6-Year Annuity or in the determination or calculation of the equation by which Brighthouse Shield® Level Select 6-Year Annuity is to be converted into cash, surrendered or redeemed, as the case may be. S&P Dow Jones Indices has no obligation or liability in connection with the administration, marketing or trading of Brighthouse Shield® Level Select 6-Year Annuity. There is no assurance that investment products based on the S&P 500 Index will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC is not an investment advisor. Inclusion of a security within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security, nor is it considered to be investment advice.
S&P DOW JONES INDICES DOES NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE S&P 500 INDEX OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY BRIGHTHOUSE FINANCIAL, OWNERS OF THE BRIGHTHOUSE SHIELD® LEVEL SELECT 6-YEAR ANNUITY, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500 INDEX OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND BRIGHTHOUSE FINANCIAL, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.
Frank Russell Company requires that the following disclaimer be included in this prospectus:
The Brighthouse Shield® Level Select 6-Year Annuity is not sponsored, endorsed, sold or promoted by Frank Russell Company (“Russell”). Russell makes no representation or warranty, express or implied, to the owners of the Brighthouse Shield® Level Select 6-Year Annuity or any member of the public regarding the advisability of investing in securities generally or in the Brighthouse Shield® Level Select 6-Year Annuity particularly or the ability of the Russell 2000® Index to track general stock market performance or a segment of the same. Russell’s publication of the Russell 2000® Index in no way suggests or implies an opinion by Russell as to the advisability of investment in any or all of the securities upon which the Russell 2000® Index is based. Russell’s only relationship to affiliates of Brighthouse Financial, Inc., including Brighthouse Services, LLC and Brighthouse Life Insurance Company of NY (collectively, “Brighthouse Financial”) is the licensing of certain trademarks and trade names of Russell and of the Russell 2000® Index which is determined, composed and calculated by Russell without regard to Brighthouse Financial or the Brighthouse Shield® Level Select 6-Year Annuity. Russell is not responsible for and has
A-1

not reviewed the Brighthouse Shield® Level Select 6-Year Annuity nor any associated literature or publications and Russell makes no representation or warranty express or implied as to their accuracy or completeness, or otherwise. Russell reserves the right, at any time and without notice, to alter, amend, terminate or in any way change the Russell 2000® Index. Russell has no obligation or liability in connection with the administration, marketing or trading of the Brighthouse Shield® Level Select 6-Year Annuity.
RUSSELL DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE RUSSELL 2000® INDEX OR ANY DATA INCLUDED THEREIN AND RUSSELL SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. RUSSELL MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY BRIGHTHOUSE FINANCIAL, INVESTORS, OWNERS OF THE BRIGHTHOUSE SHIELD® LEVEL SELECT 6-YEAR ANNUITY OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE RUSSELL 2000® INDEX OR ANY DATA INCLUDED THEREIN. RUSSELL MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE RUSSELL 2000® INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL RUSSELL HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.
MSCI Inc. requires that the following disclaimer be included in this prospectus:
THE BRIGHTHOUSE SHIELD® LEVEL SELECT 6-YEAR ANNUITY IS NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY MSCI INC. (“MSCI”), ANY OF ITS AFFILIATES, ANY OF ITS INFORMATION PROVIDERS OR ANY OTHER THIRD PARTY INVOLVED IN, OR RELATED TO, COMPILING, COMPUTING OR CREATING ANY MSCI INDEX (COLLECTIVELY, THE “MSCI PARTIES”). THE MSCI INDEXES ARE THE EXCLUSIVE PROPERTY OF MSCI. MSCI AND THE MSCI INDEX NAMES ARE SERVICE MARK(S) OF MSCI OR ITS AFFILIATES AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY AFFILIATES OF BRIGHTHOUSE FINANCIAL, INC. INCLUDING BRIGHTHOUSE SERVICES, LLC, BRIGHTHOUSE LIFE INSURANCE COMPANY, AND BRIGHTHOUSE LIFE INSURANCE COMPANY OF NY (COLLECTIVELY, “BRIGHTHOUSE FINANCIAL”). NONE OF THE MSCI PARTIES MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY REGARDING THE ADVISABILITY OF INVESTING IN PRODUCTS GENERALLY OR IN THIS PRODUCT PARTICULARLY OR THE ABILITY OF ANY MSCI INDEX TO TRACK CORRESPONDING STOCK MARKET PERFORMANCE. MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI INDEXES WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO THIS PRODUCT OR THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY. NONE OF THE MSCI PARTIES HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI INDEXES. NONE OF THE MSCI PARTIES IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF THIS PRODUCT TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY OR THE CONSIDERATION INTO WHICH THIS PRODUCT IS REDEEMABLE. FURTHER, NONE OF THE MSCI PARTIES HAS ANY OBLIGATION OR LIABILITY TO THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THIS PRODUCT.
ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDEXES FROM SOURCES THAT MSCI CONSIDERS RELIABLE, NONE OF THE MSCI PARTIES WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR THE COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NONE OF THE MSCI PARTIES MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE ISSUER OF THE PRODUCT, OWNERS OF THE PRODUCT, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NONE OF THE MSCI PARTIES SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. FURTHER, NONE OF THE MSCI PARTIES MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND, AND THE MSCI PARTIES HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO EACH MSCI INDEX AND ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL ANY OF THE MSCI PARTIES HAVE ANY LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.
No purchaser, seller or holder of the Brighthouse Shield® Level Select 6-Year Annuity, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote this security without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.
A-2

Appendix B
Index Substitution Investment Amount Example
The following example illustrates how we would calculate your Investment Amount on a Term End Date when there is an Index substitution. We assume no withdrawals and a $100,000 Purchase Payment into a Shield Option with a 1-Year Term / Shield 10 / S&P 500® Index with a Cap Rate of 10%.
Initial Account Value:
Investment Amount at Term Start Date	$100,000
Term	1-Year
Initial Index	S&P 500® Index
S&P 500® Index Index Value on Term Start Date	1,400
Cap Rate	10%
Shield Rate	10%
On date of Index Substitution halfway through the Term:
Index substitution
Number of days since Term Start Date	183
Index Value for S&P 500® Index	1,330
Index Performance for S&P 500® Index(1)	–5%
Substituted Index	Russell 2000® Index
Index Value for Russell 2000® Index on substitution date	1,250
Calculation of Investment Amount at Term End Date:
Index Value for Russell 2000® Index	1,375
Index Performance for S&P 500® Index(1)	–5%
Index Performance for Russell 2000® Index(2)	10%
Total Index Performance for the Term(3)	4.5%
Cap Rate	10%
Shield Rate	10%
Performance Rate(4)	4.5%
Performance Rate Adjustment(5)	$4,500
Investment Amount at Term End Date(6)	$104,500

Notes to the tables above:
(1)
Index Performance is equal to the percentage change in the Index Value measured from the Term Start Date to the date of the Index substitution. Index Performance is calculated as follows:
(1330 [Index Value at date of substitution] — 1400 [Index Value at Term Start Date]) ÷ 1400 [Index
Value at Term Start Date]) = –5%
(2)
Index Performance is equal to the percentage change in the Index Value measured from the date of the Index substitution to the Term End Date. Index Performance is calculated as follows:
(1375 [Index Value at Term End Date] — 1250 [Index Value at date of the substitution]) ÷ 1250 [Index
Value at date of substitution]) = 10%
(3)
Since there was an Index substitution, the Index Performance is equal to the Index Performance of the S&P 500® Index (from the Term Start Date to the Index substitution date) multiplied by the Index Performance of the Russell 2000® Index (from the Index substitution date to the Term End Date) –1. Total Index Performance for the Term is calculated as follows:
(initial Index at Index substitution date ÷ initial Index at Term Start Date) x (substituted Index at
Term End Date ÷ substituted Index at substitution date) –1
(1330÷1400) x (1375÷1250) –1= 4.5%
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(4)
The Performance Rate is equal to the Index Performance (4.50%) because the total Index Performance for the Term is greater than zero and less than the Cap Rate.
(5)
The Performance Rate Adjustment is equal to the product of the Investment Amount at the Term Start Date adjusted for any withdrawals (there are no withdrawals in the example) multiplied by the Performance Rate. The Performance Rate Adjustment is calculated as follows:
$100,000 [Investment Amount at Term Start Date] x 4.5% [Performance Rate] = $4,500
(6)
The Investment Amount at Term End Date is equal to the Investment Amount at the Term Start Date adjusted for any withdrawals (there are no withdrawals in the example) plus the Performance Rate Adjustment. The Investment Amount at Term End Date is calculated as follows:
$100,000 [Investment Amount at Term Start Date] = $4,500 [Performance Rate Adjustment] = $104,500
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Appendix C
Return of Premium Death Benefit Example
The purpose of this example is to illustrate the operation of the Return of Premium death benefit. The investment results shown are hypothetical and are not representative of past or future performance. Actual investment results may be more or less than those shown and will depend upon a number of factors, including the allocation made by an Owner and the Index Performance for the Shield Options chosen. The examples do not reflect the deduction of fees and charges, if any, Withdrawal Charges or income taxes and tax penalties.
Return of Premium Death Benefit
The purpose of this example is to show how partial withdrawals reduce the Return of Premium death benefit proportionally by the percentage reduction in Account Value of the Shield Option(s) and the Fixed Account for each partial withdrawal.
		Date	Amount
A	Purchase Payment	Issue Date	$100,000
B	Account Value	First Contract Anniversary	$90,000
C	Death Benefit	First Contract Anniversary	$100,000 (= greater of A and B)
D	Withdrawal	One Day after the First Contract Anniversary	$9,000
E	Percentage Reduction in Account Value	One Day after the First Contract Anniversary	10% (= D/B)
F	Account Value after Withdrawal	One Day after the First Contract Anniversary	$81,000 (= B-D)
G	Purchase Payment Reduced for Withdrawal	One Day after the First Contract Anniversary	$90,000 (= A-(A × E))
H	Death Benefit	One Day after the First Contract Anniversary	$90,000 (= greater of F and G)
Notes to Example
Purchaser is age 60 at issue.
The Account Values on the First Contract Anniversary and One Day after the First Contract Anniversary are assumed to be equal prior to the withdrawal.
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Appendix D
The Fixed Account
The Fixed Account is a funding option that may be available and is part of BLNY’s General Account assets. These General Account assets include all assets of BLNY other than those held in the Separate Accounts sponsored by BLNY or its affiliates.
Any interest in the Fixed Account is not a security under the Securities Act of 1933 and the Fixed Account is not registered under or regulated by the Investment Company Act of 1940. Accordingly, the Fixed Account is not offered by virtue of the prospectus. The staff of the SEC does not generally review the disclosure in the prospectus relating to the Fixed Account. Disclosure regarding the Fixed Account and the General Account may, however, be subject to certain provisions of the Federal securities laws relating to the accuracy and completeness of statements made in the prospectus.
Under the Fixed Account, BLNY assumes the risk of investment gain or loss, guarantees a specified interest rate, and guarantees a specified periodic Income Payment. We guarantee that, at any time, the Fixed Account Value will not be less than the amount of the Purchase Payments allocated to the Fixed Account, plus interest credited as described below, less any applicable Premium Taxes or prior withdrawals.
Account Value allocated to the Fixed Account and any transfers made to the Fixed Account become part of BLNY’s General Account, which supports insurance and annuity obligations. The General Account and any interest therein is not registered under, or subject to the provisions of, the Securities Act of 1933 or Investment Company Act of 1940. We will invest the assets of the Fixed Account at our discretion. Investment income from such Fixed Account assets will be allocated to us and to the Contracts participating in the Fixed Account.
Investment income from the Fixed Account allocated to us includes compensation for risks borne by us in connection with Fixed Account Contracts. The amount of such investment income allocated to the Contracts will vary from year to year in our sole discretion at such rate or rates as we prospectively declare from time to time.
We guarantee that for the life of the Contract, interest credited to your Fixed Account Value during the Interest Rate Term beginning on the Issue Date will not be accumulated at less than the Minimum Guaranteed Interest Rate allowed by state law. The current Minimum Guaranteed Interest Rate applicable to any Contract will not be less than 1%. We reserve the right to change the rate subject to state law. We will determine any interest we credit to amounts allocated to the Fixed Account in excess of the Minimum Guaranteed Interest Rate at our sole discretion. You assume the risk that interest credited to the Fixed Account may not exceed the Minimum Guaranteed Interest Rate for any given year. We have no specific formula for determining the interest rate. Some factors we may consider are regulatory and tax requirements, general economic trends and competitive factors.
For renewals into the Fixed Account, the new guaranteed interest rate will be declared for each subsequent Interest Rate Term. At the Interest Rate Term End Date, the Fixed Account Value will automatically be renewed into the same Interest Rate Term, with the new interest rate, unless otherwise instructed by you. You have the Transfer Period to notify us that you want to transfer some or all of your Fixed Account Value to a new Shield Option(s).
Fixed Account Value. We credit interest to the portion of the Account Value allocated to the Fixed Account. (See “Interest Crediting” below.) The Fixed Account is part of our General Account. We guarantee that the interest credited to your initial allocation to the Fixed Account during the Interest Rate Term beginning on the Issue Date will not be accumulated at less than the Minimum Guaranteed Interest Rate. Thereafter, we will declare an interest rate as of each Contract Anniversary for the duration of the Interest Rate Term and such rate will not be less than the Minimum Guaranteed Interest Rate. If the declared interest rate equals the Minimum Guaranteed Interest Rate specified in your Contract and we are unable to support the Minimum Guaranteed Interest Rate, we reserve the right, with thirty (30) days advance written Notice, to restrict transfers and allocations into the Fixed Account.
The initial Fixed Account Value is the amount initially allocated to the Fixed Account. Thereafter, the Fixed Account Value equals: (a) the initial Fixed Account Value or the Fixed Account Value on the most recent Contract Anniversary, as applicable, including any transfers; plus (b) any interest credited by us; less (c) the amount of any withdrawals including any Withdrawal Charges; and less (d) any Premium or Other Taxes, if applicable.
Interest Crediting. Interest will be compounded and credited to the Fixed Account at an annual effective interest rate declared by us. Interest will be credited on amounts allocated to the Fixed Account through the effective date such amounts are withdrawn or transferred from the Fixed Account.
Deferral of Payments. After receipt of a Notice of withdrawal, we reserve the right to defer payment for a withdrawal for the period permitted by law but not for more than six (6) months.
D-1

Important terms that will help you understand this Appendix D:
Interest Rate Term. The Interest Rate Term is the length of time over which the current interest rate is guaranteed. The minimum Interest Rate Term depends on the date your Contract is issued but will not be less than one (1) year. No Interest Rate Term will extend beyond the Annuity Date.
Fixed Account Value. The Fixed Account Value at the end of the Interest Rate Term.
Transfers. During the Accumulation Period you may only make a transfer to the Fixed Account and to a new Shield Option(s) during the Transfer Period. The effective date of such transfer is the first day of the Interest Rate Term and/or a Term(s) in which the transfer is made.
D-2

Part II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 13. Other Expenses of Issuance and Distribution.
The following is an itemized list of the estimated expenses to be incurred in connection with the securities being offered:
Accountant’s Fees and Expenses: $15,000
Legal Fees and Expenses: $15,000
Printing Expenses: $4,342
Registration Fee: $0
Item 14. Indemnification of Directors and Officers.
Pursuant to applicable provisions of the Registrant’s by-laws or internal corporate policies adopted by the Registrant or its ultimate parent, the directors, officers and other controlling persons of the Registrant who are made or threatened to be made a party to an action or proceeding, may be eligible to obtain indemnification against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys’ fees, incurred as a result of such action or proceeding. Under the principal underwriting agreement between the Registrant and the Underwriter, the parties have agreed to indemnify each other against certain liabilities and expenses from legal proceedings arising out of the Underwriter’s distribution of the Contracts. BLNY also maintains insurance policies insuring its directors and officers against certain liabilities they may incur in their capacity as such.
15. Recent Sales of Unregistered Securities.
Not applicable.
Item 16. Exhibits
Exhibit
Number
Description
1(a).
Principal Underwriting Agreement and Distribution Agreement between Brighthouse Life Insurance Company of NY and Brighthouse Securities, LLC (effective 3-6-17). (Filed as Exhibit 1(a) with Registration Statement No. 333-217514 on Form S-3 on April 27, 2017 and incorporated herein by reference.)
1(b).
Brighthouse Securities, LLC Sales Agreement. (Filed as Exhibit 1(b) with Registration Statement No. 333-217514 on Form S-3 on July 11, 2017 and incorporated herein by reference.)
2.
None.
3(a)(i).
Charter of Brighthouse Life Insurance Company of NY (formerly First MetLife Investors Insurance Company) as amended. (Incorporated by reference to Exhibit 3.1 to Amendment No. 1 to Form 10, filed by Brighthouse Life Insurance Company of NY on December 23, 2016. )
3(a)(ii).
Certificate of Amendment of Charter of Brighthouse Life Insurance Company of NY (formerly First MetLife Investors Insurance Company). (Incorporated by reference to Exhibit 3.1 to Form 8-K, filed by Brighthouse Life Insurance Company of NY on March 6, 2017.)
3(b).
Amended and Restated Bylaws of Brighthouse Life Insurance Company of NY, as effective March 6, 2017. (Incorporated by reference to Exhibit 3.2 to Form 8-K, filed by Brighthouse Life Insurance Company of NY on March 6, 2017.)
4(a).
Contract [ML-22494 (09-12) FC, ML-22494 (09-12) base policy, BL-22495-NY (5/17)-6yr CS]. (Filed as Exhibit 4(a) with Registration Statement No. 333-217514 on Form S-3 on April 27, 2017 and incorporated herein by reference.)
4(b).
Fixed Account Rider [ML-22496 (09-12)]. (Filed as Exhibit 4(b) with Registration Statement No. 333-217514 on Form S-3 on April 27, 2017 and incorporated herein by reference.)

Exhibit
NumberDescription
4(c).
Death Benefit Rider - Return of Premium [7-ROP-1 (5/17)]. (Filed as Exhibit 4(c) with Registration Statement No. 333-217514 on Form S-3 on April 27, 2017 and incorporated herein by reference.)
4(d).
Waiver of Withdrawal Charge for Nursing Home or Hospital Confinement Rider [ML-1215 (01/01/02)]. (Filed as Exhibit 4(d) with Registration Statement No. 333-217514 on Form S-3 on April 27, 2017 and incorporated herein by reference.)
4(e).
Waiver of Withdrawal Charge for Terminal Illness Rider [ML-1216 (01/01/02)]. (Filed as Exhibit 4(e) with Registration Statement No. 333-217514 on Form S-3 on April 27, 2017 and incorporated herein by reference.)
4(f).
Individual Retirement Annuity Qualification Rider [ML-22499 (09/12)]. (Filed as Exhibit 4(f) with Registration Statement No. 333-217514 on Form S-3 on April 27, 2017 and incorporated herein by reference.)
4(g).
Roth Individual Retirement Annuity (“Roth IRA”) Endorsement. [ML-22503 (09/12)]. (Filed as Exhibit 4(g) with Registration Statement No. 333-217514 on Form S-3 on April 27, 2017 and incorporated herein by reference.)
4(h).
Individual Non-Qualified Annuity Endorsement [ML-22504 (09/12)]. (Filed as Exhibit 4(h) with Registration Statement No. 333-217514 on Form S-3 on April 27, 2017 and incorporated herein by reference.)
4(i).
Designated Beneficiary Non-Qualified Annuity Endorsement [FMLI-NQ-1 (11/05)-I]. (Filed as Exhibit 4(i) with Registration Statement No. 333-217514 on Form S-3 on April 27, 2017 and incorporated herein by reference.)
5.
Opinion and Consent of Counsel. (Filed as Exhibit 5 with Registration Statement No. 333-265199 on Form S-3 to Form S-1 on October 3, 2022 and incorporated herein by reference.)
8.
None.
9.
None.
10.
None.
15.
None.
16.
None.
21.
Subsidiaries of Registrant as of September 30, 2022. (Filed as Exhibit 21 with Registration Statement No. 333-265199 on Form S-3 to Form S-1 on October 3, 2022 and incorporated herein by reference.)
22.
None.
23.
Consent of Independent Registered Public Accounting Firm. (Filed herewith.)
24.
Powers of Attorney for David A. Rosenbaum, David W. Chamberlin, Jeffrey P. Halperin, Michael J. Inserra, Mayer Naiman, Richard C. Pearson, Douglas A. Rayvid, Kristine Toscano and Gianna H. Figaro-Sterling. (Filed herewith.)
25.
None.
96.
None.
99.
None.
101.
None.
107.
Filing Fee Table. (Filed as Exhibit 107 with Registration Statement No. 333-265199 on Form S-3 on July 13, 2022 and incorporated herein by reference.)

Item 17. Undertakings.
The undersigned registrant hereby undertakes as follows, pursuant to Item 512 of Regulation S-K:
1.
To file, during any period in which offers or sales of the registered securities are being made, a post-effective amendment to this registration statement:
i.
to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
ii.
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price set represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement, and
iii.
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
2.
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
3.
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
4.
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
5.
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
i.
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
ii.
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
iv.
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
6.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on October 11, 2022.
BRIGHTHOUSE LIFE INSURANCE COMPANY OF NY
(Registrant)
By: /s/ Donald A. Leintz

Donald A. Leintz
Vice President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on October 11, 2022.
/s/ David A. Rosenbaum* David A. Rosenbaum	Chairman of the Board, President, Chief Executive Officer and a Director
/s/ David W. Chamberlin* David W. Chamberlin	Director
/s/ Jeffrey P. Halperin* Jeffrey P. Halperin	Director and Vice President
/s/ Michael J. Inserra* Michael J. Inserra	Director
/s/ Mayer Naiman* Mayer Naiman	Director
/s/ Richard C. Pearson* Richard C. Pearson	Director
/s/ Douglas A. Rayvid* Douglas A. Rayvid	Director
/s/ Kristine Toscano* Kristine Toscano	Vice President and Chief Financial Officer
/s/ Gianna H. Figaro-Sterling* Gianna H. Figaro-Sterling	Vice President and Controller
*By: /s/ Michele H. Abate Michele H. Abate, Attorney-In-Fact October 11, 2022
* Brighthouse Life Insurance Company of NY. Executed by Michele H. Abate, Esquire on behalf of those indicated pursuant to powers of attorney filed herewith.

INDEX TO EXHIBITS
23.
Consent of Independent Registered Public Accounting Firm
24.
Powers of Attorney